Exhibit 4.8

INDENTURE OF TRUST AND SECURITY AGREEMENT

Dated as of September 23, 2011

among

OFC 2 LLC

ORNI 15 LLC

ORNI 39 LLC

ORNI 42 LLC

HSS II, LLC

and

WILMINGTON TRUST COMPANY

as Trustee

and

WILMINGTON TRUST COMPANY

as Depository

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-ii-

TABLE OF CONTENTS

Page

Exhibits
Exhibit A	Description of Certain Collateral
Exhibit B	Filing Location for Deeds of Trust
Exhibit C	Form of Funding Date Flow of Funds Memo
Exhibit D	Form of Construction Withdrawal Certificate
Exhibit E	Form of Insurance Withdrawal Certificate
Exhibit F	Form of Operating Expense Certificate

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INDENTURE OF TRUST AND SECURITY AGREEMENT

INDENTURE OF TRUST AND SECURITY AGREEMENT (this “Security Agreement”), dated as of September 23, 2011, by and among OFC 2 LLC, a Delaware limited liability company (“OFC 2”), ORNI 15 LLC, a Delaware limited liability company (“ORNI 15”), ORNI 39 LLC, a Delaware limited liability company (“ORNI 39”), ORNI 42 LLC, a Delaware limited liability company (“ORNI 42”) and HSS II, LLC, a Delaware limited liability company (“HSS II”, and collectively with ORNI 15, ORNI 39, and ORNI 42, the “Facility Owners” and each a “Facility Owner”, and collectively with OFC 2, the “Issuers” and each an “Issuer”), WILMINGTON TRUST COMPANY, a Delaware trust company, acting hereunder not in its individual capacity but solely as security trustee (the “Trustee”), and WILMINGTON TRUST COMPANY, a Delaware trust company, acting hereunder not in its individual capacity but solely as depository (the “Depository”).

R E C I T A L S

A. ORNI 15 is a company principally involved in the development, management, ownership and operation of a geothermal electric generating facility located at the site commonly referred to as the Jersey Valley Facility in Pershing County, Nevada;

B. ORNI 39 is a company principally involved in the development, management, ownership and operation of a geothermal electric generating facility located at the site commonly referred to as the McGinness Hills Facility in Lander County, Nevada;

C. ORNI 42 and HSS II are companies principally involved in the development, management, ownership and operation of a geothermal electric generating facility located at the site commonly referred to as the Tuscarora Facility in Elko County, Nevada;

D. Pursuant to the terms of a Note Purchase Agreement (as amended, amended and restated, modified and/or supplemented from time to time, the “Note Purchase Agreement”) dated as of the date hereof among the Issuers, OFC 2 Noteholder Trust (“Purchaser”), the U.S. Department of Energy (“DOE”) and John Hancock Life Insurance Company (U.S.A.), acting thereunder not in its individual capacity but solely as administrative agent (“Administrative Agent”), Purchaser shall purchase up to $350,000,000 of the Senior Secured Notes of the Issuers (together with all additional and replacement Notes issued under the Note Purchase Agreement, the “Notes”), the proceeds of which the Issuers shall use to pay for Project Costs as set forth in the Note Purchase Agreement;

E. The Issuers are Affiliates of each other, all of the Issuers (other than OFC 2) are Subsidiaries of OFC 2 and each Issuer has a business relationship with one or more of the other Issuers, such that each Issuer will receive benefits generally from the purchase of the Notes, the proceeds of the Notes that it receives and that each of the other Issuers receive and the other transactions contemplated by the Loan Documents in excess of the Note proceeds that it receives, which benefits are hereby acknowledged by each Issuer to be sufficient consideration for the joint and several liability of the Issuers with respect to the Obligations and the pledge and granting of a security interest hereunder as security for all of the Obligations; and

F. To induce Purchaser to purchase the Notes and as security for the payment of the Notes, the Issuers have agreed to grant to the Trustee for the security and benefit of the Secured Parties a first priority perfected security interest in the assets described herein and subject to the terms and conditions hereof, and the Facility Owners have each further agreed to enter into a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (each a “Deed of Trust” and collectively the “Deeds of Trust”), covering certain real and personal property, as further security for the Obligations (as defined below).

GRANTING CLAUSE

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties herein set forth and in order to secure the full and punctual performance and payment of all of the Issuers’ obligations to the Secured Parties under the Note Purchase Agreement, the Notes, the Deeds of Trust, the Master Servicer Letter, the Trust Agreement and this Security Agreement, however evidenced and whether now existing or hereafter incurred and whether direct or indirect, matured or unmatured, absolute or contingent, now due or hereafter to become due (including, without limitation, any and all costs, reasonable attorneys’ fees and expenses that the Trustee or any other holder of the Collateral (as hereinafter defined) or the holder may incur in the collection or enforcement of such obligations whether by suit or by any other means), and any extension or renewal of any of the foregoing, as they may become due (collectively the “Obligations”);

EACH ISSUER hereby grants a security interest in and hypothecates unto the Trustee, its successors and assigns for the security and benefit of the Secured Parties, all right, title and interest of such Issuer in, under and to the following assets, wherever located, whether now owned or hereafter acquired, together with the products and proceeds thereof and all sums due and to become due thereunder (including any tort or other claims with respect thereto), any replacements or substitutes therefor and additions or accessions thereto (the “Security Property” and, together with the other property and assets which are subject to the lien of the other Security Documents, the “Collateral”):

All assets owned by such Issuer, wherever located, whether now owned or hereafter acquired, including but not limited to any and all deposit accounts, equipment, farm products, machinery, inventory, fixtures, consumer goods, accounts, securities, ownership interests, chattel paper, documents, instruments, general intangibles, investment property and money, together with the products and proceeds thereof and all sums due and to become due thereunder (including any tort or other claims with respect thereto), any replacements or substitutes therefor and additions or accessions thereto, and including also all of such Issuer’s right, title and interest in the following items or types of property:

1. Each of the Facilities described in Part 1 of the attached Exhibit A, as amended or supplemented from time to time, and all equipment (including equipment on order and spare parts), inventories drawings, technical specifications and work in progress in connection therewith;

2. All agreements entered into or to be entered into by such Issuer, and contract, leasehold, license or easement rights of such Issuer, relating to the Collateral, including without limitation the Project Documents and any additional agreements identified in Part 2 of the attached Exhibit A, each as amended, supplemented, modified or restated from time to time and each of the Consents related thereto, including all rights in Intellectual Property necessary for the construction and operation of the Project;

3. The membership interests and economic interests, now owned or hereafter acquired, of OFC 2 in each of the Facility Owners as identified in Part 3 of Exhibit A, including without limitation (A) all rights of OFC 2 as the member and manager in each Facility Owner to receive distributions, cash, instruments and other property from time to time receivable or otherwise distributable in respect of such interest, (B) all rights of OFC 2 to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such interest, (C) the right of OFC 2 to perform and exercise consensual or voting rights under the operating agreement or analogous document with respect to each Facility Owner, and (D) all other rights of OFC 2 as a member and/or manager in each Facility Owner to all property and assets of each Facility Owner (whether real property, inventory, equipment, contract rights, accounts receivable, general intangibles, securities, uncertificated securities, ownership interests, instruments, chattel paper, documents, choses in action or otherwise) (the “Pledged Interests”);

4. The Indebtedness of any Facility Owner owing to OFC 2, including without limitation any PPA Letter of Credit Indebtedness and the Equity Contribution Indebtedness owing to OFC 2, together with the instruments evidencing such Indebtedness, all rights of OFC 2 to any and all collateral securing such Indebtedness, and all interest, cash, instruments and property from time to time receivable by or otherwise distributable to OFC in respect of such Indebtedness (the “Pledged Indebtedness”);

5. All Renewable Energy and Emissions Credits generated by the Project or owned by any Issuer at any time;

6. All cash grants under Section 1603 payable to or received by any of the Facilities or such Issuer;

7. All insurance, eminent domain and condemnation proceeds with respect to the Project, including all amounts on deposit in the Insurance and Condemnation Proceeds Account;

8. All of such Issuer’s right, title and interest in and to (a) each of the Depository Accounts, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing amounts in any of the Depository Accounts and (b) all Issuer Letters of Credit, all Equity Letters of Credit and any other Qualifying Letter of Credit provided under the Loan Documents;

9. All other deposit accounts, operating accounts, and other accounts of such Issuer, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts;

10. All monies and other securities from time to time deposited with the Trustee pursuant to any provision of this Security Agreement or required by this Security Agreement to be held by the Trustee as security for the Obligations;

11. All warranties, performance bonds and letters of credit of contractors and sub-contractors for the benefit of such Issuer, including without limitation those identified in Part 2 of Exhibit A, each as amended, supplemented, modified or restated from time to time and each of the Consents related thereto;

12. All Applicable Permits and governmental or other regulatory approvals necessary and granted to such Issuer or for the Facility owned by such Issuer, as identified in the attached Part 4 of Exhibit A, as amended or supplemented from time to time, to the extent such Applicable Permits are assignable to the Trustee;

13. All documents of title, policies and certificates of insurance, securities, chattel paper, permits, orders, other documents or instruments evidencing or pertaining to any and all of the foregoing Items 1 through 12;

14. All guaranties, liens on real or personal property, and other agreements and property which in any way secure or relate to any of the foregoing Items 1 through 13, or are acquired for the purpose of securing and enforcing any item thereof;

15. All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by such Issuer or in which it has an interest) which at any time evidence or contain information relating to any of the foregoing Items 1 through 14 or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

16. All products and proceeds of any of the Collateral in whatever form, including but not limited to, all claims to items of the Collateral and all claims of such Issuer against third parties (i) for (A) loss, destruction or infringement of, damage to, and (B) payments due or to become due under licenses, leases, rentals and hires of, or agreements, arrangements or contracts with respect to, any or all of such items and (ii) for proceeds payable under or unearned premiums with respect to policies of insurance.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and such Issuer shall not be deemed to have granted a security interest in, any of such Issuer’s right, title or interest (i) in any Intellectual Property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable of any right, title or interest of such Issuer therein; (ii) in any Applicable Permit to which such Issuer is a party or any of its rights or interests thereunder, to the extent, but only to the extent, that such a grant is available or, under the terms of such Applicable Permit, results in a breach or termination of the terms of, or constitutes a default under or termination of any such Applicable Permit (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 and 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); or (iii) amounts that have been distributed to, or have been distributed at the direction of, such Issuer from the Distribution Suspension Account in accordance with the terms of this Agreement and the Note Purchase Agreement; provided, however, that, with respect to either of clause (i) or (ii) above, such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, termination or default shall be remedied and, to the extent severable, shall attach immediately to any portion of such Intellectual Property or Applicable Permit that does not result in any of the consequences specified in either of clause (i) or (ii) above.

HABENDUM CLAUSE

TO HAVE AND TO HOLD the Security Property unto and to the use and benefit of the Trustee, its successors and assigns forever, IN TRUST NEVERTHELESS, upon the terms herein set forth, for the equal and proportionate benefit, security and protection of the Secured Parties, as their interests appear from time to time;

IN TRUST, to secure the payment and performance of the Obligations at the time and in the manner provided for such payment and performance in the Note(s), the Note Purchase Agreement, the Master Servicer Letter, the Trust Agreement and the Security Documents.

THE TRUSTEE DOES HEREBY agree so to hold the Security Property, and to undertake such other obligations of the Trustee as are set forth herein, all in accordance with the terms and conditions hereof.

ARTICLE I

DEFINITIONS

Section 1.01. Terms Defined.

Unless otherwise defined herein, all capitalized terms used in this Security Agreement have the meanings given them in the Note Purchase Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE ISSUERS

Each Issuer represents and warrants that on the date hereof, on each Funding Date and on each date on which further Collateral becomes subject to the Lien of any of the Security Documents:

Section 2.01. Organization; Power; Authorization.

(a) Each Issuer has good title to the Collateral to the extent of the rights it purports to have therein, owns its interest in the Collateral free and clear of all Liens whatsoever except for Permitted Liens, and, subject to Permitted Liens, has the right to mortgage, give, grant, bargain, sell, alienate, convey, confirm, pledge, assign and hypothecate the same and to grant a security interest therein. Each Facility Owner has title to, or possesses easements, subeasements, leases and/or licenses covering the use of, the related Project Land sufficient to permit the construction, ownership, maintenance and operation of its Facility and owns the Improvements related thereto. No effective financing statement or other statement similar in effect covering all or any part of the Collateral (other than in connection with Permitted Liens) is on file in any recording office, except as may have been filed in favor of the Trustee (for the benefit of the Secured Parties) relating to the Security Documents. No Issuer has a trade name, and none of the Collateral is a “mobile home” or similar item subject to any state’s certificate of title statute or similar statute (other than motor vehicles used in the ordinary course of business).

(b) The execution, delivery and performance of this Security Agreement, and the granting of the Lien on and security interest in the Collateral as contemplated hereby have been duly authorized by all requisite action on the part of each Issuer and do not and shall not (with the passage of time or giving of notice, or both) constitute a violation or breach of or default or event of default under any provision of any Issuer’s certificate of formation, the operating agreement of any Issuer or any other limited liability company document of any Issuer or any Material agreement, indenture or instrument to which any Issuer is a party or by which it or the Security Property is or may be bound, or violate any writ, order, judgment or decree applicable to it or any law, statute or regulation applicable to it. The execution, delivery and performance of each other Security Document to which each Issuer is a party and the granting of the Liens on and security interest in the Collateral subject to such Security Document as contemplated thereby have been duly authorized by all requisite action on the part of such Issuer thereto and do not and shall not (with the passage of time, giving of notice, or both) constitute a violation or breach of or default or event of default under any provision of such Issuer’s certificate of formation, any operating agreement of such Issuer or any other limited liability company document of such Issuer or any Material agreement, indenture or instrument to which such Issuer is a party or by which it or the Security Property is or may be bound, or violate any writ, order, judgment or decree applicable to it or any law, statute or regulation applicable to it. This Security Agreement constitutes the legally valid and binding obligations of each Issuer, enforceable against each Issuer in accordance with its terms, and each other Security Document to which each Issuer is a party constitutes the legally valid and binding obligation of each Issuer, enforceable against such Issuer in accordance with its terms, in each case except as enforcement may be limited by Debtor Relief Laws or by equitable principles relating to or limiting creditors’ rights generally.

Section 2.02. Collateral; Source of Revenues.

The Collateral is the source of all of the Issuer Revenues, which constitute all of the Material revenues of each Issuer. All instructions required to direct the payment of all Issuer Revenues to the relevant Depository Account have been duly given, with copies thereof to the Administrative Agent and the Depository. The Security Property described in Exhibit A hereto, together with the other Collateral specifically described in the other Security Documents, constitute all of the Material assets of each Issuer, which assets are or, when acquired or installed as part of the Project, shall be sufficient for such Issuer to operate its businesses as now conducted and as presently proposed to be conducted.

Section 2.03. Control Over Collateral.

Subject to the rights of other parties to the Project Documents and Permitted Liens, each Issuer has exclusive possession and control of the Collateral pledged by it hereunder and under the other Security Documents. None of the Collateral is subject to any restriction on its sale or transfer except as set forth in the Project Documents or by applicable law, including, without limitation, the Securities Act. Each item of equipment and inventory that is part of the Collateral is located at one of the Facilities.

Section 2.04. No Other Deposit Accounts.

The Issuers have no deposit accounts other than the Depository Accounts established hereunder and the deposit accounts listed in Schedule 2.04 hereof.

Section 2.05. Protection of Lien and Security Interest.

Upon the execution and delivery hereof, no filing or recording with any Governmental Authority or agency (except for (a) recordation of the Deeds of Trust in the office and location specified for each Facility in Exhibit B hereto, and (b) filing of Uniform Commercial Code financing statements on Form UCC-1 in the offices and locations specified for the Issuers in Schedule 5.10 of the Note Purchase Agreement and filing notices of the Trustee’s lien on the Issuers’ water rights with the Nevada State Engineer’s office) shall be necessary to establish and perfect the right, title or interest of the Trustee hereunder and under the other Security Documents in the Collateral as against each Issuer or any other Person in any jurisdiction. Upon the execution and delivery hereof and of the other Security Documents and the completion of such filings and recordings, the Trustee shall have a valid and first priority perfected Lien on and security interest in the Collateral, subject to Permitted Liens. Except with respect to the exercise of any right or remedy relating to the lien on the Applicable Permits and the filing of the appropriate assignment documents with the U.S. Bureau of Land Management for the Leases and Easements between any Issuer and the U.S. Bureau of Land Management, and as otherwise required by law no filing or registration with, or consent or approval of, any Governmental Authority is required for the exercise of any right or remedy hereunder or under any other Loan Document or the Sponsor Letter Agreement.

ARTICLE III

DEPOSITORY ACCOUNTS

Section 3.01. Creation of Depository Accounts.

(a) The Depository hereby agrees and confirms that it has established, or will establish on or prior to the Closing Date, and will maintain in accordance with the terms of this Security Agreement until the termination of this Security Agreement or as otherwise expressly set forth herein, the following accounts (together with the Insurance and Condemnation Proceeds Account provided for in Section 4.06(b), the “Depository Accounts”) with respect to the Project and the Issuer:

(i)	a special, segregated and irrevocable trust account entitled “OFC 2 Construction Account” with account number 100399-000 (the “Construction Account”), which also contains six separate subaccounts, comprised of (A) four separate construction subaccounts (each a “Construction Subaccount” and collectively the “Construction Subaccounts”) each representing a specific Facility Phase for the McGinness Hills Facility and the Tuscarora Facility with account numbers 100399-001 (McGinness Hills Phase I), 100399-002 (Tuscarora Phase I), 100399-003 (McGinness Hills Phase II) and 100399-004 (Tuscarora Phase II), (B) one subaccount for the retention of liquidated damages under any EPC Agreement with account number 100399-005 (the “Liquidated Damages Subaccount”) and (C) one subaccount for the retention of funds used to make payments of interest due on the Notes under the Equity Contribution Agreement with account number 100399-006 (the “Interest During Construction Subaccount”);

(ii)	a special, segregated and irrevocable trust account entitled “OFC 2 Revenue Account” with account number 100400-000 (the “Revenue Account”);

(iii)	a special, segregated and irrevocable trust account entitled “OFC 2 Operating Account” with account number 100400-001 (the “Operating Account”);

(iv)	a special, segregated and irrevocable trust account entitled “OFC 2 Debt Service Reserve Account” with account number 100400-002 (the “Debt Service Reserve Account”);

(v)	a special, segregated and irrevocable trust account entitled “OFC 2 Well Drilling and Capex Reserve Account” with account number 100400-003 (the “Well Drilling and Capex Reserve Account”);

(vi)	a special, segregated and irrevocable trust account entitled “OFC 2 Performance Level Reserve Account” with account number 100400-004 (the “Performance Level Reserve Account”);

(vii)	a special, segregated and irrevocable trust account entitled “OFC 2 Resource Reserve Account” with account number 100400-005 (the “Resource Reserve Account”);

(viii)	a special, segregated and irrevocable trust account entitled “OFC 2 Change in Law Account” with account number 100400-006 (the “Change in Law Account”);

(ix)	A special, segregated and irrevocable trust account entitled “OFC 2 Phase II Tranche Reserve Account” with account number 100401-000 (the “Phase II Tranche Reserve Account”), which also contains two separate subaccounts with account numbers 100401-001 (McGinness Hills Phase II) and 100401-0002 (Tuscarora Phase II), (each a “Phase II Tranche Reserve Subaccount” and collectively the “Phase II Tranche Reserve Subaccounts”), one for the Series C Notes, and one for the Series D Notes; and

(x)	a special, segregated and irrevocable trust account entitled “OFC 2 Distribution Suspension Account” with account number 100400-007 (the “Distribution Suspension Account”).

(b) Each Depository Account shall be under the control of the Trustee until the Discharge Date, except as provided in this Security Agreement. Each Depository Account shall be subject to debit or withdrawal solely as provided in this Security Agreement and no Person shall have any control over or right of withdrawal from the Depository Accounts, except as provided in this Security Agreement. No payments shall be made out of the Depository Accounts except for the purposes and on the terms provided in this Security Agreement and the Note Purchase Agreement. The Issuers hereby irrevocably authorize and empower the Trustee, as the attorney-in-fact, coupled with an interest, for the Issuers, to endorse any check or any other instrument or security deposited or held in the Depository Accounts.

(c) In the event funds transfer instructions are given (other than in writing at the time of the execution of this Security Agreement), whether in writing, by facsimile or otherwise, the Depository is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 3.01 hereto, and the Depository may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Depository. The parties to this Security Agreement acknowledge that such security procedure is commercially reasonable.

(d) It is understood that the Depository and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank.

(e) It is the intention of the parties hereto that (i) each Depository Account established by the Depository is and will be maintained as a “securities account” (within the meaning of Section 8-501 of the UCC); (ii) the Issuers are collectively the sole “entitlement holders” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) (the “Financial Assets”) credited to the Depository Accounts that are “securities accounts”; (iii) all Financial Assets in registered form or payable to or to the order of and credited to any Depository Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, the Depository or in blank, or credited to another securities account maintained in the name of the Depository; and (iv) in no case will any Financial Asset credited to any Depository Account be registered in the name of, payable to or to the order of, or endorsed to, any Issuer except to the extent the foregoing have been subsequently endorsed by such Issuer to the Depository or in blank. The Depository agrees that each item of property (including cash, any security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Depository Account shall to the fullest extent permitted by law be treated as a Financial Asset.

(f) Until all Obligations have been satisfied in full, the Trustee shall have “control” (within the meaning of Section 8-106(d)(2) of the UCC) of the Depository Accounts and the Issuers’ “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the Financial Assets credited to the Depository Accounts. All Property delivered to the Depository pursuant to this Security Agreement will be promptly credited to the applicable Depository Account pursuant to this Security Agreement. Each Issuer hereby irrevocably directs, and the Depository (in its capacity as securities intermediary) hereby agrees, that the Depository will comply with all written instructions and orders (including entitlement orders within the meaning of Section 8-102(a)(8) of the UCC) regarding each Depository Account and any Financial Asset therein originated by the Trustee without the further consent of any Issuer or any other Person. In the case of a conflict between any instruction or order originated by the Trustee and any instruction or order originated by any Issuer or any other Person other than a court of competent jurisdiction, the instruction or order originated by the Trustee shall prevail. The Depository shall not change the name or account number of any

Depository Account without the prior written consent of the Trustee (such consent not to be unreasonably withheld or delayed) and at least ten (10) Business Days prior notice to each Issuer, and shall not change the entitlement holder with respect to the Financial Assets credited thereto.

(g) In the event any Depository Account is determined not to qualify as a “securities account” (within the meaning of Section 8-501(a) of the UCC), such Depository Account shall be deemed to be a “deposit account” (as defined in Section 9-102(a)(29) of the UCC), which the Issuers shall maintain with the Depository acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC). Until all Obligations have been satisfied in full, the Trustee shall have “control” (within the meaning of Sections 9-104(a)(1) and 9-104(a)(2) of the UCC). The Depository shall credit the Depository Accounts with all receipts of interest, dividends and other income received on the property on deposit in or credited to the Depository Accounts. The Depository shall administer and manage the Depository Accounts in accordance with this Security Agreement, and shall be subject to and comply with all the obligations of the Depository with respect to the Depository Accounts, as and to the extent expressly set forth herein. The Depository hereby agrees to comply with any and all instructions originated by the Trustee directing disposition of funds and all other Property in the Depository Accounts without any further consent of any Issuer.

Section 3.02. Funding of Depository Accounts.

The Depository Accounts shall be funded as follows:

(a)	Construction Account. The Construction Account shall be funded with the following: (i) the amount paid on each Funding Date by the Purchasers for the Series A Note(s), the Series C Note(s) and the Series D Note(s) purchased on such Funding Date under Section 4 of the Note Purchase Agreement, as set forth in the Funding Date Flow of Funds Memo delivered on such Funding Date; (ii) amounts transferred to the Construction Account from the Interest During Construction Subaccount in accordance with Section 3.03(d); (iii) any amount deposited in the Construction Account from a draw on the Construction Letter of Credit; (iv) any amount transferred to the Construction Account from the Distribution Suspension Account pursuant to Section 3.03(n); (v) any Issuer Revenues or other amounts received by any Facility Owner prior to Project Completion for Phase I of such Facility Owner’s Facility; and (vi) all interest and investment income derived from amounts on deposit in the Construction Account. Each Issuer shall irrevocably direct the payment of all such amounts to the Depository and the Depository shall upon receipt thereof deposit such amounts in the Construction Account. If, notwithstanding such direction, any Issuer should receive any amount in respect of any of the foregoing, such amount shall be held in trust for the Trustee (for the benefit of the Senior Creditors), and, immediately after its receipt thereof, such Issuer shall transfer such amount to the Depository, accompanied by written instructions of such Issuer referring to this Section 3.02(a) and stating that such amount is required by the terms hereof to be deposited in the Construction Account, and the Depository shall upon receipt thereof deposit such amount in the Construction Account.

(b)	Construction Subaccounts. Each Construction Subaccount shall be funded with the following: (i) funds transferred to such Construction Subaccount from the Construction Account in accordance with Section 3.03(a); (ii) the Equity Contributions for construction of the applicable Facility Phase in accordance with the provisions hereof and of the Equity Contribution Agreement; (iii) draws on the Equity Letter of Credit for the applicable Facility Phase in accordance with the provisions hereof and of the Equity Contribution Agreement; (iv) any amount deposited in such Construction Subaccount from a draw on the Construction Letter of Credit provided for the applicable Facility Phase; and (v) all interest and investment income derived from amounts on deposit in such Construction Subaccount.

(c)	Liquidated Damages Subaccount. The Liquidated Damages Subaccount shall be funded with the following: (i) any Performance Liquidated Damages; and (ii) all interest and investment income derived from amounts on deposit in the Liquidated Damages Subaccount.

(d)	Interest During Construction Subaccount. The Interest During Construction Subaccount shall be funded with the following: (i) the Equity Contributions for interest on the Notes payable prior to Project Completion for each Facility Phase in accordance with the provisions hereof and of the Equity Contribution Agreement; (ii) draws on the Equity Letter of Credit for interest on the Notes payable prior to Project Completion for such Facility Phase in accordance with the provisions hereof and of the Equity Contribution Agreement; and (iii) all interest and investment income derived from amounts on deposit in the Interest During Construction Subaccount.

(e)

Revenue Account. The Revenue Account shall be funded with the following: (i) the amount paid on each Funding Date by the Purchasers for the Series B Note(s), the Series E Note(s) and the Series F Note(s) purchased on such Funding Date under Section 4 of the Note Purchase Agreement as set forth in the Funding Date Flow of Funds Memo delivered on such Funding Date; (ii) all Issuer Revenues received by any Issuer on or after Project Completion for Phase I of each Facility, other than proceeds of any cash grant under Section 1603 for any Facility Phase, which shall be deposited in the Performance Level Reserve Account; (iii) the proceeds of any business interruption insurance carried under Section 9.4 of the Note Purchase Agreement; (iv) all amounts transferred to the Revenue Account from any Construction Subaccount pursuant to Section 3.03(b); (v) all amounts transferred to the Revenue Account from the Liquidated Damages Subaccount pursuant to Section 3.03(c); (vi) all amounts transferred to the Revenue Account from the Interest During Construction Subaccount pursuant to Section 3.03(d)(ii); (vii) all amounts transferred to the Revenue Account from the Debt Service Reserve Account pursuant to Section 3.03(g); (viii) all amounts transferred to the Revenue Account from the Well Drilling and Capex Reserve Account pursuant to Section 3.03(h); (ix) all amounts transferred to the Revenue Account from the Resource Reserve Account pursuant to Section 3.03(j); (x) all amounts transferred to the Revenue Account from the Distribution Suspension Account pursuant to Section 3.03(n); and (xi) all interest and investment income derived from amounts on deposit in the Revenue Account. The Issuers shall irrevocably direct all parties that pay such amounts to the Issuers to make all payments of such amounts directly to the Depository, and the Depository shall upon receipt thereof deposit such amounts in the Revenue Account. If, notwithstanding such direction, any Issuer should receive any such amount, such amount shall be held in trust for the Trustee (for the benefit of the Senior Creditors) and, immediately after receipt thereof, such Issuer shall transfer such amount to the Depository, accompanied by written instructions of the Issuers referring to this Section 3.02(e) and stating that such amount is required by the terms hereof to be deposited in the Revenue Account, and the Depository shall upon receipt thereof deposit such amount in the Revenue Account.

(f)	Operating Account. The Operating Account shall be funded with the following: (i) amounts transferred from the Revenue Account to the Operating Account in accordance with Section 3.03(e)(ii); (ii) amounts transferred to the Operating Account from the Well Drilling and Capex Reserve Account in accordance with Section 3.03(h)(i); (iii) amounts transferred into the Operating Account from the Resource Reserve Account in accordance with Section 3.03(j)(ii); (iv) the Equity Contributions for the Jersey Valley Facility in accordance with the provisions of the Equity Contribution Agreement; and (v) all interest and investment revenue derived from amounts on deposit in the Operating Account.

(g)	Debt Service Reserve Account. The Debt Service Reserve Account shall be funded with the following: (i) amounts transferred on each Funding Date to the Debt Service Reserve Account from the amount paid on such Funding Date by the Purchasers for the Note(s) purchased on such Funding Date under Section 4 of the Note Purchase Agreement, as set forth in the Funding Date Flow of Funds Memo delivered on such Funding Date; (ii) any amount deposited in the Debt Service Reserve Account from a draw on the Debt Service Reserve Letter of Credit; (iii) amounts transferred to the Debt Service Reserve Account from the Revenue Account in accordance with Section 3.03(e)(viii); and (iv) all interest and investment income derived from amounts on deposit in the Debt Service Reserve Account.

(h)	Well Drilling and Capex Reserve Account. The Well Drilling and Capex Reserve Account shall be funded with the following: (i) amounts transferred from the Revenue Account in accordance with Section 3.03(e)(x); (ii) any amount deposited in the Well Drilling and Capex Reserve Account from a draw on the Well Drilling and Capex Reserve Letter of Credit; and (iii) all interest and investment revenue derived from amounts on deposit in the Well Drilling and Capex Reserve Account.

(i)	Performance Level Reserve Account. The Performance Level Reserve Account shall be funded with the following: (i) $20,000,000 transferred to the Performance Level Reserve Account from the amount paid on the first Funding Date by the Purchasers for the Series A Note(s) purchased under Section 4 of the Note Purchase Agreement, as set forth in the Funding Date Flow of Funds Memo delivered on such Funding Date; (ii) any and all proceeds of any cash grant under Section 1603 for any Facility Phase; (iii) any amount deposited in the Performance Level Reserve Account from a draw on a Performance Level Reserve Letter of Credit; and (iv) all interest and investment income derived from amounts on deposit in the Performance Level Reserve Account.

(j)	Resource Reserve Account. The Resource Reserve Account shall be funded with the following: (i) all amounts transferred to the Resource Reserve Account from the Revenue Account in accordance with Section 3.03(e)(xi); and (ii) all interest and investment income derived from amounts on deposit in the Resource Reserve Account.

(k)	Change in Law Account. The Change in Law Account shall be funded with the following: (i) all amounts drawn under any Change in Law Letter of Credit pursuant to Section 3.04(e); and (ii) all interest and investment income derived from amounts on deposit in the Change in Law Account.

(l)	Phase II Tranche Reserve Account. The Phase II Tranche Reserve Account shall be funded with the following: (i) amounts transferred from the Revenue Account to the Phase II Tranche Reserve Account in accordance with Section 3.03(e)(xii);(ii) any amount deposited in the Phase II Tranche Reserve Account from a draw on a Phase II Tranche Letter of Credit; and (iii) all interest and investment income derived from amounts on deposit in the Phase II Tranche Reserve Account.

(m)	Phase II Tranche Reserve Subaccount. Each Phase II Tranche Reserve Subaccount shall be funded with the following: (i) amounts transferred from the Phase II Tranche Reserve Account to such Phase II Tranche Reserve Subaccount in accordance with Section 3.03(l); and (ii) all interest and investment income derived from amounts on deposit in such Phase II Tranche Reserve Subaccount.

(n)	Distribution Suspension Account. The Distribution Suspension Account shall be funded with the following: (i) amounts transferred from the Construction Account to the Distribution Suspension Account in accordance with Section 3.03(a)(v)(C); (ii) amounts transferred from the Revenue Account to the Distribution Suspension Account in accordance with Section 3.03(e)(xv); (iii) all interest and investment revenue derived from amounts on deposit in the Distribution Suspension Account.

Section 3.03. Disbursement of Depository Account Monies.

(a) Construction Account.

(i)	On each Funding Date for the Series A Note(s), the Series C Note(s) and the Series D Note(s), the Depository shall withdraw and transfer funds in the Construction Account (a) to reimburse the Issuers for previously paid Project Costs, (b) to pay certain transaction costs and fees (other than the Facility Fee, the Maintenance Fee and the Application Fee payable to DOE), (c) to fund the Debt Service Reserve Account, (d) to fund the Interest During Construction Subaccount, and (e) in the case of the Funding Date for the Series A Note(s) only, to fund the Performance Level Reserve Account, in each case as set forth in the Funding Date Flow of Funds Memo delivered on such Funding Date.

(ii)	(A) On each date that interest is due and payable on the Series A Note(s) prior to the Phase I Final Completion Date, the Depository shall, to the extent of available funds in the Construction Account after making the transfer from the Interest During Construction Subaccount to the Construction Account provided for in Section 3.03(d), withdraw funds from the Construction Account and shall pay to each holder of Series A Note(s) and, as applicable, to DOE their respective portions of such payment in accordance with the Note Purchase Agreement and Section 5.09(b) of this Security Agreement.

(B) On each date that principal is due and payable on the Series A Note(s) prior to the Phase I Final Completion Date, the Depository shall, to the extent of available funds in the Construction Account, withdraw funds from the Construction Account and shall pay to each holder of the Series A Note(s) and, as applicable, to DOE, their respective portions of such payment, in accordance with Section 8.1 of the Note Purchase Agreement and Section 5.09 of this Security Agreement.

(C) On each date that interest is due and payable on the Series C Note(s) prior to the date on which Phase II of the McGinness Hills Facility achieves Project Completion, the Depository shall, to the extent of available funds in the Construction Account after making the transfer from the Interest During Construction Subaccount to the Construction Account

provided for in Section 3.03(d), withdraw funds from the Construction Account and shall pay to each holder of Series C Note(s) and, as applicable, to DOE their respective portions of such payment in accordance with the Note Purchase Agreement and Section 5.09(b) of this Security Agreement.

(D) On each date that principal is due and payable on the Series C Note(s) prior to the date on which Phase II of the McGinness Hills Facility achieves Project Completion, the Depository shall, to the extent of available funds in the Construction Account, withdraw funds from the Construction Account and shall pay to each holder of the Series C Note(s) and, as applicable, to DOE, their respective portions of such payment, in accordance with Section 8.1 of the Note Purchase Agreement and Section 5.09 of this Security Agreement.

(E) On each date that interest is due and payable on the Series D Note(s) prior to the date on which Phase II of the Tuscarora Facility achieves Project Completion, the Depository shall, to the extent of available funds in the Construction Account after making the transfer from the Interest During Construction Subaccount to the Construction Account provided for in Section 3.03(d), withdraw funds from the Construction Account and shall pay to each holder of Series D Note(s) and, as applicable, to DOE their respective portions of such payment in accordance with the Note Purchase Agreement and Section 5.09(b) of this Security Agreement.

(F) On each date that principal is due and payable on the Series D Note(s) prior to the date on which Phase II of the Tuscarora Facility achieves Project Completion, the Depository shall, to the extent of available funds in the Construction Account, withdraw funds from the Construction Account and shall pay to each holder of the Series D Note(s) and, as applicable, to DOE, their respective portions of such payment, in accordance with Section 8.1 of the Note Purchase Agreement and Section 5.09 of this Security Agreement.

(G) To the extent that there are insufficient funds available in the Construction Account to make all of any of the payments described in clauses (A) through (F) above as and when they become due (including, with respect to interests payments described in clauses (A), (C) and (E) above, after making the transfer from the Interest During Construction Subaccount to the Construction Account provided for in Section 3.03(d)), the Depository shall first make all interest payments due to the holders of the Notes and then, to the extent of available funds in the Construction Account, all principal payments due to the holders of the Notes. Payments due to the holders of the Notes shall be allocated pro rata based on the outstanding interest due to each holder (in the case of interest payments under clauses (A), (C) and (E) above) and on the outstanding principal due to each holder (in the case of principal payments under clauses (B), (D) and (F) above).

(iii)	Not sooner than the day following each Payment Date and not later than the 20th day following each Payment Date, and upon Project Completion for each Facility Phase, the Issuers shall deliver to the Depository, the Administrative Agent and the Independent Engineer, a report detailing the status of engineering, procurement and construction for the Facilities since the last quarterly report and a copy of any change order request issued under any EPC Agreement since the last report, reconciling the progress of construction of each Facility Phase against the scheduled construction thereof as set forth in the relevant Construction Schedule, stating that the construction and equipping of the Facility Phases are progressing in a satisfactory manner substantially in accordance with the Construction Schedule and the Construction Budget for each Facility Phase and with Prudent Engineering and Operating Practices, and including such other matters as the Required Senior Creditors or the Independent Engineer may reasonably request, in form, scope and substance satisfactory to the Required Senior Creditors (in consultation with the Independent Engineer), together with a certificate substantially in the form of Exhibit D hereto (a “Construction Withdrawal Certificate”), signed by a Responsible Officer, certifying that each Facility Phase is within its Construction Budget except as specifically stated therein and providing:

(A) the amount to be withdrawn from the Construction Account and deposited in each Construction Subaccount for each Facility for that calendar quarter, which amount shall be equal to the scheduled withdrawal for such quarter in the applicable Construction Budget(s) minus any amount on deposit in each applicable Construction Subaccount;

(B) reasonably detailed information with respect to the Actual Costs incurred or to be incurred for each Facility Phase to be paid with such withdrawal;

(C) copies of bills or other written evidence of individual Project Costs owing to Persons who are not Affiliates of the Issuers in excess of $100,000 (or a lower Material amount for any Facility), copies of bills or other written evidence of individual Project Costs owing to any Affiliate of the Issuers in any amount, and such other evidence as may be requested by the Trustee or the Administrative Agent, describing the Material items purchased and/or the Material services rendered and all other Material pertinent schedules, statements, invoices, change orders or other information;

(D) evidence, satisfactory to the Administrative Agent and the Independent Engineer, that the total amount of the Equity Contributions into the applicable Construction Subaccount(s) prior to the date of such Construction Withdrawal Certificate are at least equal to an amount that is sufficient to match the Ratio of Equity Contributions to Note Proceeds for the Facility Phase(s) to which such Construction Subaccount(s) relate, which shall be accompanied by the certificate of a Responsible Officer of Sponsor described in Section 1.1(a)(ii) of the Equity Contribution Agreement, which Certificate shall be approved in writing by the Administrative Agent and the Independent Engineer;

(E) a reconciliation of Actual Costs to Budgeted Costs for each Facility Phase that has not achieved Project Completion (not including the Jersey Valley Facility), by major expense categories, including a reasonably detailed explanation of any significant variation between Actual Costs and Budgeted Costs and demonstrating that, after giving effect to the proposed withdrawal requested in such Construction Withdrawal Certificate, Funds Available to Pay Project Costs are sufficient to pay all Project Costs remaining to be paid or incurred with respect to each Facility Phase for which a Tranche has been issued and which has not achieved Project Completion (for purposes of such demonstration, any Funds Available to Pay Project Costs that are dedicated to a particular Facility Phase shall only be included in the Funds Available to Pay Project Costs for that Facility Phase, subject to reallocation of such Funds Available to Pay Projects Costs for another Facility Phase as set forth in Section 3.03(a)(v));

(F) a report on any Material dispute between any Issuer and the Sponsor or any Replacement Obligor under any EPC Agreement or other Material contractor, materialman, or supplier related to any of the Facilities;

(G) executed lien waivers from all contractors, subcontractors, suppliers and materialmen who have provided services, labor, materials or equipment in connection with the Project with a payment value in excess of $100,000 in the aggregate for all Facilities and whose invoices are designated for payment or reimbursement in connection with the pending Construction Withdrawal Certificate (to the extent such lien waivers have not been delivered previously); and

(H) evidence that an ALTA Form 33-06 endorsement to the Title Policy for any applicable Facility for which funds are to be withdrawn from the Construction Account and deposited in the Construction Subaccount for disbursement for such Facility in accordance with such Construction Withdrawal Certificate, extending the date of coverage specified in the ALTA Form 32-06 endorsement for such Title Policy and the date of the Title Policy to the applicable disbursement date without any additional enumerated exception other than Permitted Liens (except as provided in Paragraph 3C of ALTA Form 32-06 endorsement), has been issued or will be issued contemporaneously with the pending disbursement to such Construction Subaccount.

The Issuers shall further certify in such Construction Withdrawal Certificate that:

(I) the representations and warranties in Section 5 of the Note Purchase Agreement and in Article II of this Agreement are true and correct as of the date of such disbursement (unless such representations and warranties relate to a specific date), (B) no Default or Event of Default has occurred and is continuing, and (C) there has been no Material adverse change to the business, Property or condition (financial or otherwise) of any Issuer (other than the Jersey Valley PPA Default prior to the Funding Date for the Series B Notes) or OTEC that would impair its performance of its obligations with respect to any Facility;

(J) all insurance policies required by Section 9.4 of the Note Purchase Agreement are in full force and effect;

(K) all of the Operative Documents with respect to the Facilities for which funds are sought are in full force and effect;

(L) all Material Applicable Permits required at the time of the disbursement in connection with the Project are in full force and effect without any Governmental Authority having commenced, or threatened in writing to commence, any proceedings to withdraw, condition, modify, revoke or suspend any such Material Applicable Permit, including a list of any Material Applicable Permit issued since the last quarterly report;

(M) waivers of liens have been obtained from all contractors, subcontractors, suppliers and materialmen who have provided services, labor, materials or equipment in connection with the Project with a payment value in excess of $100,000 in the aggregate for all Facilities (copies of which lien waivers shall be attached to the Construction Withdrawal Certificate), and there are no written claims of mechanics’ or materialmen’s liens with a payment value in excess of $100,000 in the aggregate for all Facilities with respect to the Project at the date of such Construction Withdrawal Certificate (other than Permitted Liens);

(N) the Title Policies have been previously endorsed to date as required by Section 4.23 of the Note Purchase Agreement, and will be endorsed as to each disbursement to a Construction Subaccount as required by Section 3.03(a)(iii)(H) and evidence thereof delivered to the Trustee and the Administrative Agent;

(O) with respect to any transfer to a Construction Subaccount that relates to a Facility Phase that is being funded with a Phase II Tranche for which the Issuers have elected the Phase II 100% Option, the Phase II Tranche Reserve Available Amount is at least equal to the Phase II Tranche Reserve Minimum Amount;

(P) the entire amount of the withdrawal requested will be used to fund each Construction Subaccount in order to pay, or to reimburse the Issuers for payment of, Project Costs for the Facility Phase to which such Construction Subaccount relates;

(Q) the Facility Phase(s) for which the requested amounts are requested have not been subject to an Event of Loss unless such loss is fully covered by insurance and such Event of Loss is being addressed in accordance with Section 4.06; and

(R) the Issuers have not suspended or abandoned construction of the Project or any Phases thereof (which shall not include delays caused by any event of force majeure or action taken by a Governmental Authority or default by a party under a Major Project Document, or, to the extent there has been a temporary suspension and there are outstanding invoices due and payable, the Independent Engineer has confirmed that taking into account the expected duration of such suspension, there shall be sufficient time for the Facility Phase(s) that subject to such suspension to achieve the Commercial Operation Date (as required under such Facility’s Power Purchase Agreement.

Upon the receipt by the Depository, the Administrative Agent and the Independent Engineer of a Construction Withdrawal Certificate complying with this Section and written approval thereof by the Administrative Agent (in consultation with the Independent Engineer) pursuant to a Decision Request granted in accordance with the terms of the Intercreditor Agreement, the Depository shall, no later than the following Business Day after its receipt of such Construction Withdrawal Certificate and such approval by the Administrative Agent, to the extent of available funds in the Construction Account after the payments, transfers and allocations required by paragraph (i) of this Section 3.03(a) have been made or duly provided for, transfer funds on deposit in the Construction Account to each Construction Subaccount as directed by the Issuers in the Construction Withdrawal Certificate.

(iv)	The Construction Withdrawal Certificate delivered upon Project Completion for any Facility Phase shall, in addition to the requirements set forth above, include the following information:

(A) evidence satisfactory to the Administrative Agent and the Independent Engineer that such Facility Phase has achieved Project Completion;

(B) to the extent not previously delivered to the Administrative Agent, copies of all Material Applicable Permits required to commence and operate the Facility, all of which shall be in full force and effect and with which the Issuers shall be in compliance in all Material respects;

(C) confirmation that Operating Budgets and the Consolidated Operating Budgets for the period from such Project Completion through the end of the Fiscal Year in which such Project Completion occurs have been delivered to and approved by the Required Senior Creditors (in consultation with the Independent Engineer) pursuant to Section 7.1(c) and Section 7.1(d) of the Note Purchase Agreement;

(D) evidence that such Facility Phase is free and clear of all liens except Permitted Liens;

(E) evidence that all fees, expenses and other amounts due under the Loan Documents as of the date of such Construction Withdrawal Certificate have been paid in full; and

(F) a list of the remaining Project Costs, including punch list items, remaining to be paid with respect to such Facility Phase and a calculation of the total amount of all such remaining Project Costs.

In addition, such Construction Withdrawal Certificate shall be accompanied by an as-built ALTA/ACSM survey of the Project Land for such Facility, including the location of the interconnection, transmission and similar facilities, which surveys shall be certified to the Trustee and the Administrative Agent.

Upon the receipt by the Depository, the Administrative Agent and the Independent Engineer of a Construction Withdrawal Certificate delivered upon Project Completion of a Facility complying with this Section 3.03(a) together with written approval thereof by the Administrative Agent (in consultation with the Independent Engineer) pursuant to a Decision Request granted in accordance with the terms of the Intercreditor Agreement, the Depository shall no later than the following Business Day after its receipt thereof, to the extent of available funds in the Construction Account after the payments, transfers and allocations required by paragraphs (i), (ii) and (iii) of this Section 3.03(a) have been made or duly provided for, transfer from the Construction Account to the Construction Subaccount for the Facility Phase achieving Project Completion an amount equal to one hundred fifty percent (150%) of the amount set forth in clause (F) of this Section 3.03(a)(iv).

The Issuers acknowledge that the Intercreditor Agreement requires that DOE approve each Construction Withdrawal Certificate in order for the Administrative Agent to approve the same Construction Withdrawal Certificate, and DOE shall have six Washington Business Days to complete such review.

(v)	On the Phase I Final Completion Date, any amounts remaining on deposit in the Construction Account or in any Construction Subaccount for Phase I of any Facility in excess of agreed reserve amounts under Section 3.03(a)(iv) shall be retained in the Construction Account, or returned to the Construction Account from any Construction Subaccount; provided, however, that any such amount retained in or returned to the Construction Account will not decrease the maximum principal amount available for the Series C Notes, the Series D Notes, the Series E Notes or the Series F Notes under Section 1.2 of the Note Purchase Agreement. The amounts retained in or returned to the Construction Account shall be applied by the Issuers to pay Project Costs for Phase II of any Facility that constitute cost-overruns in accordance with this Section 3.03(a). The Issuers may, in their sole discretion, provide the Depository with a Construction Letter of Credit in the amount to be retained in or returned to the Construction Account on the Phase I Final Completion Date, and in such event and so long as no Default or Event of Default has occurred and is continuing, the amount to be retained in or returned to the Construction Account shall instead be distributed to or at the direction of the Issuers.

On the earlier of Phase II Final Completion Date or the date on which the Issuers inform the Depository and the Senior Creditors that no further construction of Phase II of any Facility will be undertaken, all amounts remaining in the Construction Account or any Construction Subaccount in excess of agreed reserve amounts under Section 3.03(a)(iv) shall be applied as follows:

(A)	first, if the Debt Service Reserve Available Amount is less than the Debt Service Reserve Minimum Amount on such date, the Depository shall, to the extent of available funds in the Construction Account or any Construction Subaccount , transfer from the Construction Account and/or any Construction Subaccount to the Debt Service Reserve Account the excess of (x) the Debt Service Reserve Minimum Amount over (y) the Debt Service Reserve Available Amount on such date;

(B)	second, if the Well Drilling and Capex Reserve Available Amount is less than the Maximum Well Drilling and Capex Reserve Requirement for such date, the Depository shall, to the extent of available funds in the Construction Account or any Construction Subaccount, transfer from the Construction Account and/or any Construction Subaccount to the Well Drilling and Capex Reserve Account to the excess of (x) the Maximum Well Drilling and Capex Reserve Requirement over (y) the Well Drilling and Capex Reserve Available Amount on such date; and

(C)	third, so long as no Default or Event of Default then exists and is continuing, as certified by the Issuer to the Administrative Agent, after making any transfers required under clauses (A) and (B) above, the Depository will transfer the amount in the Construction Account and/or any Construction Subaccount, at the direction of the Issuers, to prepay the Notes, with the Make Whole Amount, or for deposit to the Distribution Suspension Account.

To the extent that the amounts remaining in the Construction Account and any Construction Subaccount are insufficient to make the transfers provided for in clauses (A) and (B) of this Section 3.03(a)(v), then the Trustee shall make a draw on the Construction Letter of Credit in an amount equal to the amount of such insufficiency (or, if less, the maximum amount then available under the Construction Letter of Credit), as provided in Section 3.04(h), which amount will be deposited in the Construction Account and used to make such transfers. On the earlier of Phase II Final Completion Date or the date on which the Issuers inform the Depository and the Senior Creditors that no further construction of Phase II of any Facility will be undertaken, after any draws are made on any Construction Letter of Credit as provided in the preceding sentence, such Construction Letter of Credit provided under the first paragraph of this Section 3.03(a)(v) shall be released by the Trustee

(b) Construction Subaccounts

(i)	Upon the written request of the Issuers, the Depository shall transfer the funds deposited in any Construction Subaccount as directed by the Issuers in such written request (which shall be consistent with the purposes and uses described in the relevant Construction Withdrawal Certificate). Except as expressly set forth herein or as otherwise approved by the Senior Creditors (in consultation with the Independent Engineer), the Issuers shall apply the funds so transferred exclusively to the payments of, or reimbursement for, Actual Costs which have been incurred for the Facility Phase to which such Construction Subaccount relates. All amounts to be paid from each Construction Subaccount shall be paid directly to the Person due such amounts, and the Issuers will only receive direct payment for reimbursement of Project Costs actually paid by the Issuers pursuant to the Construction Budget delivered at the applicable Funding prior to the disbursement from the Construction Subaccount or as otherwise approved by the Administrative Agent (in consultation with the Independent Engineer). Each written request delivered under this Section 3.03(b) shall include a check or wire transfer instruction for the payment of the amounts due.

(ii)	Upon Project Completion for any Facility Phase, any amount remaining in the Construction Subaccount for that Facility Phase in excess of amounts described in Section 3.03(a)(iv) for that Facility Phase shall be returned to the Construction Account. Following Project Completion of each Facility Phase and monthly thereafter until such time as all of the remaining amounts due under the EPC Agreements, punch list and other items set forth in the additional Construction Withdrawal Certificates delivered in connection with such Project Completion have been completed and paid for in full, the Issuers shall deliver to the Depository, the Administrative Agent and the Independent Engineer, on a quarterly basis, a written statement as to the amount of such remaining costs paid during the preceding quarter and an update on the status of the remaining punch list items and such other items set forth in such Construction Withdrawal Certificates. Upon the completion of all punch list and other items set forth in each additional Construction Withdrawal Certificate delivered in connection with Project Completion of each Facility Phase, the Issuers shall submit to the Depository a certificate, executed by a Responsible Officer of the Issuers, to the effect that all such items have been completed. Upon receipt of such certificate and a certificate of the Independent Engineer confirming that all such items have been completed, the Depository shall deposit all amounts remaining, if any, in the Construction Subaccount for such Facility Phase into the Revenue Account.

(c) Liquidated Damages Subaccount

(i)	Any Performance Liquidated Damages received by the Depository shall be deposited in the Liquidated Damages Subaccount. The Issuers shall identify to the Depository and the Administrative Agent any funds that are attributable to Performance Liquidated Damages.

(ii)	Upon the written request of the Issuers, the Depository shall apply the funds deposited in the Liquidated Damages Subaccount to effect a prepayment of the Notes pursuant to Section 8.2(c) of the Note Purchase Agreement.

(ii)	Not sooner than seven (7) Business Days after the later of the date on which the Buy Down Dates for all Phase II Facility Phases for which a Phase II Tranche has been issued has occurred or the date on which the Issuers inform the Depository and the Senior Creditors that no further construction of Phase II of any Facility will be undertaken and upon receipt by the Trustee of a written statement signed by a Responsible Officer of the Issuers that no prepayment of the Notes is required pursuant to Section 8.2(c) of the Note Purchase Agreement or that all such prepayments have been made in full, the Depository shall deposit the amount in the Liquidated Damages Subaccount into the Revenue Account.

(d) Interest During Construction Subaccount

(i)	At least one Business Day before the date on which any interest payment is required to be made on the Notes under Section 3.03(a)(ii)(A), 3.03(a)(ii)(C) or 3.03(a)(ii)(E), the Depository shall, to extent of available funds in the Interest During Construction Subaccount, transfer the amount of such interest payment(s) from the Interest During Construction Subaccount to the Construction Account.

(ii)	Not sooner than seven (7) Business Days after the earlier of the Phase II Final Completion Date or the date on which the Issuers inform the Depository and the Senior Creditors in writing that no further construction of Phase II of any Facility will be undertaken, the Depository shall deposit any amount remaining in the Interest During Construction Subaccount into the Revenue Account.

(e) Revenue Account.

(i)

On each Funding Date for the Series B Note(s), the Series E Note(s) and the Series F Note(s), the Depository shall withdraw and transfer funds in the Revenue Account (a) to reimburse the Issuers for previously paid

Project Costs, (b) to pay certain transaction costs and fees (other than the Facility Fee, the Maintenance Fee and the Application Fee payable to DOE), and (c) to fund the Debt Service Reserve Account, in each case as set forth in the Funding Date Flow of Funds Memo delivered on such Funding Date.

(ii)	On the first Business Day of each month, the Depository shall, to the extent that funds are available in the Revenue Account after the payments, transfers and allocations required by paragraph (i) of this Section 3.03(e), transfer from the Revenue Account to the Operating Account an amount (the “Monthly Operating Amount”) equal to (x) the total projected Operating Expenses for all of the Issuers (the “Budgeted Amount”) set forth for such month in the Consolidated Operating Budget then in effect pursuant to Section 4.15, less (y) the amount of any funds on deposit in the Operating Account on such Business Day, each as set forth in a certificate, substantially in the form of Exhibit F hereto, of a Responsible Officer of the Issuers (an “Operating Expense Certificate”); provided, that the Issuers may request that more than the Monthly Operating Amount be transferred from the Revenue Account to the Operating Account in any month of any calendar year so long as the total amount transferred from the Revenue Account to the Operating Account from the commencement of such calendar year through such month shall not exceed the sum of (1) the total Operating Expenses included in the Operating Budget through such month for that calendar year, plus (2) an amount equal to ten percent (10%) of the total Operating Expenses included in the Operating Budget for that entire calendar year, unless the Required Senior Creditors have consented in writing to such variation. Each Operating Expense Certificate delivered prior to the Funding Date for the Series B Notes shall also identify, for the preceding calendar month, the Issuer Revenues, Operating Expenses and PPA Shortfall Payments for the Jersey Valley Facility. Notwithstanding the foregoing, the Issuers may request either (x) a transfer of funds to the Operating Account from the Revenue Account that would cause the total amount transferred to the Operating Account in any calendar year to exceed the Operating Expenses included in the Operating Budget for that entire calendar year by more than ten percent (10%) or (y) a special transfer of funds from the Revenue Account to the Operating Account at any time if the Issuers certify to the Depository, the Administrative Agent and the Independent Engineer that such increased amount or special transfer is needed to address an Emergency affecting any Facility. Such increased amount or special transfer must be approved by the Administrative Agent (in consultation with the Independent Engineer) in its reasonable discretion and, upon such approval, the Depository will transfer such amount from the Revenue Account to the Operating Account.

(iii)	On each day that amounts are due for the Maintenance Fee or the Master Servicer Expenses, the Depository shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i) and (ii) of this Section 3.03(e) have been made or duly provided for, withdraw funds from the Revenue Account to pay such Maintenance Fee or Master Servicer Expenses as instructed by the Administrative Agent.

(iv)	On each day that amounts are due for Trustee and Secured Party Expenses (other than the Administrative Fee), the Depository shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraph (i), (ii) and (iii) of this Section 3.03(e) have been made or duly provided for, withdraw funds from the Revenue Account to pay such Trustee and Secured Party Expenses as instructed by the Administrative Agent.

(v)	On each date that a payment of the Administrative Fee is due, the Depository shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii) and (iv) of this Section 3.03(e) have been made or duly provided for, withdraw funds from the Revenue Account to pay such Administrative Fee payment.

(vi)	On each date that interest is due and payable on the Note(s) and such interest is not required to be paid from amounts on deposit in the Construction Account pursuant to Section 3.03(a)(ii), the Depository shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv) and (v) of this Section 3.03(e) have been made or duly provided for, withdraw funds from the Revenue Account and shall pay to each holder of the Note(s) and, as applicable, to DOE their respective portions of such payment in accordance with the Note Purchase Agreement and Section 5.09(b) of this Security Agreement.

(vii)	On each date that principal is due and payable on the Note(s) and such principal is not required to be paid from amounts on deposit in the Construction Account pursuant to Section 3.03(a)(ii), the Depository shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v) and (vi) of this Section 3.03(e) have been made or duly provided for, withdraw funds from the Revenue Account and shall pay to each holder of the Note(s) and, as applicable, to DOE, their respective portions of such payment, in accordance with the Note Purchase Agreement and Section 5.09 of this Security Agreement.

(viii)	If on any Payment Date, the Debt Service Reserve Available Amount is less than the Debt Service Reserve Minimum Amount (after giving effect to the payments on the Note(s) made on such Payment Date), the Depository shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v), (vi) and (vii) of this Section 3.03(e) have been made or duly provided for, transfer from the Revenue Account to the Debt Service Reserve Account the excess of (x) the Debt Service Reserve Minimum Amount (after giving effect to the payment on the Note made on such Payment Date) over (y) the Debt Service Reserve Available Amount on such Payment Date.

(ix)	If on any Payment Date a payment is due to Sponsor with respect to any PPA Letter of Credit Indebtedness, the Depository shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) of this Section 3.03(e) have been made or duly provided for, transfer from the Revenue Account to the Sponsor the amount that is due with respect to such PPA Letter of Credit Indebtedness on such Payment Date.

(x)	If on any Payment Date, the Well Drilling and Capex Reserve Available Amount is less than the Maximum Well Drilling and Capex Reserve Requirement for such Payment Date, the Depository shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) of this Section 3.03(e) have been made or duly provided for, transfer from the Revenue Account to the Well Drilling and Capex Reserve Account the excess of (x) the Maximum Well Drilling and Capex Reserve Requirement over (y) the Well Drilling and Capex Reserve Available Amount on such Payment Date.

(xi)	If an Updated Pro Forma delivered on or prior to any Projection Date does not demonstrate that the Debt Service Coverage Ratio for all Facility Phases included in such Updated Pro Forma (measured by Fiscal Year) will be at least 1.5:1 for each Fiscal Year over the remaining term of the Notes, then the Administrative Agent shall so instruct the Depository, and on each Payment Date thereafter until the Administrative Agent, in consultation with the Independent Engineer and the Reservoir Consultant, confirms that the conditions for release of all funds in the Resource Reserve Account in Section 3.03(j)(v) have been satisfied, the Depository shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) of this Section 3.03(e) have been made or duly provided for, transfer from the Revenue Account to the Resource Reserve Account all amounts remaining in the Revenue Account on such date.

(xii)	If on any Payment Date, the Phase II Tranche Reserve Available Amount for any Phase II Tranche for which the Issuers elected the Phase II 100% Option is less than the Phase II Tranche Reserve Minimum Amount for that Phase II Tranche, the Depository shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) of this Section 3.03(e) have been made or duly provided for, transfer from the Revenue Account to the Phase II Tranche Reserve Account the excess of (x) the Phase II Tranche Reserve Minimum Amount for each Phase II Tranche for which the Issuers elected the Phase II 100% Option over (y) the Phase II Tranche Reserve Available Amount on such Payment Date for such Phase II Tranche.

(xiii)	On any date on which a PPA Shortfall Payment is due to the Power Purchaser under any Power Purchase Agreement, the Depository shall, upon receipt of a written request from the Issuers and to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of this Section 3.03(e) have been made or duly provided for, transfer from the Revenue Account to the Power Purchaser (according to instructions provided by the Issuers) the amount needed to pay such PPA Shortfall Payment.

(xiv)	On each date that an optional prepayment is due on the Notes pursuant to Section 8.3(a) or Section 8.3(c) of the Note Purchase Agreement, the Depository shall, to the extent of available funds in the Revenue Account after the payments, transfers and allocations required by paragraphs (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii) and (xiii) of this Section 3.03(e) have been made or duly provided for, withdraw from the Revenue Account and shall pay to each holder of Note(s) its respective portion of the principal amount of the Note(s) to be prepaid, together with all accrued interest thereon and/or Make Whole Amount (for prepayments under Section 8.3(a) of the Note Purchase Agreement) or Modified Make Whole Amount (for prepayment under Section 8.3(c) of the Note Purchase Agreement) due with respect thereto and/or other amounts due under Section 8.3(a) or Section 8.3(c) of the Note Purchase Agreement (as applicable).

(xv)

In the event that, on the first day which is at least ten (10) days following a Payment Date, all payments, transfers and allocations currently required by paragraphs (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii),

(xiii) and (xiv) of this Section 3.03(e) have been made or duly provided for and no Default or Event of Default has occurred and is continuing, the Depository shall transfer the amounts remaining in the Revenue Account on such date to the Distribution Suspension Account.

(f) Operating Account. Upon the written request of the Issuers, the Depository shall from time to time transfer the funds deposited in the Operating Account as directed by the Issuers in such written request (such written request shall include a check or wire transfer instruction). Except as expressly set forth herein, the Issuers shall apply and shall cause each of the Sponsor, any Replacement Obligor under any O&M Agreement or any other person to apply the funds so transferred solely for the payment of Operating Expenses.

(g) Debt Service Reserve Account.

(i)	If on any date on which any scheduled payment (not including any mandatory prepayment under Section 8.2(b) or Section 8.2(c) of the Note Purchase Agreement) of interest, principal, fees, or Make Whole Amount on the Notes is due, the amount available in the Construction Account, including amounts deposited in the Interest During Subaccount by the Sponsor pursuant to the Equity Contribution Agreement (for payments pursuant to Section 3.03(a)(ii)), or the Revenue Account (for all other such payments) is insufficient to make such payment in full after any transfer from the Distribution Suspension Account to the Revenue Account pursuant to Section 3.03(n), the Depository shall, to the extent funds are available in the Debt Service Reserve Account (including as a result of a draw under the Debt Service Reserve Letter of Credit pursuant to Section 3.04(b)), withdraw from the Debt Service Reserve Account the amount required to make up such deficit and shall use the amount so withdrawn, together with the available moneys from the Construction Account (for payments pursuant to Section 3.03(a)(ii)) or the Revenue Account (for all other such payments), to effect the payment on the Notes.

(ii)	The Depository shall, on receipt of a written request executed by the Issuers, withdraw from the Debt Service Reserve Account an amount equal to the excess of the Debt Service Reserve Available Amount over the Debt Service Reserve Minimum Amount, which amount shall be transferred into the Revenue Account.

(iii)	The Issuers may, in their sole discretion, provide the Trustee with a Debt Service Reserve Letter of Credit for some or all of the Debt Service Reserve Minimum Amount, and upon receipt of such Debt Service Reserve Letter of Credit and so long as no Default or Event of Default has occurred and is continuing, an amount on deposit in the Debt Service Reserve Account equal to the available amount under such Debt Service Reserve Letter of Credit shall be distributed to or at the direction of the Issuers.

(h) Well Drilling and Capex Reserve Account.

(i)	Funds in the Well Drilling and Capex Reserve Account may be used for: (i) the drilling of any additional wells, as identified in a Reservoir Consultant report issued in connection with any Funding, and/or as needed to maintain the generation level of such Facility Phase projected in the Pro Forma Projections for that Facility Phase, (ii) any well make-overs, (iii) other major non-routine well-field capital expenditures (which, for the avoidance of doubt, shall not include pumps or similar mechanical failures), (iv) other refurbishings or replacements for the Facility Phase that are neither routine nor included in the then-effective Operating Budget for such Facility as identified in consultation with the Independent Engineer, or (v) payment of Affiliate Drilling Fees. In the event the Issuers intend to draw on the Well Drilling and Capex Reserve Account, the Issuers shall submit to the Depository, the Independent Engineer, the Reservoir Consultant and the Administrative Agent a certificate, signed by a Responsible Officer of the Issuers, setting forth the work required for such Facility Phase, and the amount to be transferred from the Well Drilling and Capex Reserve Account for such work. Upon approval of such certificate (A) if the work to be funded with such transfer is of the type described in clause (i), by the Reservoir Consultant, and (B) if the work to be funded with such transfer is of the type described in clause (iv), by the Required Senior Creditors (in consultation with the Independent Engineer), each such approval to be provided within ten (10) days, the Depository shall from time to time transfer the amount requested to the Operating Account. For the avoidance of doubt, no approval of the Reservoir Consultant, the Senior Creditors or any other Person shall be required in connection with the withdrawal and transfer of any amounts from the Well Drilling and Capex Reserve Account for any of the purposes set forth in clause (ii), (iii) and (v) above. In order to facilitate the approval of the Reservoir Consultant (for withdrawals and transfers under clause (i) above) or the Senior Creditors (for withdrawals under clause (iv) above, the Issuers shall include in the relevant certificate reasonable information about the work to be funded. The Issuers shall apply the funds so transferred solely for the work and the Facility Phase described in such certificate. At any time that the Well Drilling and Capex Reserve Available Amount exceeds the Maximum Well Drilling and Capex Reserve Requirement, the Depository shall transfer such excess to the Revenue Account.

(ii)	The Issuers may, in their sole discretion, provide the Trustee with a Well Drilling and Capex Reserve Letter of Credit for some or all of the Maximum Well Drilling and Capex Reserve Requirement, and upon receipt of such Well Drilling and Capex Reserve Letter of Credit and so long as no Default or Event of Default has occurred and is continuing, an amount on deposit in the Well Drilling and Capex Reserve Account equal to the available amount under such Well Drilling and Capex Reserve Letter of Credit shall be distributed to or at the direction of the Issuers.

(i) Performance Level Reserve Account

(i)	On each date on which the proceeds of any cash grant under Section 1603 for any Facility Phase are received by any Issuer, the Depository will deposit the amount of such proceeds in the Performance Level Reserve Account.

(ii)	If on any date, the Depository receives a written statement signed by a Responsible Officer of the Issuers and the Administrative Agent that an amount on deposit in the Performance Level Reserve Account is attributable to a cash grant under Section 1603 that relates to the Jersey Valley Facility, then so long as no Default or Event of Default has occurred and is continuing, the Depository shall withdraw the amount in the Performance Level Reserve Account that is attributable to such cash grant under Section 1603 that relates to the Jersey Valley Facility, as set forth in such written statement, and transfer such amount to or at the direction of the Issuers.

(iii)	So long as no Default or Event of Default has occurred and is continuing, the Debt Service Reserve Available Amount is at least the Debt Service Reserve Minimum Amount and the Well Drilling and Capex Reserve Available Amount is at least the Maximum Well Drilling and Capex Reserve Requirement, the Depository shall, on receipt of a written request executed by the Issuers certifying that the conditions described in this Section 3.03(i)(iii) have been satisfied, withdraw from the Performance Level Reserve Account an amount equal to the excess of the Performance Level Reserve Available Amount over the Performance Level Reserve Amount and shall transfer such amount to or at the direction of the Issuers.

(iv)	Upon the written request of the Issuers, the Depository shall apply the amount in the Performance Level Reserve Account to effect a prepayment of the Notes pursuant to Section 8.2(c) of the Note Purchase Agreement.

(v)

On the later to occur of the PPA Capacity Date for Phase I of the McGinness Hills Facility or the PPA Capacity Date for Phase I of the Tuscarora Facility, upon receipt by the Depository of (A) a written statement signed by the Administrative Agent and a Responsible Officer of the Issuers that both such PPA Capacity Dates have occurred and (B) a written statement signed by a Responsible Officer of the Issuers that no Default or Event of Default has occurred and is continuing, the Depository shall, after making the transfers required by paragraph (iv) of this Section

3.03(i), transfer up to $10,000,000 from the amount on deposit in the Performance Level Reserve Account to or at the direction of the Issuers, provided, that no such transfer shall be made to the extent it would cause the Performance Level Reserve Available Amount to be less than the Performance Level Reserve Amount on such date unless the amount available under any Performance Level Reserve Letters of Credit is increased on such date such that the Performance Level Reserve Available Amount is at least equal to the Performance Level Reserve Amount.

(vi)	On the later to occur of the Buy Down Date for Phase I of the McGinness Hills Facility or the Buy Down Date for Phase I of the Tuscarora Facility, upon receipt by the Depository of (A) a written statement signed by the Administrative Agent and a Responsible Officer of the Issuers that no further prepayment of the Notes could be required pursuant to Section 8.2(c) of the Note Purchase Agreement with respect to Phase I of the McGinness Hills Facility or Phase I of the Tuscarora Facility or that all such prepayments have been made in full and (B) a written statement signed by a Responsible Officer of the Issuers that no Default or Event of Default has occurred and is continuing, the Debt Service Reserve Available Amount is at least the Debt Service Reserve Minimum Amount and the Well Drilling and Capex Reserve Available Amount is at least the Maximum Well Drilling and Capex Reserve Requirement, the Depository shall, after making the transfers required by paragraph (iv) of this Section 3.03(i), disburse the amount in the Performance Level Reserve Account to or at the direction of the Issuers and shall release and return to the Issuers any Performance Level Reserve Letter of Credit.

(vii)	The Issuers may, in their sole discretion, (A) provide the Trustee with a Performance Level Reserve Letter of Credit that is not a Performance Level Designated Letter of Credit for some or all of the amount required to be on deposit in the Performance Level Reserve Account in excess of $20,000,000, and (B) provide the Trustee with a Performance Level Designated Letter of Credit for up to an amount which, when combined with the amount available under any other Performance Level Reserve Letter of Credit, is at least equal to the Performance Level Reserve Amount; provided, however, that until the later to occur of the PPA Capacity Date for Phase I of the McGinness Hills Facility or the PPA Capacity Date for Phase I of the Tuscarora Facility, the amount on deposit in the Performance Level Reserve Account will be at least $10,000,000. Upon receipt of any such Performance Level Reserve Letter of Credit, so long as no Default or Event of Default has occurred and is continuing and subject to the proviso of the preceding sentence, the amount on deposit in the Performance Level Reserve Account equal to the available amount under such Performance Level Reserve Letter of Credit shall be distributed to or at the direction of the Issuers.

(j) Resource Reserve Account.

(i)	The Issuers may, at their discretion, determine whether to use (A) up to the entire amount on deposit in the Resource Reserve Account at any time to prepay the Notes pursuant to Section 8.3(b)(i) of the Note Purchase Agreement or (B) up to one-half of the total amount deposited in the Resource Reserve Account pursuant to Section 3.03(e)(xi) from time to time (including one-half of all interest and investment income derived from amounts on deposit in the Resource Reserve Account) to fund the expansion of the wellfield or other capital improvements at any Facility in order to preserve and/or enhance the capacity of the geothermal resource at that Facility, as provided in paragraph (ii) of this Section 3.03(j), and/or (y) to prepay the Notes pursuant to Section 8.3(b)(ii) of the Note Purchase Agreement, as provided in paragraph (iv) of this Section 3.03(j). Unless the Notes are prepaid pursuant to Section 8.3(b)(i) of the Note Purchase Agreement, one-half of the total amount deposited in the Resource Reserve Account pursuant to Section 3.03(e)(xi) from time to time (including one-half of all interest and investment income derived from amounts on deposit in the Resource Reserve Account) shall remain in the Resource Reserve Account until such amount is transferred to the Revenue Account, as provided in paragraph (v) of this Section 3.03(j), or applied after an Event of Default as provided in Section 5.05.

(ii)	In the event that the Issuers determine to apply an amount that, when combined with all prepayments under Section 3.03(j)(iv), is up to one-half of the total amount deposited in the Resource Reserve Account pursuant to Section 3.03(e)(xi) from time to time (including one-half of all interest and investment income derived from amounts on deposit in the Resource Reserve Account) to fund the expansion of the wellfield or other capital improvements at any Facility in order to preserve and/or enhance the capacity of the geothermal resource at that Facility, the Issuers will provide written notice to the Administrative Agent, the Reservoir Consultant and the Independent Engineer of the proposed wellfield expansion or other capital improvements to which such amounts will be applied, such notice to be in sufficient detail for the Reservoir Consultant and the Independent Engineer to assess whether such proposed expansion or improvements will preserve and/or enhance the generation of power by such Facility. Upon approval of such notice by the Independent Engineer and the Reservoir Consultant, such approval to be provided within ten (10) days, the Depository shall transfer the amount requested from the Resource Reserve Account to the Operating Account. The Issuers shall apply the funds so transferred solely for the expansion or other capital improvements described in such notice.

(iii)	In the event that the Issuers determine to apply up to the entire amount on deposit in the Resource Reserve Account to prepay the Notes under Section 8.3(b)(i) of the Note Purchase Agreement, the Depository shall effect such prepayment upon receipt of a written direction by the Issuers in accordance with Section 8.3(b)(i) of the Note Purchase Agreement.

(iv)	In the event that the Issuers determine to apply any amount that, when combined with all withdrawals under Section 3.03(j)(ii), is up to one-half of the total amount deposited in the Resource Reserve Account pursuant to Section 3.03(e)(xi) from time to time (including one-half of all interest and investment income derived from amounts on deposit in the Resource Reserve Account) to prepay the Notes under Section 8.3(b)(ii) of the Note Purchase Agreement, the Depository shall effect such prepayment upon receipt of a written direction by the Issuers in accordance with Section 8.3(b)(ii) of the Note Purchase Agreement.

(v)	If (x) on any Projection Date on which amounts are on deposit in the Resource Reserve Account, or (y) on any other date as requested by the Issuers, the Updated Pro Forma provided on such Projection Date or such other date demonstrates that the Debt Service Coverage Ratio for all Facility Phases included in such Updated Pro Forma is at least 1.5:1 for each Fiscal Year over the remaining term of the Notes, then, so long as no Default or Event of Default has occurred and is continuing, the Depository, upon receipt of a notice executed by the Issuers and the Administrative Agent to that effect, shall transfer all amounts then on deposit in the Resource Reserve Account to the Revenue Account.

(k) Change in Law Account.

The Depository will use any amount deposited in the Change in Law Account solely to make a prepayment under Section 8.2(b) of the Note Purchase Agreement of the Tranche for which that Change in Law Letter of Credit was provided.

(l) Phase II Tranche Reserve Account.

The Depository shall transfer any amount deposited in the Phase II Tranche Reserve Account to the applicable Phase II Tranche Reserve Subaccount, as directed in writing by the Issuers and the Administrative Agent.

(m) Phase II Tranche Reserve Subaccounts.

(i)	Upon the written request of the Issuers, the Depository shall apply the amount in each Phase II Tranche Reserve Subaccount to effect a prepayment of the Phase II Tranche to which such Phase II Tranche Reserve Subaccount relates pursuant to Section 8.2(c) of the Note Purchase Agreement.

(ii)	On the Buy Down Date for each Phase II Tranche, upon receipt by the Depository of (A) a written statement signed by the Administrative Agent and a Responsible Officer of the Issuers that no further prepayment of that Phase II Tranche could be required pursuant to Section 8.2(c) of the Note Purchase Agreement or that all such prepayments of such Phase II Tranche have been made in full and (B) a written statement signed by a Responsible Officer of the Issuers that no Default or Event of Default has occurred and is continuing, the Depository shall, after making any transfers required by paragraph (i) of this Section 3.03(m), disburse the amount in the Phase II Tranche Reserve Subaccount relating to that Phase II Tranche to or at the direction of the Issuers, and the Trustee shall release any Phase II Tranche Reserve Letter of Credit relating to that Phase II Tranche.

(n) Distribution Suspension Account.

(i)	If on any date (x) the amount available in the Construction Account, including amounts deposited in the Interest During Construction Subaccount by the Sponsor pursuant to the Equity Contribution Agreement, is insufficient to make any of the payments or transfers in Section 3.03(a) or (y) the amount available in the Revenue Account is insufficient to make any of the payments or transfers in paragraphs (i) through (xii) of Section 3.03(e) (prior to any transfer from the Debt Service Reserve Account to the Revenue Account pursuant to Section 3.03(g)(i)), the Depository shall, to the extent of available funds in the Distribution Suspension Account, transfer the amount of such insufficiency from the Distribution Suspension Account to the Construction Account or the Revenue Account, as appropriate.

(ii)

In the event that, on any day which is at least ten (10) days following a Payment Date and is not more than sixty (60) days following such Payment Date, the payments, transfers and allocations required by paragraph (i) have been made or duly provided for, and the conditions for declaring, paying or making dividends or distributions set forth in Section 10.5 of the Note Purchase Agreement have otherwise been satisfied, the Depository shall, on receipt of a written request executed by the Issuers certifying that all of such conditions set forth in Section 10.5 of the Note Purchase Agreement have been satisfied, together with confirmation from the Administrative Agent pursuant to a Decision Request under the Intercreditor Agreement that such conditions have been satisfied, pay to or at the written direction of the Issuers the lesser of the Distribution Percentage of the amounts remaining in the Distribution Suspension Account on such date, which Distribution Percentage will be included in the written request confirmed by the Administrative Agent and provided to the Depository under this Section 3.03(n)( ii).

(iii)	The Intercreditor Agreement requires that DOE approve each withdrawal from the Distribution Suspension Account under paragraph (ii) of this Section 3.03(n) in order for the Administrative Agent to confirm that the conditions to such withdrawal have been satisfied, and DOE shall have six Washington Business Days to complete such review.

(o) Notice of Account. All instructions to the Depository with respect to payments pursuant to this Section 3.03 shall be provided to the Depository and the Administrative Agent at least three (3) Business Days before such payment is due. The Issuers shall instruct each party depositing funds with the Depository to identify in writing the amount of such funds, the source of such funds and the proper Depository Account into which such funds are to be deposited. Absent receipt of such identifying information, the Depository shall deposit all unidentified funds in the Revenue Account.

Section 3.04. Letters of Credit; Ormat Guarantee.

(a) The Trustee shall at all times while any Issuer Letter of Credit or Equity Letter of Credit remains in effect hold it in safekeeping for the benefit of the holder(s) of the Notes.

(b) If the Debt Service Reserve Letter of Credit is provided and by 10:00 a.m., New York time, on the Business Day immediately preceding any date on which any scheduled payment of interest or principal on the Note(s) is due, the amount available in the Construction Account (for payments pursuant to Section 3.03(a)(ii)), in the Revenue Account (for all other such payments), and/or in the Distribution Suspension Account and/or the Debt Service Reserve Account is insufficient to make such payment in full, the Trustee shall make a draw on the Debt Service Reserve Letter of Credit in an amount equal to the amount of such insufficiency (or, if less, the maximum amount then available under the Debt Service Reserve Letter of Credit) and shall deposit such amount into the Debt Service Reserve Account, which amount shall be used solely to make such scheduled payment on the Note(s) in accordance with Section 3.03(a)(ii) or Section 3.03(e).

(c) If the Well Drilling and Capex Reserve Letter of Credit is provided and on any date on which the Issuers request a transfer of funds from the Well Drilling and Capex Reserve Account that has been approved, if and to the extent required, by the Reservoir Consultant or the Required Senior Creditors, there are insufficient funds in the Well Drilling and Capex Reserve Account to effect that transfer, the Trustee shall make a draw on the Well

Drilling and Capex Reserve Letter of Credit in an amount equal to the amount of such insufficiency (or, if less, the maximum amount then available under the Well Drilling and Capex Reserve Letter of Credit) and shall deposit such amount into the Well Drilling and Capex Reserve Account, which amount shall be used solely in accordance with Section 3.03(h).

(d) If (i) any Performance Level Reserve Letter of Credit is provided, (ii) the Trustee receives notice that a prepayment of any Note(s) is due under Section 8.2(c) of the Note Purchase Agreement, and (iii) the Trustee receives a notice from the Issuers that some or all of the funds to make such prepayment should be drawn from the Performance Level Reserve Account, the Trustee shall make a draw on the Performance Level Reserve Letter(s) of Credit in an amount equal to the amount requested by the Issuers to be withdrawn from the Performance Level Reserve Account (or, if less, the maximum amount then available under the Performance Level Reserve Letter(s) of Credit) and shall use such amount solely to make such prepayment under Section 8.2(c) of the Note Purchase Agreement.

(e) If (i) a Change in Law Letter of Credit is provided, (ii) the Trustee receives notice that a prepayment of the Tranche for which that Change in Law Letter of Credit was provided is due under Section 8.2(b) of the Note Purchase Agreement and (iii) the amount available in the Distribution Suspension Account is insufficient to make such prepayment in full, the Trustee shall make a draw on such Change in Law Letter of Credit in an amount equal to the amount of such insufficiency (or, if less, the maximum amount then available under the Change in Law Letter of Credit) and shall deposit such amount into the Change in Law Account, which amount shall be used solely to make such prepayment under Section 8.2(b) of the Note Purchase Agreement in accordance with Section 3.03(k).

(f) If (i) any Phase II Tranche Letter of Credit is provided, (ii) the Trustee receives notice that a prepayment of any Note(s) is due under Section 8.2(c) of the Note Purchase Agreement with respect to Phase II of the McGinness Hills Facility or Phase II of the Tuscarora Facility, and (iii) the Trustee receives a notice from the Issuers that some or all of the funds to make such prepayment should be drawn from such Phase II Tranche Letter of Credit, the Trustee shall make a draw on the Phase II Tranche Letter of Credit in an amount equal to the amount requested by the Issuers (or, if less, the maximum amount then available under the Phase II Tranche Letter of Credit) and shall use such amount solely to make such prepayment under Section 8.2(c) of the Note Purchase Agreement.

(g) If the Trustee receives notice that a prepayment of any Tranche is due under Section 8.2(c) of the Note Purchase Agreement and the sum of (i) amounts on deposit in the Distribution Suspension Account (subject to satisfaction of the conditions to a distribution of such amounts under Section 3.03(n)(ii) herein, other than conditions that cannot be satisfied solely because the Buy Down Date Prepayment DSCRs for the Facility Phase giving rise to the prepayment under Section 8.2(c) of the Note Purchase Agreement has not been achieved or such Facility Phase has not achieved Project Completion), (ii) amounts on deposit in the Liquidated Damages Subaccount, and (iii) amounts on deposit in the Performance Level

Reserve Account, is insufficient to effect such prepayment in accordance with Section 8.2(c) of the Note Purchase Agreement, the Trustee shall demand a draw under the Ormat Guarantee relating to such Tranche in the amount of such insufficiency (or, if less, the maximum amount then available to be drawn under such Ormat Guarantee).

(h) If the Construction Letter of Credit is provided and the amount available in the Construction Account on any date is insufficient to make any of the payments or transfers from the Construction Account under Section 3.03(a) on such date (including without limitation under Section 3.03(a)(v)), the Trustee shall make a draw on the Construction Letter of Credit in an amount equal to the amount of such insufficiency (or, if less, the maximum amount then available under the Construction Letter of Credit), which amount will be deposited in the Construction Account and used solely for one or more of the purposes set forth in Section 3.03(a).

(i) If on any date that an Equity Contribution is due for a Facility Phase or for an interest payment on a Tranche financing the Project Costs for the Facility Phase under the Equity Contribution Agreement, some or all of such Equity Contribution is not deposited into the Construction Subaccount for that Facility Phase or in the Interest During Construction Subaccount, as applicable, the Trustee shall make a draw on the Equity Letter of Credit for such Facility Phase in an amount equal to the amount of such insufficiency (or, if less, the maximum amount then available under the Equity Letter of Credit), which amount will be deposited in such Construction Subaccount and used solely for one or more of the purposes set forth in Section 3.03(b) or in the Interest During Construction Subaccount and used solely for the purposes set forth in Section 3.03(d), as directed by the Administrative Agent.

(j) In the event that any Issuer Letter of Credit has been drawn in accordance with this Agreement, on any date that is five (5) Business Days prior to a Payment Date, the Trustee or the Administrative Agent may require the Issuers to provide a statement from the Letter of Credit Bank issuing such Issuer Letter of Credit as to the amount available under such Issuer Letter of Credit.

(k) To the extent that any Issuer Letter of Credit or Equity Letter of Credit is not renewed at least thirty (30) days prior to such Issuer Letter of Credit’s or Equity Letter of Credit’s expiration, the Trustee, at the direction of the Administrative Agent, shall draw the full amount available under such Issuer Letter of Credit or Equity Letter of Credit and shall deposit such amount (i) in the Construction Account if such amount is drawn on the Construction Letter of Credit, (ii) in the Performance Level Reserve Account if such amount is drawn on a Performance Level Reserve Letter of Credit, (iii) in the Interest During Construction Subaccount and the applicable Construction Subaccount, as directed by the Administrative Agent, if such amount is drawn on any Equity Letter of Credit, (iv) in the Debt Service Reserve Account if such amount is drawn on the Debt Service Reserve Letter of Credit, (v) in the Well Drilling and Capex Reserve Account if such amount is drawn on the Well Drilling and Capex Reserve Letter of Credit, (vi) in the Change in Law Account if such amount is drawn on the Change in Law Letter of Credit, and (vii) in the Phase II Tranche Reserve Account if such amount is drawn on a Phase II Tranche Letter of Credit.

Section 3.05. Investment of Depository Account Moneys.

Any moneys held by the Depository in the Depository Accounts shall, upon receipt of a written request executed by a Responsible Officer of the Issuers, be invested by the Depository in Permitted Investments selected by the Issuers as specified in such written request at the sole risk of the Issuers. All interest and investment income realized as a result of such investments shall be retained in the Depository Account from which the principal amount upon which such interest or income was realized was taken. The Depository shall have no obligation to invest and reinvest any cash held in the Depository Accounts in the absence of timely and specific written investment direction from a Responsible Officer of the Issuers. In no event shall the Depository be liable for the selection of investments or for investment losses incurred thereon by reason of investment performance, liquidation prior to stated maturity or otherwise. The Depository shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of a Responsible Officer to provide timely written investment direction.

The parties to this Security Agreement acknowledge that shares or investments in Permitted Investments are not obligations of Wilmington Trust Company, or any parent or Affiliate of Wilmington Trust Company, are not deposits and are not secured by the Federal Depository Insurance Corporation. The Depository or its Affiliates may be compensated by mutual funds or other investments comprising Permitted Investments for services rendered in its capacity as investment advisor, or other service provider, and such compensation is both described in detail in the prospectuses for such funds or investments, and is in addition to the compensation, if any, paid to Wilmington Trust Company in its capacity as Depository hereunder.

The Depository shall provide to the Issuers and the Administrative Agent a statement of all balances of, transfers and investments made with respect to all Depository Accounts at least once a month.

Section 3.06. Reports for Administrative Agent.

The Depository shall certify to the Administrative Agent, within ten (10) days after the end of each calendar quarter, the amounts of proceeds from the sale of the Notes (if any) disbursed to each Issuer during such calendar quarter, the outstanding principal amount of the Note(s) as of the end of such calendar quarter, and the repayments of principal and interest and accruals of interest during the preceding calendar quarter.

ARTICLE IV

COVENANTS OF THE ISSUER

Each Issuer covenants that on and after the date of this Security Agreement and until the Note is paid in full and all of the Obligations are discharged:

Section 4.01. Defense of Title.

Until the Discharge Date, each Issuer shall warrant, defend and preserve its right, title and interest in and to the Collateral and the validity and priority of the Lien of the Security Documents and shall forever warrant and defend the same against the claims of all persons whomsoever, and no Issuer shall sell or otherwise alienate any of its interests in the Collateral except as otherwise permitted under the Loan Documents. Each Issuer shall maintain good and valid rights and title to its real property, including, in each case, to the extent applicable, the land, leasehold estates, license rights and easements constituting the Project Land, and all of its other property, free and clear of all Liens except Permitted Liens and as otherwise provided under this Security Agreement.

Section 4.02. Further Assurances.

Each Issuer shall execute, file and deliver any further writing, instrument or document and take any further action as may be required by applicable law or reasonably requested from time to time by the Required Senior Creditors, and in form and substance reasonably satisfactory to the Required Senior Creditors, and make all recordings and filings and take all such other action as may be necessary or desirable under any applicable law to evidence, effectuate, preserve the priority of, protect and perfect the Lien on and security interest in the Collateral securing the Obligations, and, in addition and in furtherance of, but not in limitation of, the foregoing, use its commercially reasonable efforts to comply with any request of the Trustee or the Required Senior Creditors to obtain, execute, deliver or file nondisturbance agreements, mortgagee’s waivers, and such other instruments and notices, amendments and renewals thereof, as the Trustee or the Required Senior Creditors shall deem appropriate to fully preserve and protect the Lien on and security interest in the Collateral securing the Obligations; provided, however, that nothing contained in this Section shall require any Issuer to pay or suffer forbearance of any Material amounts, or waive or otherwise terminate the effectiveness of any material term or other provision, in connection with any such nondisturbance agreement, mortgagee’s waiver or other instrument.

Section 4.03. Recordings and Filings.

(a) Each Issuer, forthwith upon the execution of the Security Documents, and thereafter from time to time, shall cause such Security Documents and any other security instrument creating, evidencing, perfecting or continuing the perfection of the Lien hereof and thereof, to be filed or recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect the Lien on and security interest in the Collateral securing the Obligations.

(b) Each Issuer shall, upon the request of the Trustee or the Administrative Agent, execute supplements to its Deed of Trust, supplements to this Security Agreement and financing statements, continuation statements and any other instruments or documents reasonably deemed necessary or desirable by the Required Senior Creditors, to perfect or preserve the Lien on and security interest in the Collateral securing the Obligations. To the extent permitted by law, the Trustee is authorized to record and file supplements to this Security Agreement and financing or continuation statements without the signature of any Issuer to perfect, maintain or maintain the perfection of the Trustee’s Lien on and security interest in the Collateral (including a copy of this Security Agreement), and each Issuer ratifies and approves all financing statements which the Trustee may have already filed and authorizes the Trustee to adopt on such Issuer’s behalf any symbol required for authenticating any electronic filings. Each Issuer waives any right to file correction or termination statements without the Trustee’s advance written consent. Each Issuer further agrees that to the extent permitted by law, a carbon, photographic, photostatic or other reproduction of any Security Document or of a financing statement is sufficient as a financing statement.

(c) The Issuers shall pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgement of this Security Agreement, the Deeds of Trust, the other Security Documents, any instrument supplemental hereto or thereto, any security instrument with respect to the Collateral (including instruments perfecting the Lien of any Security Documents or continuing such perfection) and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, impositions, assessments and charges arising out of or in connection with the execution and delivery of the Notes, the Note Purchase Agreement, this Security Agreement, the other Security Documents, any instrument supplemental hereto or thereto, any security instrument with respect to the Collateral or any instrument of further assurance.

(d) The Issuers shall be responsible for notifying the Trustee (with a copy of such notice sent to each Senior Creditor, the Administrative Agent and the Master Servicer) six (6) months before the fifth anniversary of the filing of any Uniform Commercial Code financing statement or continuation statement that a continuation of such financing statement must be filed. The Issuers shall include with such notice to the Trustee a continuation statement for each such financing statement or continuation statement. The Issuers shall thereafter file such continuation statement in a timely manner at the Issuers’ own expense and shall promptly thereafter provide the Trustee, the Administrative Agent and the Master Servicer with evidence reasonably satisfactory to it of such filing.

Section 4.04. Payment of Fees, Costs and Expenses.

Without duplication of Sections 9.12 and 14.1 of the Note Purchase Agreement, the Issuers shall pay promptly the costs, including attorneys’ fees and expenses that the Trustee or the Senior Creditors may incur in the collection or enforcement of the Obligations or the Security Documents, and shall indemnify and reimburse the Secured Parties and their officers, directors, employees, representatives and agents for all amounts required to be paid by it or them, including any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property or natural resources), penalties, taxes (other than Excluded Taxes), actions, suits, judgments, costs and expenses (including reasonable attorneys’ and agents’ fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Secured Parties directly or indirectly relating to, or arising from, claims against the Secured Parties arising out of or in connection with the transactions contemplated hereby (including, but not limited to, the Consents, the Deeds of Trust and the other Security Documents), except to the extent caused by the bad faith, gross negligence or willful misconduct of such Secured Party or any of their respective officers, directors, employees, representatives and agents. The provisions of this Section 4.04 shall survive the termination of this Security Agreement.

Section 4.05. Litigation.

At any time (i) during the existence and continuation of an Event of Default or (ii) when an insurance company has refused to name the Trustee as the loss payee on any insurance maintained by the Issuers (other than liability insurance), the Trustee and the Senior Creditors shall have the right to appear in and defend any action or proceeding involving any Issuer or any Facility (i) in excess of $500,000 or (ii) challenging the validity, enforceability or any Material term of an Applicable Permit, Lease, Easement or any other Major Project Document, in the name and on behalf of any Issuer, if the Required Senior Creditors inform such Issuer in writing that they believe the defense of such action or proceeding by such Issuer may have a Material Adverse Effect on the value of the Collateral or the Lien of the Security Documents. The Trustee or the Required Senior Creditors shall also have the right, at any time (i) during the existence and continuation of an Event of Default or (ii) when an insurance company has refused to name the Trustee as the loss payee on any insurance maintained by the Issuers (other than liability insurance), to institute any action or proceeding, if the Required Senior Creditors inform such Issuer in writing that they, in their reasonable judgment, believe should be brought to protect the value of the Collateral or the Lien of the Security Documents. If any action or proceeding is commenced by the Trustee or the Senior Creditors as provided above or to which action or proceeding the Senior Creditors are made parties or in which, in the reasonable opinion of the Senior Creditors, it becomes necessary to prevent a Material Adverse Effect on the Lien of the Security Documents or to protect the value of the Collateral, the Issuers shall indemnify, defend and hold the Trustee and the Senior Creditors harmless against any loss or liability arising out of or related to or incurred in connection with any such action or proceeding and shall, on demand, promptly reimburse the Trustee and the Senior Creditors for all judgments paid and expenses (including, without limitation, attorneys’ fees and appellate attorneys’ fees) incurred by the Trustee or the Senior Creditors, in such action or proceeding, any such reimbursement to be an additional Obligation secured by the Collateral.

Section 4.06. Insurance, Condemnation.

(a) The Issuers shall maintain or cause to be maintained, the insurance required by Section 9.4 of the Note Purchase Agreement. Each Issuer agrees that if an Event of Default exists or a Default exists and the Required Senior Creditors reasonably believe that there would be a Material Adverse Effect on the value of the Collateral, the Trustee may act as attorney-in-fact for such Issuer in obtaining, adjusting, settling and canceling such insurance and receiving and endorsing any drafts. If the Issuers shall fail to provide and pay for any such insurance as set forth in Schedule 9.4 to the Note Purchase Agreement, the Trustee may (but shall not be required to), provide or pay for the same, at the expense of the Issuers, as set forth in Schedule 9.4 to the Note Purchase Agreement.

(b) In the event of any damage, destruction, condemnation, taking or taking for use (any such event referred to herein as an “Event of Loss”) with respect to any portion of any Facility in excess of $500,000 (singly or in the aggregate), the applicable Facility Owner shall notify, in writing, the Secured Parties of such Event of Loss, in accordance with Section 7.1(f) of the Note Purchase Agreement. Each Issuer agrees that, upon the occurrence of an Event of Loss, it shall promptly pay any and all proceeds (including, without limitation, condemnation or insurance proceeds) received by it in respect of such Event of Loss, up to an amount equal to the then outstanding principal amount of the Notes, plus accrued interest thereon, to the Trustee to be held by the Trustee (together with all income thereon) pursuant to this Security Agreement as part of the Collateral securing the Obligations. The Trustee shall deposit all such payments received from the Issuers or directly from any insurer or condemning authority in an account maintained with the Depository (the “Insurance and Condemnation Proceeds Account”), provided, however, that all proceeds of business interruption insurance shall be deposited into the Revenue Account, in accordance with Section 3.02(e). Unless the Issuers have determined with the concurrence of the Independent Engineer that no repair, replacement or reconstruction is necessary, or as otherwise provided in Section 4.06(f), the Facility Owner shall be obligated to repair, replace or reconstruct its Facility subject to an Event of Loss to a condition substantially equivalent to its condition immediately prior to such Event of Loss or to a condition of at least equivalent value, regardless of whether the insurance proceeds covering such damage or destruction, or the amount of the award or compensation for damages recovered on account of such taking or condemnation, shall be sufficient to pay the cost thereof. The repair, replacement or reconstruction of the Facility shall be completed within a period of twelve (12) months so long as (i) there is no Default or Event of Default at the time of the Event of Loss and (ii) the Facility Owner demonstrates to the satisfaction of the Independent Engineer and the Administrative Agent that (A) the construction budget and the schedule for the repair, replacement or reconstruction of the Facility are adequate and reasonable, (B) the insurance proceeds received by or due to the Issuers in relation to such Event of Loss (other than the proceeds of any business interruption insurance), together with other amounts contributed to the Issuers or otherwise committed to the Facility Owner for such repair, replacement or reconstruction on terms that are acceptable to the Required Senior Creditors, will be sufficient to complete such repair, replacement or reconstruction, (C) the Issuers will be able to make all scheduled payments on the Notes during such repair, replacement or reconstruction without drawing on the Debt Service Reserve Letter of Credit or the amounts on deposit in the Debt Service Reserve Account, and (D) the Facility Owner is diligently pursuing such repair, replacement or reconstruction. Any extension of the deadline to complete the repair, replacement or reconstruction of a Facility beyond twelve (12) months shall be subject to the written consent of the Senior Creditors.

(c) For the purposes of this Section 4.06, a Facility shall be deemed to be in a condition substantially equivalent to its condition or value immediately prior to suffering an Event of Loss for which the insurance proceeds payable to the Issuers exceed $500,000, if the Independent Engineer certifies that such Facility can be used effectively for substantially the same quantity and quality of generation and transmission of electric energy, capacity and related products for commercial sale for which it was used immediately prior to such Event of Loss, which certification shall be reasonably satisfactory to the Required Senior Creditors in form, scope and substance.

(d) If, from time to time on or before the date that is twelve (12) months immediately succeeding the occurrence of an Event of Loss (or such longer period as may be authorized pursuant to Section 4.06(b)), the Issuers shall deliver to the Depository and the Administrative Agent a certificate in substantially the form of Exhibit E hereto (an “Insurance Withdrawal Certificate”), signed by a Responsible Officer of each Issuer, certifying as to:

(i) the amount requested to be withdrawn from the Insurance and Condemnation Proceeds Account for the Facility for the next month as reimbursement for expenses previously incurred, presently due and payable, or to become due and payable within one (1) month in connection with the restoration of a Facility to a condition substantially equivalent to its condition or value immediately prior to such Event of Loss (the “Restoration Costs”);

(ii) the attached copies of bills or other written evidence of costs describing the Material items purchased and/or the Material services rendered and all other Material pertinent schedules, statements, invoices, change orders or other information; and

(iii) a reconciliation of all Restoration Costs disbursed through the date of such Insurance Withdrawal Certificate to the projected total costs of restoring the applicable Facility to a condition substantially equivalent to its condition or value immediately prior to such Event of Loss (the “Projected Total Restoration Costs”), demonstrating that, after giving effect to the proposed withdrawal, the amounts remaining on deposit in the Insurance and Condemnation Proceeds Account with respect to such Event of Loss together with other amounts contributed to, or otherwise committed or available to, the Issuers are sufficient to pay the Projected Total Restoration Costs of such Facility Phase and further certifying in such Insurance Withdrawal Certificate that (1) all the amounts of Restoration Costs set forth in the certificate have been paid, are presently due and payable or shall be due and payable within one (1) month, (2) none of such amounts has been the subject of any prior payment request submitted to the Depository, and (3) the entire amount of the withdrawal requested in clause (A), above, shall be used to pay, or to reimburse the Issuers for payment of, the Restoration Costs set forth in the Insurance Withdrawal Certificate, then, upon written approval thereof by the Administrative Agent (in consultation with the Independent Engineer), the Depository shall, no later than one (1) Business Day after its receipt of such written approval, transfer funds on deposit in the Insurance and Condemnation Proceeds Account as directed by the Issuers in the Insurance Withdrawal Certificate (such Insurance Withdrawal Certificate shall include a wire transfer instruction and all amounts disbursed hereunder shall be wired by the Trustee directly to the entity due such amounts).

Each Issuer hereby agrees that all funds received by it pursuant to this Section 4.06(d)(i) shall be applied exclusively to the payment of, or reimbursement for, Restoration Costs which have been properly identified in an Insurance Withdrawal Certificate. No more than one Insurance Withdrawal Certificate shall be delivered to the Trustee for any single Facility in any single calendar month.

(e) Each Issuer, immediately upon obtaining Knowledge of the institution of any proceedings for the condemnation or other taking of the Collateral or any portion thereof, or the use thereof, shall, in accordance with Section 7.1(e) of the Note Purchase Agreement, notify, in writing, the Administrative Agent of the pendency of such proceedings. The Trustee is hereby irrevocably appointed as the Issuers’ attorney-in-fact, coupled with an interest, with exclusive power to make, during the continuance of any Event of Default, any compromise or settlement in connection with such proceedings at the written direction of the Required Senior Creditors.

(f) In the event all or substantially all of Phase I of any Facility is damaged, destroyed, condemned or otherwise taken, the Issuers shall prepay, in accordance with the provisions of Section 8.2(a) of the Note Purchase Agreement, a principal amount of the Notes such that the principal amount so prepaid together with unpaid interest accrued thereon is equal to the insurance proceeds received with respect to such Facility. In the event any portion of any Facility Phase is subject to an Event of Loss, but less than substantially all of that Facility Phase is affected by such Event of Loss, the Issuers shall not be obligated to repair, replace or reconstruct any such portion if, the Issuers are diligently pursuing the decision as to whether to repair, replace or reconstruct such portion and on or prior to the date six months immediately succeeding such Event of Loss, the Issuers in their good faith judgment determine that it would be uneconomic to repair, replace or reconstruct such portion. If the Issuers make such determination and so certify to the Trustee on or prior to the date six months immediately succeeding such Event of Loss, the Issuers shall, upon the earliest of the expiration of such six-month period or the time proceeds, if any, of insurance, condemnation or taking are received with respect to such Event of Loss, promptly make the prepayment described above in this Section 4.06(f). Any prepayment made under this Section 4.06(f) shall be made without any prepayment premium, Make Whole Amount or Modified Make Whole Amount.

Section 4.07. Maintenance of Collateral.

Each Issuer at its own expense shall, subject to the existence of Permitted Liens, at all times take all steps reasonably necessary and desirable to protect its interest in the Collateral, including, without limitation, the following:

(a) if an Event of Default exists, deliver to the Trustee, promptly upon its request therefor, all schedules, lists, invoices, bills of lading, documents of title, purchase orders, receipts, chattel paper, instruments and other items relating to its interest in the Collateral;

(b) when required by applicable law or otherwise necessary or desirable for the perfection or maintenance of the Trustee’s Lien on and security interest in the Collateral or when requested to do so by the Trustee, make, stamp or record such entries or legends on any of such Issuer’s books and records relating to the Collateral as the Required Senior Creditors shall reasonably request from time to time; and

(c) pay, promptly when due, all expenses incurred in the delivery, storage or other handling of its interest in the Collateral.

Section 4.08. Compliance with the Note Purchase Agreement.

Each Issuer shall comply with each of the covenants and other requirements of the Note Purchase Agreement and shall give written notice to the Trustee of any change in the registered holder of a Note.

Section 4.09. Right of Trustee to Make Payments.

If any Issuer fails to make any payment required by this Security Agreement, or pursuant to any Deed of Trust, other than a payment under any Project Document, the Required Senior Creditors may, but shall not be required to, direct the Trustee, by ten (10) days’ prior written notice to such Issuer and the Trustee, to make such payment out of funds held in the Depository Accounts. If at any time during the existence and continuation of an Event of Default any Issuer fails to make any payment required under any Project Document or to comply with any of the covenants in this Security Agreement (including, without limitation, the covenants set forth in Section 4.11) or the covenants in any Deed of Trust, the Required Senior Creditors may, but shall not be required to, direct the Trustee, by ten (10) days’ prior written notice to such Issuer and the Trustee, to make such payment out of funds held in the Depository Accounts or to effect compliance with the covenants mentioned above on behalf of such Issuer. Notwithstanding the foregoing, the Required Senior Creditors may direct the Trustee to pay any insurance premiums out of funds held in the Depository Accounts prior to any insurance policy required under the Note Purchase Agreement lapsing, without regard to whether an Event of Default exists at the time of such payment. All amounts expended by the Trustee under this Section shall be deemed additional Obligations secured by the Collateral, and such Issuer shall reimburse the Depository Accounts promptly after demand for any amounts expended therefrom, with interest on such amounts at the Default Rate with respect to the Notes.

Section 4.10. Deed of Trust Taxes.

If (i) any law is enacted or adopted after the date of this Security Agreement which changes the laws now in force for the taxation of deeds of trust, security instruments or debts secured thereby or the manner of the operation of any such taxes or which otherwise imposes a tax, either directly or indirectly, on the Notes or the Security Documents or (ii) the U.S., any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to any of the Notes or the Security Documents, the Issuers shall pay such tax, with interest and penalties thereon, if any, without any right to set-off the amount of such payment(s) against the Obligations; provided, however, that in no instance shall the Issuers be obligated to pay any Excluded Taxes.

Section 4.11. Operative Documents.

(a) No Issuer will receive or collect any payments under the Project Documents in advance of the time when the same become due and payable thereunder without the prior written consent of the Required Senior Creditors.

(b) No Issuer shall, without the prior written consent of the Required Senior Creditors, make any election or give any consent or approval under any Lease or Easement with the U.S. Bureau of Land Management if such election, consent or approval, as the case may be, would have or could reasonably be expected to have a Material Adverse Effect, except as provided under Section 9.11 of the Note Purchase Agreement.

(c) During the existence and continuation of an Event of Default, the Trustee or the Required Senior Creditors shall have the right, but not the obligation, to intervene and participate in any arbitration proceeding under and pursuant to the provisions of a Project Document in excess of $500,000 (in the aggregate) or in any arbitration proceeding under and pursuant to the provisions of a Major Project Document in which injunctive relief is sought and each Issuer agrees to confer with the Senior Creditors and with the Trustee, to the extent the Required Senior Creditors shall deem necessary. No Issuer shall compromise on any such arbitration proceeding during the existence and continuation of an Event of Default without the prior written consent of the Required Senior Creditors. Should any Issuer have the right to select an arbitrator or appraiser in connection with such proceeding during the existence and continuation of an Event of Default, such Issuer shall only select an arbitrator or appraiser, as the case may be, who is approved in writing by the Required Senior Creditors.

(d) Each Issuer shall execute and deliver, upon the request of the Required Senior Creditors, such instruments as the Required Senior Creditors may reasonably deem useful or required to permit the Trustee or the Required Senior Creditors to cure any default under a Major Project Document or permit the Trustee or the Required Senior Creditors to take such actions as the Required Senior Creditors may deem necessary to remedy the matter in default and preserve the interest of the Trustee and the Senior Creditors in such Major Project Document.

(e) No Issuer shall enter into any agreement, other than the Power Purchase Agreements, covering the sale of energy, capacity, ancillary services or any other product produced by any Facility without the prior written consent of the Required Senior Creditors. Each Issuer shall take such action as may be required effectively to subject its interest in any such agreement to the Lien and security interest of this Security Agreement.

(f) No Issuer shall (i) change its name or (ii) change the state of its incorporation or organization, without the advance written consent of the Trustee (acting at the direction of the Required Senior Creditors).

Section 4.12. Issuer Revenues.

The Issuers shall cause all Issuer Revenues to be deposited in, and disbursed from, the Construction Account, the Revenue Account or the Performance Level Reserve Account in accordance with the Consents, Section 3.02 of this Security Agreement and the Note Purchase Agreement.

Section 4.13. No Lender Liability.

Each Issuer acknowledges that neither the Trustee nor the Depository nor any Senior Creditor nor the Administrative Agent shall have any liability, obligation or responsibility whatsoever to any Issuer with respect to the operation of any Facility, unless the Trustee or such Senior Creditor or the Administrative Agent shall, following any Event of Default, take possession of such Facility or otherwise exercise its rights and remedies in a manner so as to effect control over the operations of the Issuers or such Facility, in which case the Trustee, the Depository and the Senior Creditors shall have no liability, obligation or responsibility whatsoever to such Issuer in connection with the operation of such Facility, except for any liability arising from its own gross negligence, willful misconduct or bad faith or otherwise established by applicable law. Moreover, each Issuer acknowledges that none of the Trustee nor the Depository nor the Senior Creditors nor the Administrative Agent nor the Master Servicer shall be obligated to inspect any Facility, nor be liable for the performance or default of such Issuer, such Facility, any contractor or any other Person, or for any failure to protect or insure any Facility, or for the payment of costs of labor, materials or services supplied for the operation of each Facility, or for the performance of any obligation of any Issuer whatsoever.

Section 4.14. Funding Date Flow of Funds Memo.

The Issuers shall, on or prior to each Funding Date, provide the Depository, the Senior Creditors and the Administrative Agent with a flow of funds memo in substantially the form of Exhibit C hereto or another form agreed to by the Depository, the Issuers and the Administrative

Agent (the “Funding Date Flow of Funds Memo”) indicating, to the satisfaction of the Depository and the Required Senior Creditors, the aggregate amount of funds to be received by the Depository on such Funding Date and the source of origination of such funds and directing the Depository to apply such funds as set forth in such Funding Date Flow of Funds Memo.

Section 4.15. Delivery of Operating Budget; Request for Withdrawals from Revenue Account.

The Issuers shall promptly provide the Trustee and the Depository with a copy of the Consolidated Operating Budget after it has been approved by the Independent Engineer and the Required Senior Creditors or adjusted from the prior year’s Consolidated Operating Budget because such approval has not been obtained, each in accordance with Sections 7.1(c) and (d) of the Note Purchase Agreement.

Section 4.16. Pledged Interests.

Each Issuer shall cause its equity interests to be evidenced by and remain “certificated securities” as defined in Article 8 of the UCC. If any Pledged Interest of any Issuer consists of “uncertificated securities” within the meaning of the UCC or is otherwise not evidenced by any certificate or instrument, such Issuer will immediately notify the Trustee thereof and will immediately take and cause to be taken all actions required under Articles 8 and 9 of the UCC and any other applicable law, to enable the Trustee to acquire “control” (within the meaning of such term under Section 8-106(d)(2) (or its successor provision) of the UCC) of such uncertificated securities and as may be otherwise reasonably necessary or deemed reasonably appropriate by the Trustee to perfect the security interest of the Trustee therein.

The certificates for the Pledged Interests are being delivered to the Trustee upon the execution of this Security Agreement; any notes, certificates or instruments evidencing the Pledged Interests issued at any time shall promptly be delivered to the Trustee, in each case accompanied by a duly executed indorsement, instrument of transfer or assignment in blank. Following an Event of Default, the Trustee shall have the right at any time to exchange notes, certificates and instruments representing or evidencing the Pledged Interests or the Pledged Indebtedness for certificates or instruments in smaller or larger denominations. When the certificates evidencing the Pledged Interests or when any notes, certificates or instruments evidencing any other Collateral, shall be delivered hereunder, for so long as such certificates or instruments shall remain in the possession of the Trustee in the State of New York, the security interest in such Collateral shall be perfected under the Uniform Commercial Code as in effect in the State of New York.

Each Issuer shall forthwith, upon the occurrence and continuation of an Event of Default and upon the request of the Trustee (acting at the direction of the Required Holders), cause such Pledged Interests to be registered in the name of the Trustee or such of its nominees as the Required Senior Creditors shall direct, provided, however, that:

(a) so long as no Default or Event of Default shall have occurred and be continuing:

(i)	OFC 2 shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof for any purpose not inconsistent with the terms of this Security Agreement or the other Loan Documents; provided, however, that OFC 2 shall not exercise or refrain from exercising any such right if such action would have a Material Adverse Effect.

(ii)	OFC 2 shall be entitled to receive and retain any and all distributions paid in respect of the Pledged Interests and each Facility Owner shall have the right to make any and all distributions in respect of the Pledged Interests, subject to the terms of Section 10.5 of the Note Purchase Agreement and Section 3.03(n) of this Security Agreement; provided, however, that any and all

(A)	distributions paid or payable other than in cash in respect of, and instruments and other non-cash property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Interests,

(B)	distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, and

(C)	cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests shall be, and shall be forthwith delivered to the Trustee to hold as, Pledged Interests and shall, if received by OFC 2, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of OFC 2 and be forthwith delivered to the Trustee as Pledged Interests in the same form as so received (with any necessary endorsement).

(iii)	The Trustee shall, upon receipt of a certification from a Responsible Officer of OFC 2 to the effect that no Default or Event of Default has occurred and is continuing and that OFC 2 is entitled to exercise such rights in accordance with the terms hereof, execute and deliver (or cause to be executed and delivered) to OFC 2 all such proxies and other instruments as OFC 2 may reasonably request for the purpose of enabling OFC 2 to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, distributions or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i)	The Trustee may, at the direction of the Required Senior Creditors and, as applicable, the Administrative Agent and with notice to OFC 2, transfer or register in the name of the Trustee or any of its nominees or designees any or all of the Pledged Interests.

(ii)	All rights of OFC 2 (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 4.16(a)(i) shall, upon notice to OFC 2 by the Trustee, cease and (y) to receive the distributions that it would otherwise be authorized to receive and retain pursuant to Section 4.16(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon (subject to the terms of the Intercreditor Agreement) have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Interests such distributions.

(iii)	All distributions that are received by OFC 2 contrary to the provisions of paragraph (ii) of this Section 4.16(b) shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of OFC 2 and shall be forthwith paid over to the Trustee as Pledged Interests in the same form as so received (with any necessary endorsement).

(c) OFC 2 shall (i) cause each Facility Owner not to issue any stock, other securities or interests in addition to or in substitution for the Pledged Interests issued by such issuer, except as permitted under the Note Purchase Agreement; and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock, other securities or interests or other evidence of indebtedness acquired by it.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.01. Events of Default.

An event of default shall exist if any of the following conditions or events shall occur and be continuing (“Event of Default”):

(a) the Issuers default in the payment of any principal, Make Whole Amount or Modified Make Whole Amount, if any, on any Note or any Administrative Fee, or any other fees or other amounts owing under the Note Purchase Agreement or under any other Loan Document when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Issuers default in the payment of any interest, if any, on any Note under the Note Purchase Agreement when the same becomes due and payable and such failure continues unremedied for a period of five (5) Business Days after the same becomes due and payable; or

(c) any Issuer defaults in the performance of or compliance with any term contained in Sections 9.1(a), 9.4, 9.5, 9.11 (excluding clause (d) thereof), 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.17, 10.18, 10.19, 10.20, 10.22, 10.23 or 10.26 of the Note Purchase Agreement or Sections 4.01, 4.11 or 4.12 of this Security Agreement; or

(d) any Issuer, the Sponsor or ORNI Holding defaults in the performance of or compliance with any term contained in the Note Purchase Agreement, this Security Agreement (other than those referred to in paragraphs (a), (b) and (c) of this Section 5.01), any Deed of Trust or any other Loan Document to which such entity is a party, and such default is not remedied within forty five (45) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) such Issuer, the Sponsor or ORNI Holding receiving written notice of such default from any Senior Creditor; provided, that such default shall not constitute an Event of Default if the Issuer, the Sponsor or ORNI Holding is making a good faith effort to remedy such default, but such remedy is not possible within the initial forty-five (45) day cure period and such default is remedied within an additional ninety (90) day period, provided that no cure period shall apply to a default with respect to Section 9.20 of the Note Purchase Agreement to the extent that such cure period would extend the time to apply for a cash grant under Section 1603 beyond the deadline for such applications established by the applicable Governmental Requirements; or

(e) any representation or warranty made in writing by or on behalf of any Issuer, the Sponsor or ORNI Holding, or by any Responsible Officer of any thereof, in the Note Purchase Agreement, this Security Agreement, in any other Loan Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made or is or shall be intentionally misrepresented in any respect, material or otherwise; or

(f) a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than the Indebtedness evidenced by the Notes) of any Issuer having a principal amount in excess of $500,000 individually or $1,000,000 in the aggregate, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; or

(g) one or more Governmental Judgments or arbitral awards shall be outstanding against any Issuer for the payment of money in excess of $500,000 individually or $1,000,000 in the aggregate, and there shall be a period of sixty (60) consecutive days during which a stay of enforcement of such Governmental Judgment or arbitral award, by reason of a pending appeal, bond, sufficient insurance coverage (acknowledged in writing by the insurer) or otherwise, shall not be in effect; or

(h) any Issuer shall at any time have any employees; or

(i) any Change in Control shall occur; or

(j) any Issuer shall:

(i)	generally fail to pay its debts as they become due, or admit in writing its inability to pay debts as they become due;

(ii)	apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for itself or any of its property, or make a general assignment for the benefit of its creditors;

(iii)	in the absence of such application, consent or acquiesce, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for itself or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

(iv)	permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against it; provided, that if not commenced by it, such proceeding shall be consented to or acquiesced in by it, or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

(v)	take any corporate action authorizing, or in furtherance of, any of the foregoing; or

(k) without the consent of the Required Senior Creditors, any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of each Issuer, or is subject to a challenge by the Issuers or any of their Affiliates that, in the opinion of the Required Senior Creditors, is reasonably likely to prevail, or any Issuer or any of their Affiliates shall directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability, or any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest in favor of the Trustee (for the benefit of the Senior Creditors) subject only to Permitted Liens; or

(l) any Issuer or any of the Facilities have disposed of any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act and the Clean Water Act, in material violation of or in a manner which would result in liability under such statutes or any regulations promulgated pursuant thereto or any other applicable law except where such violation, noncompliance or liability would not result in a Material Adverse Effect; or

(m) any of the following events shall occur:

(i)	failure to achieve the Phase I Final Completion Date by the Guaranteed Phase I Final Completion Date;

(ii)	any Issuer is enjoined, restrained or in any way prevented by court order or order of any other Governmental Authority from owning, constructing, operating or maintaining any Facility and such order shall not be stayed or otherwise lifted within sixty (60) days after entry thereof;

(iii)	(A) any provision of any Major Project Document becomes unenforceable or is terminated by operation of law or by any party thereto (other than as a result of its full performance or discharge) or the enforceability of any such agreement or any Material provision thereof is challenged by any Person (other than by any Secured Party or any Affiliate thereof) and such challenge, in the reasonable determination of the Required Senior Creditors, is likely to prevail, the result of any of which is likely to have a Material Adverse Effect; or (B) a default occurs and remains unremedied beyond any applicable cure period under any Major Project Document and the effect of such default gives a Person party to such agreement the right to terminate the same either immediately or after any applicable notice or lapse of time, the result of which, in the opinion of the Required Senior Creditors, is likely to have a Material Adverse Effect and, if an Issuer is the defaulting person, the Trustee, at the direction of the Required Senior Creditors, shall have sent a written notice to the Issuers to that effect and the Issuers have not commenced to cure such default; provided, however, that, no Event of Default shall occur as a result of any of the matters described in clauses (A) or B) of this Section if the Issuers obtain a Replacement Obligor for the affected party or a Replacement Contract for the affected Major Project Document within sixty (60) days thereafter (which time period does not include the time during which the Senior Creditors are considering the acceptability of the Replacement Obligor or

Replacement Contract after such Replacement Obligor or Replacement Contract has been presented to them by any Issuer) and such breach has not had and does not have, prior to obtaining such Replacement Obligor or Replacement Contract, a Material Adverse Effect or such Material Adverse Effect is cured prior to or simultaneously with obtaining such Replacement Obligor or Replacement Contract;

(iv)	the loss, suspension or revocation of, or failure to renew, any Material Applicable Permit now held or hereafter acquired by or for any Facility, if such loss, suspension, modification, revocation or failure to renew (together with all other such losses, suspensions, modifications, revocations and failures) is likely, in the reasonable opinion of the Required Senior Creditors, to have a Material Adverse Effect; or

(v)	any Loan Document, the Sponsor Letter Agreement or any Major Project Document is amended without the prior written consent of the Required Senior Creditors.; or

(vi)	the Power Purchaser shall repudiate or be permanently restrained from performing any of its Material obligations under any Power Purchase Agreement.

(n) any Governmental Authority takes any action that denies any Facility Owner or any Facility Phase transmission facilities access in whole or in part and that restricts or prevents any Issuer from being able to deliver electricity generated by such Facility to the interconnection point with the Power Purchaser under its Facility’s Power Purchase Agreement and which denial and restriction or prevention results in a Material Adverse Effect; or

(o) Reserved; or

(p) at any time prior to the payment in full of the Obligations: (i) if the Issuers provide the Debt Service Reserve Letter of Credit, the Debt Service Reserve Available Amount is less than the Debt Service Reserve Minimum Amount for any reason other than solely as a result of a draw on the Debt Service Reserve Letter of Credit or a withdrawal from the Debt Service Reserve Account to make a scheduled payment on the Notes, or (ii) if the Issuers provide the Well Drilling and Capex Reserve Letter of Credit, the Well Drilling and Capex Reserve Available Amount is less than the Maximum Well Drilling and Capex Reserve Requirement, or (iii) if the Issuers provide a Phase II Tranche Letter of Credit, the Phase II Tranche Reserve Available Amount is less than the Phase II Tranche Reserve Minimum Amount, or (iv) if any other Issuer Letter of Credit is provided under the Loan Documents, such Issuer Letter of Credit ceases to be in full force and effect for the full amount thereof (other than with respect to reductions of and draws on any such Issuer Letter of Credit pursuant the terms of the Loan Documents), or (v) any Equity Letter of Credit ceases to be in full force and effect for the full amount thereof (other than with respect to reductions of and draws on such Equity Letter of

Credit pursuant to the terms of the Loan Documents), or (vi) the Letter of Credit Bank rating, or the long-term unsecured debt rating of the Letter of Credit Bank, is lowered below “A” by either Standard & Poor’s Financial Services, LLC or Moody’s Investors Service, Inc. and the Issuers shall have failed to obtain a replacement letter of credit for the affected Issuer Letter(s) of Credit or Equity Letter of Credit from a replacement Letter of Credit Bank meeting such criteria within thirty (30) days of the date of such downgrade, or (vii) the Letter of Credit Bank or other issuing bank shall have provided notice to the Trustee that it shall terminate or exercise any right not to renew the letter of credit; provided, however, that no Event of Default shall occur under clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) above if, solely with respect to any Issuer Letter of Credit, within thirty (30) days after the occurrence of an event described in clauses (ii), (iii), (iv), (v) or (vi) or prior to the termination or non-renewal of the letter of credit as described in clause (vii), the Issuers shall deposit with the Trustee, out of funds of the Issuers not held in the Depository Accounts or out of funds drawn on the applicable Issuer Letter of Credit an amount equal to the amount available under such Issuer Letter of Credit immediately prior to the occurrence of such event, which amount the Trustee will deposit in the Depository Account to which such Issuer Letter of Credit relates; or

(q) (i) OTEC fails to make any payment or otherwise perform any Material obligation under any EPC Guarantee or (ii) OTEC repudiates any EPC Guarantee or (iii) any EPC Guarantee ceases to be in full force and effect or becomes unenforceable, including in connection with the bankruptcy of OTEC; or

(r) any Issuer becomes liable to repay the proceeds of any cash grants received by such Issuer under Section 1603, and either (i) the Sponsor fails to indemnify the Senior Creditors against any losses incurred by the Senior Creditors as a result of such Material Adverse Effect or (ii) the Sponsor repudiates the Sponsor Letter Agreement or (iii) the Sponsor Letter Agreement ceases to be in full force and effect or becomes unenforceable, including in connection with the bankruptcy of the Sponsor; or

(s) at any time any Issuer, the Sponsor, ORNI Holding or any Issuer Entity Controlling Person becomes a Prohibited Person or is Owned or Controlled by a Prohibited Person, provided, however, that no Event of Default shall be deemed to have occurred if within 30 days from the date any Issuer knows such Person is a Prohibited Person (a “Prohibited Person Event”) either (A) such Prohibited Person is removed or replaced with a Person that is not a Prohibited Person or is otherwise reasonably acceptable to the Required Senior Creditors or (B) such Issuer submits a mitigation plan acceptable to the Required Senior Creditors pursuant to which such Prohibited Person Event shall be mitigated in a manner satisfactory to the Required Senior Creditors and any such mitigation occurs within 60 days from the submission of such mitigation plan, and if at any time any Issuer determines that it is unable or unwilling to mitigate a Prohibited Person Event, it shall give prompt written notice thereof to the Trustee, the Senior Creditors, the Administrative Agent and the Master Servicer and any time period then running in accordance with this clause (r) shall immediately terminate; or

(t) any Governmental Judgment against any Issuer or regarding any Facility is issued relating to any Environmental Claim or Environmental Law or Material Applicable Permit issued under any Environmental Law, in each case, that has not been cured within 60 days after any Issuer obtains Knowledge thereof, and which has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.02. Acceleration.

(a) If any Event of Default described in paragraph (j)(iv) of Section 5.01 of this Security Agreement shall occur, the Notes then outstanding shall automatically become immediately due and payable without the taking of any action on the part of any holder of the Note(s) or any other Person or the giving of any notice with respect thereto.

(b) If any other Event of Default has occurred and is continuing (other than as described in paragraph (a) of this Section 5.02), then for so long as the DOE Guarantee Agreement remains in full force and effect and the DOE has not defaulted under the DOE Guarantee Agreement, the rights of the Secured Parties to direct the exercise of remedies with respect to such Event of Default, including without limitation declaring the Notes then outstanding to be immediately due and payable, shall be governed by the Intercreditor Agreement.

(c) In the event that the DOE Guarantee Agreement is no longer in full force and effect or the DOE has defaulted under the DOE Guarantee Agreement, the Required Holders will have the sole right to declare the Notes to be immediately due and payable upon an Event of Default other than as described in Section 5.02(a) and to direct the Trustee with respect to the exercise of remedies hereunder.

Upon the Notes becoming due and payable under this Section 5.02, whether automatically or by declaration, the Notes shall forthwith mature and the entire unpaid principal amount of the Notes together with interest accrued thereon, plus the Make Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each Issuer acknowledges, and the parties hereto agree, that (1) each holder of the Notes has the right to maintain its investment in the Notes free from repayment by the Issuers (except as specifically provided for herein), and (2) DOE has the right to maintain the DOE Guarantee Agreement without a draw thereunder (except as specifically provided for therein) and that the provision for payment of a Make Whole Amount by the Issuers in the event that the Note is prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 5.03. Rescission.

At any time after the Notes become due and payable pursuant to Section 5.02 of this Security Agreement, the Required Senior Creditors, by written notice to the Issuers and the Trustee, may rescind and annul any such declaration and its consequences according to the procedure set forth in the Intercreditor Agreement No rescission and annulment under this Section 5.03 shall extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 5.04. Remedies on Default.

(a) If an Event of Default exists and the Notes have been accelerated under Section 5.02, the Trustee shall (as directed pursuant to Section 5.02), in addition to any other rights or remedies it may have hereunder or as a secured party under the New York and other applicable Uniform Commercial Codes or other applicable law, take any one or more of the following remedial steps, subject to the provisions of applicable law and the Loan Documents:

(i)	if one or more Issuer Letter(s) of Credit has been issued, draw all amounts available thereunder; or

(ii)	require the Sponsor to pay to the Trustee all unpaid amounts under the Equity Contribution Agreement and draw all amounts available under any Equity Letter(s) of Credit; or

(iii)	require OTEC to pay to the Trustee all unpaid amounts due under each Ormat Guarantee if such Event of Default was a Fundamental Event of Default or an Event of Default under Section 5.01(a) or Section 5.01(b); or

(iv)	realize upon and take possession of any Collateral, and, if and to the extent any of the Collateral shall not be in the possession or under the control of the Trustee, the Trustee may require the Issuers to assemble or package the Collateral and make it available to the Trustee at a place to be designated by the Trustee; or

(v)	sell, assign, lease or otherwise dispose of the Collateral in whole or in part at public or private sale upon terms and conditions established by the Trustee; or

(vi)	notify any and all parties to any of the contracts and agreements which constitute Collateral that the Trustee has exercised its rights hereunder and that (to the extent not already done so) all payments then or thereafter owing to any Issuer are to be made directly to the Trustee; or

(vii)	complete, or require the Issuers to complete and execute, all transfer applications and assignment forms necessary to effect the transfer to the

Trustee or its designee of the Leases to which the United Stated Bureau of Land Management is a party and the designation of the Trustee or its designee as the Unit Operator under any Unit Agreement; or

(viii)	file such applications or notices with the Federal Energy Regulatory Commission, on behalf of the Issuers, to obtain any necessary approval of the Federal Energy Regulatory Commission or effect any notice to the Federal Energy Regulatory Commission regarding the direct or indirect transfer of any Facility to the Trustee or its designee; or

(ix)	exercise any of its rights under Section 4.16(b).

(b) In addition to the remedies set forth above, the Trustee may exercise its rights under the other Security Documents. The Trustee agrees that prior to the exercise of its remedies above or under any other Loan Document relating to the Interconnection Agreement, the Trustee shall provide written notices thereof and other information as required pursuant to Section 19.1 of each Interconnection Agreement.

(c) Should the Trustee elect to cause any of the Collateral to be disposed of as personal property as permitted by the terms hereof, it may dispose of any part thereof in any manner now or hereafter permitted by Article 9 of the Uniform Commercial Code or in accordance with any other remedy provided by law, subject to the provisions of this Security Agreement and the other Security Documents. The Issuers and the Trustee agree that ten (10) days’ notice of any public or private sale or other disposition of personal property shall be reasonable notice thereof and such sale shall be at such location as the Trustee shall designate in such notice. Any notice given with respect to any such sale shall be given in accordance with Section 9-611 of the applicable Uniform Commercial Code, or any successor provision, as in effect from time to time. At any public sale or disposition of the Collateral, the Trustee or any Senior Creditor shall have the right to bid and become the purchaser. Each Issuer hereby waives any right to require the Collateral to be disposed of seriatim or in any particular order or sequence.

(d) Upon any taking of possession of any Facility, the Trustee may, from time to time at the expense of the Issuers, make all such repairs and replacements to such Facility as the Required Senior Creditors may deem proper to protect and preserve the value of the Collateral and all such alterations, additions and improvements to the Facility as are required to comply with any Governmental Requirements. In any such case the Trustee shall have the right to manage and control such Facility and to carry on the business and to exercise all rights and powers of the Issuers in respect thereto as the Required Senior Creditors shall deem best, including the right to enter into any and all such agreements with respect to the leasing and/or operation of such Facility or any part thereof as the Required Senior Creditors may see fit. The Trustee shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the actual incurred expenses of holding and operating such Facility, of all maintenance, repairs, replacements thereto, and of conducting the business of the Issuers with respect thereto, to make all payments which the Trustee may be required to or may elect to make, if any, for taxes, assessments, insurance and other charges upon such Facility or any part thereof, and to make all other payments which the Trustee may be required or authorized to make under any provision of this Security Agreement (including legal costs and reasonable attorneys’ fees). The remainder of such rents, issues, profits, fees, revenues and other income, if any, shall be applied in accordance with Section 5.05. Without limiting the generality of the foregoing, the Trustee shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Trustee to enforce its rights and remedies hereunder in order to manage, protect and preserve the Facility and continue the operation of the business of the Issuers and to collect all revenues and profits thereof and apply the same to the payment of all actual incurred expenses and other charges of such receivership including the compensation as aforesaid until a sale or other disposition of such Facility shall be finally made and consummated, provided, however, that in no instance shall such revenues and profits thereof be applied to pay any Excluded Taxes.

(e) In order to facilitate the exercise by the Trustee of the rights and remedies set forth in this Article V, each Issuer does hereby irrevocably constitute and appoint the Trustee its true and lawful attorney-in-fact with full power of substitution, for it and in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all of the Collateral with full power to settle, adjust or compromise any claim hereunder or under the Collateral as fully as such Issuer could itself do, and to endorse the name of such Issuer on all commercial paper given in payment or in part payment thereof, and in its discretion to file any claim or take any other action or commence any other proceedings, either in its own name or in the name of such Issuer, or otherwise, which the Trustee or the Required Senior Creditors may deem necessary or appropriate to collect any and all sums which may be or become due or payable hereunder or under the Collateral, or which may be necessary or appropriate to protect and preserve the right, title and interest or the Trustee in and to such sums and the security intended to be afforded hereby and thereby. In addition, each Issuer hereby constitutes the Trustee or any of its officers and agents, or any other person whom the Trustee may designate, as attorney-in-fact for such Issuer, at the Issuer’s sole cost and expense, to exercise all or any of the following powers, which, being coupled with an interest, shall be irrevocable, shall continue until all Obligations have been paid in full and shall be in addition to any other rights and remedies that such Issuer may have: (i) to remove from any premises where they may be located any and all documents, instruments, files and records relating to the Collateral and any receptacles and cabinets containing the same, and at such Issuer’s sole cost and expense, to use such of the personnel, supplies and space of such Issuer at its place of business as may be necessary to properly administer and control the Collateral or the collections and realizations thereon; (ii) to take or bring, in such Issuer’s name or in the name of the Trustee, all steps, actions, suits or proceedings deemed by the Trustee necessary or desirable to effect collection of or to realize upon the Collateral; and (iii) to endorse the name of such Issuer or any of such Issuer’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance upon any Facility) or Collateral that may come into possession of the Trustee in full or in part payment of any amounts owed to the Trustee or the holders of the Note(s).

Section 5.05. Application of Proceeds.

All amounts received by the Depository or the Trustee during the existence of an Event of Default pursuant to Section 5.04 and after acceleration pursuant to Section 5.02, or as trustee or beneficiary under the other Security Documents, including all proceeds received from the sale or other disposition of the Collateral, shall be applied in the following order of priority:

(a) First, to the payment of all fees, costs, indemnities and expenses (including attorneys’ fees and expenses), with interest thereon, then owed (including a reasonable projection thereof when any such amount is not definitively known) to the Trustee and the Depository or, if applicable, the Attorney General of the United States (including legal costs and costs and expenses incurred in connection with any realization or enforcement of the Collateral taken in accordance with the terms of the Loan Documents);

(b) Second, to the payment of all costs incurred by the Senior Creditors, the Administrative Agent and the Master Servicer incurred in the liquidation, sale, collection or other realization upon the Collateral;

(c) Third, to the payment of all fees, costs and expenses, with interest thereon, then owed to the Senior Creditors, the Administrative Agent and the Master Servicer pursuant to this Security Agreement and the other Loan Documents, pro rata based on the amount due to each;

(d) Fourth, to the payment in full of all amounts then due and owing with respect to the Note(s) as principal and interest, such payments to be made ratably to the Persons entitled thereto (including to DOE as subrogee of the holders of Notes representing the Guaranteed Amount) without any preference or priority;

(e) Fifth, to the payment of any Make Whole Amount, such payments to be made ratably to the Persons entitled thereto (including to DOE as subrogee of the holders of Note(s) representing the Guaranteed Amount) without any preference or priority;

(f) Sixth, to the payment of all indemnities then owed to the Senior Creditors, the Administrative Agent and the Master Servicer pursuant to this Security Agreement. the other Loan Documents and the Sponsor Letter Agreement, pro rata based on the amount due to each;

(g) Seventh, to the payment in full of all other amounts then owed with respect to the Obligations; and

(h) Eighth, the balance, if any, to or at the written direction of the Issuers.

Section 5.06. Remedies Cumulative.

No remedy conferred upon or reserved to the Trustee hereunder is or shall be deemed to be exclusive of any other available remedy or remedies. Each such remedy shall be distinct, separate and cumulative, shall not be deemed to be inconsistent with or in exclusion of any other available remedy, may be exercised in the discretion of the Trustee at any time, in any manner, and in any order, and shall be in addition to and separate and distinct from every other remedy given the Trustee under the Security Documents, the Note(s), the Note Purchase Agreement, any other security interest given to the Trustee by the Issuers with respect to the Collateral or any other mortgage, assignment or security agreement securing the Note(s), or now or hereafter existing in favor of the Trustee at law or in equity or by statute. Without limiting the generality of the foregoing, the Trustee shall have the right to exercise any available remedy to recover any amount due and payable hereunder without regard to whether any other amount is due and payable.

Section 5.07. Waivers.

(a) To the extent permitted by applicable law, each Issuer waives presentment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceptance of this Security Agreement and the Notes, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon. With respect to the Obligations, the Notes, the Note Purchase Agreement, this Security Agreement, the Deeds of Trust, the other Loan Documents and the Collateral, each Issuer assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of the Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Trustee (acting at the written direction of the Required Senior Creditors) may deem advisable.

(b) Any delay, omission or failure by the Trustee, the Administrative Agent or the Senior Creditors to insist upon the strict performance by any Issuer of any of the covenants, conditions and agreements herein or in any Deed of Trust, or to exercise any right or remedy available to it upon the occurrence of an Event of Default hereunder or under any Deed of Trust, shall not impair any such right or remedy or be considered or taken as a waiver or relinquishment of the future right to insist upon and to enforce, by injunction or other appropriate legal or equitable remedy, strict compliance by each Issuer with all of the covenants, conditions and agreements contained herein, in the Note Purchase Agreement, the Deeds of Trust or otherwise, made by such Issuer to or for the benefit of the Senior Creditors and the Trustee, or of the right to exercise any such rights or remedies if such default by such Issuer be continued or repeated. Regardless of consideration and without notice to or consent of any of the holders of any subordinate Lien on the Collateral, the Trustee or the Senior Creditors may (1) release any part of the security described herein, (2) release the obligations of any Person primarily or contingently liable for the debt secured hereby, or (3) extend the time for payment or otherwise modify the terms of the Notes, the Security Documents or the

Note Purchase Agreement, and no such release, extension or modification shall impair or affect the Lien of the Security Documents, or the priority of such Liens over any subordinate Lien. No Issuer shall be relieved of any liability by reason of (A) any such release, extension or modification, (B) the failure of the Trustee to comply with any request of any or all of the Issuers to foreclose the Security Documents, or exercise any other remedy available under the Notes, the Security Documents or the Note Purchase Agreement, or (C) any agreement or stipulation between any subsequent owner of the Collateral and the Trustee or the Senior Creditors extending the time of payment or modifying the terms of the Notes, the Security Documents or the Note Purchase Agreement.

(c) In any action or proceeding under or related to this Security Agreement or the Note Purchase Agreement or any amendment, instrument, document or agreement delivered or which may be delivered in connection with the foregoing, each Issuer and the Trustee hereby agree that any such action or proceeding shall be tried before a court and not before a jury, regardless of which party commences such action or proceeding.

(d) Each Issuer (i) irrevocably submits to the non-exclusive jurisdiction of any New York state court or federal court sitting in the City or County of New York or Washington D.C. in any action arising out of or in connection with this Security Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 5.08. Control by the Senior Creditors.

(a) The Required Senior Creditors shall have the right, as provided in the Intercreditor Agreement, during the continuance of an Event of Default:

(i)	To require the Trustee to proceed to enforce the Security Documents (to the extent permitted by law) either by judicial proceedings or otherwise; and

(ii)	To the extent permitted by law, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon it under the Security Documents;

provided, however, that the Trustee shall have the right to require indemnity reasonably satisfactory to it from the Senior Creditor(s) providing the direction or to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability.

(b) Unless it has been otherwise notified in writing, the Trustee shall deem and treat the registered holder of any Note as the absolute owner thereof for all purposes hereof; provided, however, that DOE will be subrogated to the rights of the holder of the Note(s) in accordance with Section 4.03 of the DOE Guarantee Agreement.

(c) Notwithstanding anything herein to the contrary, nothing in this Section 5.08 shall be deemed to limit the rights of the Senior Creditors granted to them under the Intercreditor Agreement. In the event of any inconsistency between the terms of this Section 5.08 and the Intercreditor Agreement, the Intercreditor Agreement shall govern.

Section 5.09. DOE Payments After Event of Default.

(a) On and as of the date a demand is made on the DOE Guarantee Agreement after an Event of Default, pursuant to Section 4.03 of the DOE Guarantee Agreement, DOE shall become subrogated to all of the right, title and interest of the holder of the Notes, solely in respect of the Guaranteed Amount, including, without limitation, any Make Whole Amount which arises from the Event of Default which was the basis for such demand under the DOE Guarantee Agreement.

(b) In addition to the payments due to DOE under paragraph (a) of this section, so long as the DOE Guarantee Agreement is in full force and effect and the DOE has not defaulted under the DOE Guarantee Agreement, any additional interest payable by the Issuers in respect of the Guaranteed Amount during the continuance of an Event of Default described in Section 5.01(a) or Section 5.01(b) as a result of the application of the Default Rate (in excess of the interest that would have been payable had such Event of Default not occurred) shall be paid directly to DOE regardless of whether any demand has been made on the DOE Guarantee Agreement with respect to such Event of Default.

Section 5.10. Unconditional Nature of Issuers’ Obligations.

The obligations and liabilities of each Issuer hereunder are absolute and unconditional and shall remain in full force and effect until the satisfaction of all of the Obligations, without regard to any event, circumstance or conditions which might constitute a legal or equitable defense or discharge of such Issuer or which might in any way limit recourse against such Issuer, including without limitation: (a) any waiver, consent or indulgence by the Secured Parties or any exercise or non-exercise of any right, power or remedy against any Issuer; (b) any limitation or cessation of such Issuer’s liability under any Loan Document, including without limitation any invalidity, unenforceability or impaired liability resulting from such Issuer’s lack of capacity, power and/or authority to enter into any Loan Document or from the execution and delivery of any Loan Document by any person acting for such Issuer without or in excess of authority; (c) any failure to join any Issuer in an action to enforce any Loan Document; or (d) any Issuer’s insolvency, bankruptcy, reorganization, dissolution, liquidation or any similar action with respect to such Issuer.

Section 5.11. Contribution and Indemnification by Issuers.

The Issuers agree, solely among themselves, that they will contribute to the amounts paid hereunder and under the other Loan Documents so that the amount paid by each Issuer shall be proportionate, as nearly as possible, to the proceeds of the Notes received by such Issuer, and each Issuer will indemnify each other Issuer to the extent necessary for such payments to be proportionate to such proceeds. Notwithstanding the foregoing, the Trustee and the Secured Parties may look to any Issuer or combination of Issuers for the full amount of the Obligations.

ARTICLE VI

CONCERNING THE TRUSTEE

Section 6.01. Duties; Conduct; Protections.

(a) Except during the continuance of an Event of Default, the Trustee, in its capacity as trustee hereunder and as trustee or beneficiary under the other Security Documents and the Consents, undertakes to perform such duties and only such duties as are specifically set forth in the Security Documents and the Consents and as may be set forth from time to time in written instructions by the Required Senior Creditors in accordance with this Security Agreement, the Intercreditor Agreement and the Security Documents, and no implied covenants or obligations shall be read into this Security Agreement against the Trustee; and in case an Event of Default exists and a Responsible Trustee Officer shall have knowledge or shall have received written notice that such Event of Default exists, the Trustee shall exercise such of the rights and powers vested in it by the Security Documents and the Consents.

(b) The Trustee may perform any of the duties or exercise any of the powers provided for in the Security Documents and the Consents either directly or through its attorneys, agents, custodians or nominees appointed with due care and duly authorized in writing.

(c) The Trustee may consult with counsel, appraisers, engineers, accountants, and other skilled persons to be selected by it at the expense of the Issuers, and the written advice of any thereof shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under the Security Documents and the Consents reasonably and in good faith and in reliance thereon.

(d) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default (except default in the payment of moneys to the Trustee which are required by any provision hereof to be paid to the Trustee on or before a specified date or within a specified time after receipt by the Trustee of a notice or certificate which was, in fact, received and default in the delivery of any certificate or opinion expressly required to be delivered to the Trustee by any provision of the Security Documents and the Consents on or before a specified date or within a specified time after receipt by the Trustee of a notice or certificate which was, in fact, received), unless a Responsible Trustee Officer shall have actual knowledge thereof or shall have received from any Issuer or any Secured Party, written notice stating that the same has occurred and is continuing and specifying the same, and in the absence of such knowledge or notice, the Trustee may conclusively assume that the same does not exist except as aforesaid. In no event shall the Trustee be liable for special, indirect or consequential loss or damages whatsoever (including, but not limited to lost profits), even if the Trustee has been advised of the likelihood of such damage and regardless of the form of action taken.

(e) In connection with its duties and obligations under the Security Documents and the Consents, the Trustee shall not be answerable or accountable under any circumstances except for its own willful misconduct, bad faith or gross negligence. The negligence, bad faith or willful misconduct of any Senior Creditor, any taxing authority, or any other Person may not be imputed to the Trustee. No provision of the Security Documents and the Consents shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, its own willful misconduct or bad faith, except that:

(i)	the Trustee shall not be liable to any Person for any error of judgment made in good faith by a Responsible Trustee Officer unless it shall be proved that the Trustee was grossly negligent or acted in bad faith or willful misconduct in ascertaining or in failing to ascertain the pertinent facts under the Security Documents and the Consents; and

(ii)	the Trustee shall not be liable to any Person with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Administrative Agent relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Security Documents and the Consents;

(iii)	the Trustee shall be entitled to rely conclusively with regards to the Security Documents and the Consents upon any note, notice, resolution, request, consent, direction, certificate, affidavit, letter, telephone communication, message, statement, order or other document reasonably believed by the Trustee to be genuine and correct and to have been signed or sent by a Responsible Officer of a Secured Party, the Administrative Agent or the Issuers, as appropriate; and

(iv)	no provision of the Security Documents and the Consents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(f) Except in accordance with written instructions furnished pursuant to subsection (f)(iii) hereof, but subject to subsections (a) and (b) of this Section and as required by law, the Trustee shall have no duty under the Security Documents or the Consents:

(i)	to obtain or request further assurances pursuant to Section 4.02 hereof,

(ii)	to file, record or deposit this Security Agreement or any other document contemplated hereby, or to maintain any such filing, recording or deposit or to refile, re-record or redeposit any such document, pursuant to Section 4.03 hereof, or otherwise,

(iii)	to obtain or request insurance of any item of Collateral or to maintain any such insurance or to consent to any adjustment or settlement, pursuant to Section 4.06(a) hereof, or otherwise,

(iv)	to effect any release of any item of the Collateral or to grant any other remedy to any Issuer or any other Person pursuant to Section 5.07(b) hereof, or otherwise,

(v)	to maintain or mark any item of the Collateral or any part thereof,

(vi)	to pay or discharge any tax, assessment or other governmental charge or any Lien of any kind owing with respect to or assessed against any item of the Collateral,

(vii)	to confirm, verify, investigate or inquire into the failure to receive any report or financial statement of any Issuer,

(viii)	to inspect any item of the Collateral,

(ix)	to instruct any Issuer concerning the keeping and maintenance of books and records pursuant to Section 4.07(a) hereof, or otherwise,

(x)	to confirm or recalculate any calculation furnished to it,

(xi)	to confirm the accuracy of any disbursement request submitted to it, or

(xii)	prepare and/or file any UCC financing statements or continuation statements with respect to the Collateral.

(g) The Trustee shall be under no obligation to take any action under the Security Documents and the Consents, whether on its own motion or at the direction of any other Person, which in the opinion of counsel to the Trustee is unlawful.

(h) Except for the explicit agreements hereunder, the Trustee shall not be responsible for the correctness of any recitals or statements in the Security Documents and the Consents or the Note Purchase Agreement or in any schedule attached hereto or thereto.

(i) The Trustee makes no representation as to the value or validity of the Collateral granted pursuant to the Security Documents.

(j) In connection with its duties and obligations under the Security Documents and the Consents, the Trustee shall be under no obligation with respect to the application of any moneys paid to or at the direction of the Senior Creditors except as may be expressly provided herein.

(k) In the event the Trustee is unsure as to the application of any provision herein or under the Security Documents or the Consents, the Trustee may request and rely upon instruction from the Administrative Agent. In the event that the Trustee requests, but does not receive, such instruction, it may, but shall be under no obligation to, take any action with respect thereto as it deems to be in the best interests of the Senior Creditors; provided that any such action shall be in accordance with the terms of the Intercreditor Agreement.

Section 6.02. Special Rights.

Notwithstanding anything contained elsewhere in this Security Agreement, the Trustee shall have the right, but shall not be required, to demand in respect of the release of any assets, the subjection of any after acquired property to the Lien of the Security Documents, or any other action whatsoever (other than a withdrawal of cash) within the purview hereof, any showings, certificates, opinions, appraisals or other information by or from any Issuer reasonably deemed necessary or appropriate by it.

Section 6.03. No Right of Set-off.

The Trustee hereby acknowledges and agrees for the benefit of the Issuers and the Senior Creditors that all moneys from time to time in the Depository Accounts (a) are pledged by each Issuer to, and solely for the benefit of, the Secured Parties as collateral security for the payment of the Obligations, and (b) are held by the Depository solely in its capacity as depository pursuant to this Security Agreement and for no other purpose. Accordingly, and notwithstanding anything to the contrary contained in any bank credit agreement or any other agreement, the Trustee hereby waives and disclaims any right it might have to set-off any amounts in such Depository Account against any indebtedness now or hereafter owing by any Issuer to the Trustee in its individual capacity and not as trustee hereunder or any bank for which the Trustee acts as agent.

Section 6.04. Resignation, Removal or Merger of Trustee.

(a) Subject to Section 6.04(c), the Trustee may resign, with or without cause, at any time, by giving thirty (30) days’ prior written notice to each Issuer, the Senior Creditors, the Administrative Agent, the Depository and the Master Servicer.

(b) The Trustee may at any time be removed by fifteen (15) days’ prior written notice to the Trustee and each Issuer by the Required Senior Creditors, with the consent of the Issuers so long as there is no Default or Event of Default at such time.

(c) Any resignation or removal of the Trustee shall be effective only upon appointment of a successor Trustee and the latter’s acceptance thereof in accordance with Section 6.04(d), and the predecessor Trustee’s execution and delivery of any and all documents reasonably necessary in order to transfer all Collateral to such successor Trustee.

(d) If the Trustee shall have given notice of resignation as set forth in clause (a) above, or if notice of removal shall have been given to the Trustee and the Issuers by the Required Senior Creditors, with the consent of the Issuers so long as there is no Default or Event of Default, as provided herein, a successor Trustee may be appointed by the Required Senior Creditors, with the consent of the Issuers so long as there is no Default or Event of Default or, if such successor Trustee shall not have been so appointed or shall not have accepted such appointment within fifteen (15) days after the giving of such notice of resignation or such notice of removal, as the case may be, such successor Trustee may be appointed, upon application of the retiring Trustee, any Issuer or any Senior Creditor, by any court of competent jurisdiction.

(e) Any company into which the Trustee or any successor Trustee may be merged or converted or with which it or any successor Trustee may be consolidated or any company resulting from any merger or consolidation to which the Trustee or any successor Trustee shall be a party or any company succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee under this Security Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f) Should any deed, conveyance or instrument in writing from any Issuer be required by any successor Trustee for more fully and certainly vesting in and confirming to such successor Trustee the estates, rights, powers and duties granted to the Trustee hereunder, then upon request any and all such deeds, conveyances and instruments in writing shall be made, executed, acknowledged and delivered, and shall be caused to be recorded and/or filed, by such Issuer.

(g) Any successor Trustee appointed pursuant to any of the provisions hereof shall execute, acknowledge and deliver to each Issuer, the Senior Creditors, the Administrative Agent, the Depository and the Master Servicer an instrument accepting such appointment; and

thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, assets, rights, powers and trusts of its predecessor Trustee hereunder and under the other Security Documents and the Consents with like effect as if originally named herein; but nevertheless, upon the written request of any Issuer or of the successor Trustee, such predecessor Trustee shall immediately execute and deliver an instrument (presented to it in execution form) transferring to such successor Trustee, upon the trusts herein expressed, all the estates, assets, rights, powers and trusts of such predecessor Trustee, and shall duly assign, transfer and deliver to the successor Trustee all of the assets and moneys so held or as may be received from time to time by such predecessor Trustee, to be held by the successor Trustee as Trustee hereunder.

Section 6.05. Appointment of Additional Trustees, Separate Trustees and Co-Trustees.

(a) Whenever the Trustee shall deem such action necessary or prudent in order to conform to any applicable law of any jurisdiction in which all or any portion of the Collateral shall be situated or in order to make any claim or commence or maintain any proceeding with respect to the Collateral or the Notes or the Note Purchase Agreement, or if the Trustee shall receive an opinion of counsel, in form and substance satisfactory to the Trustee and the Required Senior Creditors, that such action is necessary or prudent in the interest of Senior Creditors, or if the Trustee shall be requested to take such action by the Required Senior Creditors, then each Issuer and the Trustee shall execute and deliver an instrument necessary or appropriate to constitute another bank or trust company or one or more individuals, approved by the Trustee in the exercise of due care, either to act as additional Trustee or Trustees or co-Trustee or co-Trustees of all or any portion of the Collateral, jointly with the Trustee, or to act as separate Trustee or Trustees of all or any portion of the Collateral, in any such case with such powers as may be provided in such instrument, and to vest in such bank, trust company or individual as such additional Trustee, co-Trustee or separate Trustee, as the case may be, any estate, interest, property, right, power or privilege of the Trustee deemed necessary or advisable by the Trustee in the exercise of due care, subject to the remaining provisions of this Section 6.05. In the event that any Issuer shall not have joined in the execution of such instrument within fifteen (15) days after the receipt of a written request from the Trustee to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee may act under the foregoing provisions of this Section 6.05 without the concurrence of such Issuer; and each Issuer hereby irrevocably makes, constitutes and appoints the Trustee as the agent and attorney-in-fact for the same to act for it under the foregoing provisions of this Section 6.05 in either of such contingencies. The Trustee may execute, deliver and perform any deed, conveyance, assignment, agreement, instrument or other document in writing as may be required by any additional Trustee, co-Trustee or separate Trustee for more fully and certainly vesting in and confirming to it or him any estate, interest, property, right, power or privilege which by the terms of such instrument is expressed to be conveyed to or conferred upon such additional Trustee, co-Trustee or separate Trustee, as the case may be, and each Issuer, upon the Trustee’s written request, join therein and execute, acknowledge and deliver the same; and each Issuer hereby irrevocably makes, constitutes and appoints the Trustee as the agent and attorney-in-fact for the same and in its respective name, place and stead to execute, acknowledge and deliver any such deed, conveyance, assignment, agreement, instrument or other document in the event that such party shall not execute and deliver the same within fifteen (15) days after receipt by it of such request from the Trustee to do so.

(b) Every additional Trustee, co-Trustee and separate Trustee hereunder shall, to the extent permitted by applicable law, be appointed and act (and the Trustee shall act) in accordance with the following provisions and conditions:

(i)	all rights, powers, privileges, duties and obligations conferred or imposed upon the Trustee in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Trustee;

(ii)	all other rights, powers, privileges, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, privileges, duties and obligations (including the holding of title to the Collateral in any such jurisdiction) shall be exercised and performed by such additional Trustee or Trustees, co-Trustee or co-Trustees or separate Trustee or Trustees;

(iii)	no such additional Trustee, co-Trustee or separate Trustee shall exercise any power created hereby or provided for hereunder except jointly with, or with the consent of, the Trustee; and

(iv)	neither the Trustee nor such additional Trustee, co-Trustee or separate Trustee shall be personally liable by reason of the act or omission of any other trustee.

If at any time the Trustee shall receive an opinion of counsel to the effect that it is no longer necessary or prudent in the interest of the Senior Creditors, to continue the appointment of any additional Trustee, co-Trustee or separate Trustee, as the case may be, or shall be requested in writing by the Required Senior Creditors to terminate any such appointment, then the Issuers and the Trustee shall promptly execute and deliver an instrument necessary or appropriate to remove such additional Trustee, co-Trustee or separate Trustee. In the event that any Issuer shall not have joined in the execution of such instrument, the Trustee may act on behalf of the same to the same extent as provided above.

(c) Any additional Trustee, co-Trustee or separate Trustee may at any time by a written instrument constitute the Trustee its or his agent and attorney-in-fact, with full power and authority, to the extent permitted by law, to do any and all acts and things and exercise any and all discretion permitted by it or him, for and on its or his behalf and in its or his name.

In case any such additional Trustee, co-Trustee or separate Trustee shall resign or be removed or for any reason such office shall become vacant, all the estates, interests, properties, rights, powers, privileges, trusts, duties and obligations of such additional Trustee, co-Trustee or separate Trustee, as the case may be, in respect of the Collateral, so far as permitted by applicable law, shall vest in and be exercised by the Trustee without the appointment of a successor to such additional Trustee, co-Trustee or separate Trustee unless and until a successor shall be appointed in the manner provided above.

(d) Any written request, approval or consent by the Trustee to any additional Trustee, co-Trustee or separate Trustee shall be sufficient warrant to such additional Trustee, co-Trustee or separate Trustee, as the case may be, to take such action as may be so requested, approved or consented to.

(e) Each additional Trustee, co-Trustee and separate Trustee appointed pursuant to this Section 6.05 shall be subject to, and shall have the benefit of, the provisions of this Security Agreement insofar as they apply to the Trustee, including the payment of its fees and expenses by the Issuers.

Section 6.06. Amendments to Other Agreements.

None of the rights or obligations of the Trustee hereunder shall be modified or expanded by virtue of any amendment or other modification to other agreements or arrangements to which the Trustee is not a party if the Trustee shall not have given its prior written consent to such amendment or other modification, such consent not to be unreasonably withheld or denied.

Section 6.07. BLM and Department of Agriculture Assignments and Powers of Attorney.

On each Funding Date, the Issuers will deliver to the Trustee certain applications for the assignment of the Leases, Unit Agreements and Easements between the Issuers and the U.S. Bureau of Land Management or the U.S. Department of Agriculture and the redesignation of the Trustee or its designee as the Unit Operator under any Unit Agreement, certain applications for the transfer of Injection Well Permits from the Nevada Commission on Mineral Resources, Division of Minerals, certain permit transfer forms and administrative amendments for the Nevada Division of Environmental Protection, and certain permit transfer forms for the Nevada State Fire Marshal and other Governmental Authorities issuing Material Applicable Permits to the extent such applications for assignment, permit transfer forms and administrative amendments may be obtained, together with powers of attorney authorizing the Trustee (acting pursuant to directions under Section 5.02 of this Security Agreement) to complete and submit such applications and forms following an Event of Default. The Trustee will hold such applications, forms and powers of attorney in escrow until such time as (1) an Event of Default has occurred and is continuing and (2) the Trustee has received directions under Section 5.02 of this Agreement to complete such applications and forms (or any additional or new applications or forms that may be required to effect the assignment or transfer of such Leases, Unit

Agreements and Easements and Applicable Permits to the Trustee or its designee and the redesignation of the Trustee or its designee as the Unit Operator under any Unit Agreement) and submit the same to the applicable Governmental Authority at which time such documents shall be released from escrow hereunder.

ARTICLE VII

CONCERNING THE DEPOSITORY

Section 7.01. Duties; Conduct; Protections.

(a) The Depository, in its capacity as depository hereunder, undertakes to perform such duties and only such duties as are specifically set forth herein and as may be set forth from time to time in written instructions by the Required Senior Creditors in accordance with this Security Agreement, and no implied covenants or obligations shall be read into this Security Agreement against the Depository. In the absence of gross negligence, willful misconduct or bad faith on its part, the Depository may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, including the accuracy of all sums and calculations, upon certificates or opinions furnished to the Depository and conforming to the requirements of this Security Agreement.

(b) The Depository shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default (except default in the payment of moneys to the Depository which are required by any provision hereof to be paid to the Depository on or before a specified date or within a specified time after receipt by the Depository of a notice or certificate which was, in fact, received and default in the delivery of any certificate or opinion expressly required to be delivered to the Depository by any provision hereof on or before a specified date or within a specified time after receipt by the Depository of a notice or certificate which was, in fact, received), unless the Depository shall have received from any Issuer or any Secured Party, written notice stating that the same has occurred and is continuing and specifying the same, and in the absence of such knowledge or notice, the Depository may conclusively assume that the same does not exist except as aforesaid. In no event shall the Depository be liable for special, indirect or consequential loss or damages whatsoever (including, but not limited to lost profits), even if the Depository has been advised of the likelihood of such damage and regardless of the form of action taken.

(c) In connection with its duties and obligations hereunder, the Depository shall not be answerable or accountable under any circumstances except for its own willful misconduct, bad faith or gross negligence. The negligence, bad faith or willful misconduct of any Senior Creditor, any taxing authority, or any other Person may not be imputed to the Depository. No provision hereof shall be construed to relieve the Depository from liability for its own grossly negligent action, its own grossly negligent failure to act, its bad faith or its own willful misconduct, except that:

(i)	the Depository shall not be liable to any Person for any error of judgment made in good faith by the Depository unless it shall be proved that the Depository was grossly negligent or acted in bad faith or willful misconduct in ascertaining or in failing to ascertain the pertinent facts hereunder; and

(ii)	no provision of this Security Agreement shall require the Depository to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d) The Depository shall be under no obligation to take any action hereunder, whether on its own motion or at the direction of any other Person, which in the opinion of counsel to the Depository is unlawful.

(e) Except for its explicit agreements hereunder, the Depository shall not be responsible for the correctness of any recitals or statements in the Security Documents and the Consents or the Note Purchase Agreement or in any schedule attached hereto or thereto.

(f) The Depository makes no representation as to the value or validity of the Collateral granted pursuant to the Security Documents.

(g) In connection with its duties and obligations under the Security Documents and the Consents, the Depository shall be under no obligation with respect to the application of any moneys paid to or at the direction of the Senior Creditors except as may be expressly provided herein.

(h) In the event the Depository is unsure as to the application of any provision herein, the Depository may request and rely upon instruction from the Administrative Agent. In the event that the Depository requests, but does not receive, such instruction, it may, but shall be under no obligation to, take any action with respect thereto as it deems to be in the best interests of the Senior Creditors; provided that any such action shall be in accordance with the terms of the Intercreditor Agreement.

Section 7.02. Special Rights.

Notwithstanding anything contained elsewhere in this Security Agreement, the Depository shall have the right, but shall not be required, to demand in respect of the release of any assets, the subjection of any after acquired property to the Lien of the Security Documents, or any other action whatsoever (other than a withdrawal of cash) within the purview hereof, any showings, certificates, opinions, appraisals or other information by or from any Issuer reasonably deemed necessary or appropriate by it.

Section 7.03. No Right of Set-off.

The Depository hereby acknowledges and agrees for the benefit of the Issuers and the Senior Creditors that all moneys from time to time in the Depository Accounts (a) are pledged by each Issuer to, and solely for the benefit of, the Secured Parties as collateral security for the payment of the Obligations, and (b) are held by the Depository solely in its capacity as depository pursuant to this Security Agreement and for no other purpose. Accordingly, and notwithstanding anything to the contrary contained in any bank credit agreement or any other agreement, the Depository hereby waives and disclaims any right it might have to set-off any amounts in such Depository Account against any indebtedness now or hereafter owing by any Issuer to the Depository in its individual capacity and not as depository hereunder or any bank for which the Depository acts as agent.

Section 7.04. Resignation, Removal or Merger of Depository.

(a) Subject to Section 7.04(c), the Depository may resign, with or without cause, at any time, by giving thirty (30) days’ prior written notice to each Issuer, the Senior Creditors, the Administrative Agent, the Trustee and the Master Servicer.

(b) The Depository may at any time be removed by fifteen (15) days’ prior written notice to the Depository and each Issuer by the Required Senior Creditors, with the consent of the Issuers so long as there is no Default or Event of Default at such time.

(c) Any resignation or removal of the Depository shall be effective only upon appointment of a successor Depository and the latter’s acceptance thereof in accordance with Section 7.04(d), and the predecessor Depository’s execution and delivery of any and all documents reasonably necessary in order to transfer all Depository Accounts to such successor Depository.

(d) If the Depository shall have given notice of resignation as set forth in clause (a) above, or if notice of removal shall have been given to the Depository and the Issuers by the Required Senior Creditors, with the consent of the Issuers so long as there is no Default or Event of Default, as provided herein, a successor Depository may be appointed by the Required Senior Creditors with the consent of the Issuers so long as there is no Default or Event of Default or, if such successor Depository shall not have been so appointed or shall not have accepted such appointment within fifteen (15) days after the giving of such notice of resignation or such notice of removal, as the case may be, such successor Depository may be appointed, upon application of the retiring Depository, any Issuer or any Senior Creditor, by any court of competent jurisdiction.

(e) Any company into which the Depository or any successor Depository may be merged or converted or with which it or any successor Depository may be consolidated or any company resulting from any merger or consolidation to which the Depository or any successor Depository shall be a party or any company succeeding to all or substantially all of the corporate trust business of the Depository, shall be the successor to the Depository under this Security Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f) Any successor Depository appointed pursuant to any of the provisions hereof shall execute, acknowledge and deliver to each Issuer, the Senior Creditors, the Administrative Agent and the Master Servicer an instrument accepting such appointment; and thereupon such successor Depository, without any further act, shall become vested with all the rights of its predecessor Depository hereunder and under the other Security Documents and the Consents with like effect as if originally named herein; but nevertheless, upon the written request of any Issuer or of the successor Depository, such predecessor Depository shall immediately execute and deliver an instrument (presented to it in execution form) assigning to such successor Depository the rights of such predecessor Depository hereunder, and shall duly assign, transfer and deliver to the successor Depository all of the assets and moneys so held or as may be received from time to time by such predecessor Depository, including all amounts in the Depository Accounts, to be held by the successor Depository as Depository hereunder.

ARTICLE VIII

CONSENTS TO ASSIGNMENT AND PLEDGE

Section 8.01. Consent to Pledge and Assignment.

(a) Each Issuer (referred to in this Article VII as an “Obligee”) that is a party to a Project Document with one or more other Issuers (each an “Obligor”) hereby (i) acknowledges and consents to any pledge and assignment by each such Obligor to the Trustee, pursuant to this Security Agreement, of all right, title and interest of such Obligor in, to and under (but not its obligations, liabilities or duties with respect to) each such Project Document as collateral security for all the Obligations and (ii) confirms to the Trustee and the Secured Parties that all representations, warranties, indemnities and agreements of such Obligee under the Project Documents shall inure to the benefit of, and shall be enforceable by, the Trustee for the benefit of the Secured Parties to the same extent as if originally named in the Project Documents.

(b) Each Obligee hereby grants all consents, waivers and approvals required from it under any Project Document, under any applicable statute, rule, regulation or ordinance, or otherwise in order for (i) any Issuer to issue the Notes and enter into the Loan Documents and (ii) the Trustee or any Secured Party to exercise any right or remedy under any Loan Document.

Section 8.02. Agreements of Obligees.

(a) Each Obligee agrees that it will not exercise any remedies, under any Project Document relating to any other Issuer resulting from any event or condition (a “Termination Event”) which would, either immediately or with the passage of time or giving of notice, or both, constitute a default under any such Project Document and/or enable the Obligee to terminate or suspend its obligations under any such Project Document without first giving the Trustee the notice and opportunity to cure provided for in Section 8.02(c) below.

(b) If a Termination Event shall occur relating to an Obligor, and any Obligee shall desire to exercise its remedies under the applicable Project Document as provided in Section 8.02(a) above with respect to such Termination Event, such Obligee shall promptly give notice to the Trustee, at the address set forth below, and the Administrative Agent, at the address set forth in the Note Purchase Agreement, of such Termination Event, specifying in such notice all then existing Termination Events of which it has knowledge, such notice to be delivered to the Trustee by hand delivery and to be confirmed by telephone, if possible with reasonable effort or by an overnight courier. If the Trustee (acting at the written direction of the Required Senior Creditors) elects to exercise its right to cure as herein provided, it shall, within 30 days after the receipt by it of the notice (such notice to include the Obligee’s address) from such Obligee referred to in the immediately preceding sentence, deliver to such Obligee a written notice stating that it has elected to exercise such right to cure, together with a written statement of the Trustee that it will promptly commence to cure all Termination Events relating to an Obligor susceptible of being cured by the Trustee, and that it will, during the cure period provided in Section 8.02(c) below, diligently attempt in good faith to complete the curing of, to the reasonable satisfaction of such Obligee, all such Termination Events; provided, however, that nothing set forth herein shall be deemed to create any obligation of the Trustee to cure any Termination Event.

(c) The Trustee shall have a period of (i) in the case of Termination Events relating to an Obligor arising from monetary defaults, 90 days and (ii) the case of all other Termination Events relating to an Obligor, 180 days (such period being hereinafter referred to as the “Cure Period”) after the delivery of the notice by the Trustee referred to in Section 8.02(b) above in which to cure such Termination Events. In the event any Termination Event described in clause (ii) shall be incurable by the Trustee within the Cure Period, the applicable Obligee shall not exercise any remedies under the applicable Project Document if the Trustee shall, within the Cure Period, initiate action to cure such Termination Event and proceed diligently to the curing thereof. Any curing of any Termination Event under any Project Document shall not be construed as an assumption by the Trustee or any Senior Creditor of any obligations, covenants or agreements of the Obligor under such Project Document. If the Trustee is required to obtain the approval of any court or to take any other action in any bankruptcy or other proceeding before exercising its rights under this Section 8.02(c), the Cure Period shall be extended by the period required to obtain such approval or take such other action.

Section 8.03. Rejection of Project Documents.

In the event that any Project Document between two or more Issuers is rejected under 11 U.S.C. Section 363, or successor legislation, and (i) no amounts payable thereunder shall be due and payable to any Obligee at the time of such rejection, (ii) the Trustee shall have arranged for the curing of any default under such Project Document susceptible of being corrected by the Trustee and (iii) such Project Document shall have been terminated pursuant to the terms thereof by reason of a rejection by the applicable Obligor or a trustee in bankruptcy under 11 U.S.C. Section 363, or successor legislation, then the applicable Obligee shall, if requested by the Trustee within thirty (30) days after such rejection, execute and deliver a new Project Document of like tenor to be in effect for the remainder of the term of the rejected Project Document, and with substantially the same terms as those contained therein.

Section 8.04. Performance by Trustee.

Neither the Trustee nor any Secured Party shall have any obligation or liability to any Obligee for the performance of any obligations under any Project Document or with respect to any Pledged Interest unless and until the Trustee shall have notified such Obligee in writing that it intends to assume the obligations imposed upon the Obligor(s) by the Project Document or with respect to any Pledged Interest and receive the benefits thereunder. In the event that the Trustee succeeds to the interest of an Obligor under a Project Document or with respect to any Pledged Interest by reason of the exercise of the Trustee’s rights under this Security Agreement, such Obligee agrees that it will accept performance by the Trustee or its successors or assigns or designees of the obligations of the Obligor(s) under and in accordance with such Project Document or with respect to such Pledged Interest notwithstanding any restrictions set forth in such Project Document or otherwise on the assignability of each such Obligor’s rights. If the Trustee assumes the rights and/or obligations of any Obligor under any Project Document or with respect to any Pledged Interest, the Trustee shall have the right to assign such Project Document or transfer such Pledged Interest to a party that assumes the obligations of the Obligor(s) thereunder or with respect thereto (notwithstanding any limitation or restriction thereon set forth in any Project Document) and upon such assignment or transfer, the Trustee and the Senior Creditors shall be released from any liability under such Project Document or with respect to such Pledged Interest from and after the date of such assignment or transfer and thereafter such Project Document or Pledged Interest shall remain in full force and effect for the benefit of such assignee. Upon any such assignment of a Project Document by the Trustee, such assignee shall have the right to terminate the Agreement by giving written notice thereof to the applicable Obligee(s).

Section 8.05. Payments Directly to Depository.

No Issuer will exercise, and each Issuer hereby waives, all rights it may have at law, pursuant to any Project Document or otherwise to set off any amount owing by any other Issuer to such Issuer against any amount such Issuer is obligated to pay to any other Issuer pursuant to any Project Document or with respect to any Pledged Interest or Pledged Indebtedness. All parties hereto agree that the remittance to the Depository of amounts due to any Issuer from any other Issuer shall satisfy the paying Issuer’s payment obligations under each Project Document and with respect to any Pledged Interest or Pledged Indebtedness. No Issuer shall be entitled to payment of amounts due to it under any Project Document or with respect to any Pledged Interest or Pledged Indebtedness except to the extent that monies are available to make such payments in accordance with the terms hereof or to the extent that such payments do not constitute Issuer Revenues, and no Issuer will exercise any right or remedy it has under any Project Document or with respect to any Pledged Interest or Pledged Indebtedness for non-payment thereunder or with respect thereto as a result of the operation of this Section 8.05.

ARTICLE IX

GENERAL

Section 9.01. Amendments, Consents and Waivers.

This Security Agreement may be amended, and the observance of any term of this Security Agreement may be waived or its nonobservance consented to, with, and only with, the written consent of the Trustee, the Depository, each Issuer and the Required Senior Creditors; provided, however, that (a) the provisions of Section 3.03 relating to payment of the Master Servicer Expenses shall not be amended without the written consent of the Master Servicer and (b) the provisions of Section 3.03 relating to the payment of the Administrative Fee shall not be amended without the written consent of the Administrative Agent. No amendment, consent or waiver hereunder shall be effective unless in writing and signed by an officer, employee or other Person authorized to execute such amendment or waiver.

Section 9.02. Notices.

All notices, requests, demands and other communications shall be in writing and shall be given by electronic mail, telecopy, overnight courier, first class registered or certified mail postage prepaid) or personal delivery. Any notice, request, demand or other communication to the Trustee shall be deemed effective when received by a Responsible Trustee Officer during normal business hours on a Business Day, addressed to it at Wilmington Trust Company, as Trustee, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration, telephone: 302-636-6000; facsimile: 302-636-4140; re: OFC 2 LLC. Any notice, request, demand or other communication to the Depository shall be deemed effective when received by the Depository during normal business hours on a Business Day, addressed to it at Wilmington Trust Company, as Depository, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration, telephone: 302-636-6000; facsimile: 302-636-4140; re: OFC 2 LLC. Any notice, request, demand or other communication to the Issuers shall be deemed effective when received by the Issuers during normal business hours on a Business Day, addressed to them at 6225 Neil Road, Reno, Nevada 89511; Attention: President; telephone: 775-356-9029; facsimile: 775-356-9039. Any party, by notice given in accordance with this Section 9.02, may designate a further or different address for future notices. Each party shall send a copy of every notice, request, demand or other communication given to the other party to the Senior Creditors, the Administrative Agent and the Master Servicer in accordance with Section 17 of the Note Purchase Agreement.

Section 9.03. Obligations of Issuers Joint and Several.

The obligations of the Issuers hereunder and under the Notes and the other Loan Documents shall be joint and several, as described in and subject to Section 20.2 of the Note Purchase Agreement.

Section 9.04. Successors and Assigns.

This Security Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

Section 9.05. Security Agreement.

This Security Agreement is a “security agreement” within the meaning of the Uniform Commercial Code. Each Issuer by executing and delivering this Security Agreement has granted to the Trustee until the Discharge Date, as security for the Obligations, a security interest in the Collateral to the full extent that a security interest may be perfected under applicable law.

Section 9.06. Partial Invalidity.

The unenforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

Section 9.07. Release.

Upon the Discharge Date, this Security Agreement and the security interest granted hereby shall automatically terminate. The Trustee shall execute and deliver, at the expense of the Issuers, such instruments as shall be reasonably requested by the Issuers to satisfy and discharge the Lien hereof in accordance with the terms hereof.

Section 9.08. Counterparts.

This Security Agreement may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original, but all together only one Security Agreement.

Section 9.09. Headings; Dates.

The table of contents and any headings or captions preceding the text of the several Articles and Sections hereof are intended solely for convenience of reference and shall not constitute a part of this Security Agreement, nor shall they affect its meaning, construction or effect. The date of this Security Agreement and the other Loan Documents “as of September 23, 2011” is for convenience only, and this Security Agreement and the other Loan Documents shall become effective only upon execution and delivery hereof and thereof.

Section 9.10. Governing Law.

The provisions of this Security Agreement creating a trust for the benefit of the Senior Creditors and setting forth the rights, duties, obligations and responsibilities of the Trustee hereunder shall be governed by and construed in accordance with the federal law of the United States. To the extent that federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the parties hereto that the substantive law of the State of New York shall be adopted as the governing federal rule of decision.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first written above.

OFC 2 LLC

By:	Ormat Nevada Inc., its managing member

By:
Name:
Title:

ORNI 15 LLC

By:	OFC 2 LLC, its managing member
By:	Ormat Nevada Inc., its managing member

By:
Name:
Title:

ORNI 39 LLC

By:	OFC 2 LLC, its managing member
By:	Ormat Nevada Inc., its managing member

By:
Name:
Title:

ORNI 42 LLC

By:	OFC 2 LLC, its managing member
By:	Ormat Nevada Inc., its managing member

By:
Name:
Title:

HSS II, LLC

By:	OFC 2 LLC, its managing member
By:	Ormat Nevada Inc., its managing member

By:
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Depository

By:
Name:
Title:

SCHEDULE 2.04

Deposit Accounts Maintained by Issuer

None (other than as required under the Security Agreement)

SCHEDULE 3.01

Eyal Hen –	(775) 356 9029 Ext. 32218

(775) 376 2031

Jennifer Smith – (775) 356 9029 Ext. 32388

EXHIBIT A

Description of Certain Collateral

Part 1 - Facilities

The Tuscarora Facility is a two-phase geothermal power production facility located in Elko County, Nevada, USA, which includes Phase I and, if constructed, Phase II. Phase I of the Tuscarora Facility includes a power plant of a net capacity of approximately 19 MW and the electricity generating equipment, associated geothermal piping and carrying, transmission and fiber optic systems and production and reinjection wells of the aforementioned plant. Electricity produced by the aforementioned Phase I power plant is sold to Nevada Power Company pursuant to the Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated February 2, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time), between Nevada Power Company and ORNI 42 LLC.

The McGinness Hills Facility is a two-phase geothermal power production facility located in Lander County, Nevada, USA, which includes Phase I and, if constructed, Phase II. Phase I of the McGinness Hills Facility includes a power plant of a net capacity of approximately 30 MW, and the electricity generating equipment, associated geothermal piping and carrying, transmission and fiber optic systems, and water, production and reinjection wells of the aforementioned plant. Electricity produced by the Phase I aforementioned power plant is sold to Nevada Power Company pursuant to the Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated November 4, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time), between Nevada Power Company and ORNI 39 LLC.

Jersey Valley Facility is a single phase geothermal power production facility located in Pershing County, Nevada, USA, which includes the power plant of a net capacity of approximately 15 MW, and (ii) the electricity generating equipment, associated geothermal piping and carrying and transmission systems, and production and reinjection wells of the aforementioned plant. Electricity produced by the aforementioned power plant is sold to Nevada Power Company pursuant to the Long-Term Firm Power Purchase and Sale Agreement, dated August 18, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time), between Nevada Power Company and ORNI 15 LLC.

Part 2 - Agreements

ORNI 42 LLC and HSS II LLC - Tuscarora

•

Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, between ORNI 42 LLC and Nevada Power Company, dated as of February 2, 2010, as amended by Amendment No. 1 to the Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of July 30, 2010, as amended by Amendment No. 2 to Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of September 30, 2010.

•

Amendment and Restated Large Generator Interconnection Agreement, Service Agreement # 04-00842 between ORNI 49 LLC and Sierra Pacific Power Company d/b/a NV Energy, dated December 22, 2010, as assigned from ORNI 49 to ORNI 42 at August 19, 2011.

•	Operation and Maintenance Agreement, dated as of September 23, 2011 by and between Ormat Nevada Inc. and ORNI 42 LLC.

•	Shared Facilities and Shared Premises Agreement, dated as September 23, 2011 by and between Ormat Nevada Inc. ORNI 42 LLC and ORNI 49 LLC.

•	Engineering, Procurement and Construction Contract, dated as September 23, 2011, by and between Ormat Nevada Inc. and ORNI 42 LLC.

•	Guaranty, dated as September 23, 2011, by Ormat Technologies, Inc. for the benefit of ORNI 42 LLC.

•

Lease dated March 8, 2010 executed by Ellison Minerals and Ellison Ranching Company, as lessor, and HSS II, LLC, as lessee, as evidenced by a Memorandum of Lease recorded March 8, 2010 as Document No. 623896 in the Official Records of Elko County, Nevada; as amended by Amendment to Lease and Agreement dated March 22, 2011 and recorded April 7, 2011 as Instrument No. 638659 in the Official Records of Elko County, Nevada; as further amended by Second Amendment to Lease and Agreement dated August 9, 2011 and recorded August 15, 2011 as Document No. 643798 in the Official Records of Elko County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial No. NVN-76151, dated effective January 1, 2003, executed by United States of America, through the Bureau of Land Management, as lessor, and Earth Power Resources, Inc., as lessee (Assignment to Tuscarora Geothermal LLC dated effective August 1, 2006; Assignment to TG Power LLC dated effective August 1, 2006; Assignment to HSS II, LLC dated effective February 1, 2009; Partial Assignment to Ormat Nevada, Inc. dated effective March 1, 2011; Assignment to Ormat Nevada, Inc. dated effective September 1, 2011; Assignment to HSS II, LLC dated effective October 1, 2011)

•

Offer to Lease and Lease for Geothermal Resources, Serial No. NVN-76630, dated effective September 1, 2006, executed by United States of America, through the Bureau of Land Management, as lessor, and Lewis Katz, as lessee (Assignment to Earth Power Resources, Inc. dated effective February 1, 2007; Assignment to TG Power LLC dated effective July 1, 2007; Assignment to HSS II, LLC dated effective February 1, 2009; Partial Assignment to Ormat Nevada, Inc. dated effective February 1, 2010; Assignment to Ormat Nevada, Inc. dated effective September 1, 2011; Assignment to HSS II, LLC dated effective October 1, 2011)

•

Offer to Lease and Lease for Geothermal Resources, Serial No. NVN-74915, dated effective January 1, 2003, executed by United States of America, through the Bureau of Land Management, as lessor, and Earth Power Resources, Inc., as lessee (Assignment to Tuscarora Geothermal LLC dated effective August 1, 2006; Assignment to TG Power LLC dated effective August 1, 2006; Assignment to HSS II, LLC dated effective February 1, 2009; Assignment to Ormat Nevada, Inc. dated effective February 1, 2011; Assignment to HSS II, LLC dated effective October 1, 2011)

•

Offer to Lease and Lease for Geothermal Resources, Serial No. N-74916, dated effective January 1, 2003, executed by United States of America, through the Bureau of Land Management, as lessor, and Earth Power Resources, Inc., as lessee (Assignment to Tuscarora Geothermal LLC dated effective August 1, 2006; Assignment to TG Power LLC dated effective August 1, 2006; Assignment to HSS II, LLC dated effective February 1, 2009; Assignment to Ormat Nevada, Inc. dated effective February 1, 2011; Assignment to HSS II, LLC dated effective October 1, 2011)

•

Geothermal Lease, Serial No. N-89399, dated effective February 1, 2011, executed by United States of America, through the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee (Assignment to HSS II, LLC dated effective October 1, 2011)

•

Geothermal Lease, Serial No. N-89398, dated effective March 1, 2011, executed by United States of America, through the Bureau of Land Management, as lessor, Ormat Nevada, Inc., as lessee (Assignment to HSS II, LLC dated effective October 1, 2011)

•

Right-of-Way Grant, Serial No. NVN-89982, dated effective July 29, 2011, executed by the United States of America, through the Bureau of Land Management, as grantor, and ORNI 42 LLC and ORNI 49 LLC, as grantee.

•

Right-of-Way Grant, Serial No. NVN-89518, dated effective July 29, 2011, executed by the United States of America, through the Bureau of Land Management, as grantor, and ORNI 42 LLC and ORNI 49 LLC, as grantee.

•

Access Road and Utility Easement Agreement, dated August 9, 2011, by and between Ellison Ranching Company, as grantor, and ORNI 42 LLC, as grantee recorded August 15, 2011 as Document No. 643799 in the Official Records of Elko County, Nevada; as amended by that certain Amendment to Access Road and Utility Easement Agreement, dated September 7, 2011 and recorded September 9, 2011 as Document No. 644677 in the Official Records of Elko County, Nevada.

•

Access and Utility Easement Agreement, dated July 21, 2011, by and between James J. Wright Ranch, Inc., as grantor, and ORNI 42 LLC, as grantee, recorded August 4, 2011 as Document No. 643486 in the Official Records of Elko County, Nevada; as amended by that certain Amendment to Access and Utility Easement Agreement, dated August 22, 2011 and recorded September 7, 2011 as Document No. 644572 in the Official Records of Elko County, Nevada.

•

Access and Utility Easement Agreement, dated July 21, 2011, by and between James J. Wright Ranch, Inc. and Van Norman Ranches, Inc., as grantor, and ORNI 42 LLC, as grantee, recorded August 4, 2011 as Document No. 643488 in the Official Records of Elko County, Nevada; as amended by that certain Amendment to Access and Utility Easement Agreement, dated August 22, 2011 and recorded September 7, 2011 as Document No. 644566 in the Official Records of Elko County, Nevada.

•

Access and Utility Easement Agreement, dated July 21, 2011, by and between Van Norman Ranches, Inc., as grantor, and ORNI 42 LLC, as grantee, recorded August 4, 2011 as Document No. 643492 in the Official Records of Elko County, Nevada; as amended by that certain Amendment to Access and Utility Easement Agreement, dated August 22, 2011 and recorded September 7, 2011 as Document No. 644575 in the Official Records of Elko County, Nevada.

•

Access and Utility Easement Agreement, dated July 21, 2011, by and between Van Norman Quarter Horses, as grantor, and ORNI 42 LLC, as grantee, recorded August 4, 2011 as Document No. 643490 in the Official Records of Elko County, Nevada; as amended by that certain Amendment to Access and Utility Easement Agreement, dated August 22, 2011 and recorded September 7, 2011 as Document No. 644569 in the Official Records of Elko County, Nevada.

•	Fluid and Water Supply Agreement between HSS II, LLC and ORNI 42 LLC dated September 23, 2011.

ORNI 15 LLC – Jersey Valley

•

Long-Term Firm Power Purchase Agreement, between ORNI 15 LLC and Nevada Power Company, dated as of August 18, 2006, as amended by Amendment No. 1 to the Long-Term Firm Power Purchase Agreement, dated as of May 21, 2007, as amended by Amendment No. 2 to Long-Term Firm Power Purchase Agreement, dated as of February 11, 2011.

•	Large Generator Interconnection Agreement (LGIA), Service Agreement # 09-00789 between ORNI 15 LLC and Sierra Pacific Power Company d/b/a NV Energy, dated August 18, 2009.

•	Operation and Maintenance Agreement, dated as of September 23, 2011, by and between Ormat Nevada Inc. and ORNI 15 LLC.

•	Shared Facilities and Shared Premises Agreement, dated as September 23, 2011, by and between Ormat Nevada Inc., ORNI 15 LLC and ORNI 49 LLC.

•	Engineering, Procurement and Construction Contract, dated as September 23, 2011, by and between Ormat Nevada Inc. and ORNI 15 LLC.

•	Guaranty, dated as September 23, 2011, by Ormat Technologies, Inc. for the benefit of ORNI 15 LLC.

•

License for Electric Power Plant Site Utilizing Geothermal Resources, Serial No. N-88118, by United States of America, through the Bureau of Land Management, as licensor, and Ormat Nevada Inc., as licensee, a copy of which was recorded May 19, 2011 in Book 466, Page 247 as Document No. 472509 in the Official Records of Pershing County, Nevada; as assigned to ORNI 15 LLC by Assignment recorded May 27, 2011 in Book 466, Page 784 as Document No. 472733 in the Official Records of Pershing County, Nevada, as corrected by an instrument issued by the Bureau of Land Management dated August 12, 2011 issued by the Office of the Bureau of Land Management and recorded August 30, 2011 in Book 470, Page 542 as Document No. 474390, Official Records of Pershing County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number NVN-77481 dated effective August 1, 2005, executed by United States of America, through the Bureau of Land Management, as lessor, and Ormat Nevada Inc., as lessee, recorded September 23, 2010 in Book 457, Page 505 as Document No. 367866 in the Official Records of Pershing County, Nevada; as assigned to ORNI 15 LLC by Assignment dated effective March 1, 2009, recorded September 23, 2010 in Book 457, Page 513 as Document No. 367867, and re-recorded February 2, 2011 in Book 463, Page 278 as Document No. 470864 in the Official Records of Pershing County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number N-74883 dated effective October 1, 2002, executed by United States of America, through the Bureau of Land Management as lessor and Sierra Nevada Geothermal, Inc. as lessee, recorded September 23, 2010 in Book 457, Page 544 as Document No. 367874 Official Records of Pershing County, Nevada; as assigned to Ormat Nevada, Inc. by Assignment dated effective August 1, 2003, recorded September 23, 2010, in Book 457, Page 551, as Document No. 367875, Official Records of Pershing County, Nevada; as further assigned to ORNI 15 LLC by Assignment dated effective April 1, 2009, recorded September 23, 2010, in Book 457, Page 555, as Document No. 367876, and re-recorded February 2, 2011, in Book 463, Page 287 as Document No. 470866 Official Records of Pershing County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number N-74881 dated effective October 1, 2002, executed by United States of America, through the Bureau of Land Management, as lessor and Sierra Nevada Geothermal, Inc., as lessee, recorded September 23, 2010 in Book 457, Page 558 as Document No. 367877 Official Records of Pershing County, Nevada; as assigned to Ormat Nevada Inc. by Assignment dated effective August 1, 2003, recorded September 23, 2010, in Book 457, Page 566, as Document No. 367878, Official Records of Pershing County, Nevada; as assigned to ORNI 15 LLC by Assignment dated effective April 1, 2009, recorded September 23, 2010, in Book 457, Page 570, as Document No. 367879, and re-recorded February 2, 2011, in Book 463, Page 282 as Document No 470865 Official Records of Pershing County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number NVN-77483 dated effective August 1, 2005, executed by United States of America, through the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee, recorded September 23, 2010 in Book 457, Page 516 as Document No. 367868 Official Records of Pershing County, Nevada, and recorded September 23, 2010, in Book 614, Page 8, as Document No. 258583, and re-recorded February 9, 2011, in Book 619, Page 12 as Document No 259719 Official Records of Lander County, Nevada; as assigned to ORNI 15 LLC by Assignment dated effective April 1, 2009, recorded September 23, 2010, in Book 457, Page 524, as Document No. 367869, and re-recorded February 2, 2011, in Book 463, Page 295 as Document No 470868 Official Records of Pershing County, Nevada, and recorded September 23, 2010, in Book 614, Page 8, as Document No. 258583, and re-recorded February 9, 2011, in Book 619, Page 12 as Document No 259719 Official Records of Lander County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number NVN-77482 dated effective August 1, 2005, executed by United States of America, through the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee, recorded September 23, 2010 in Book 457, Page 527 as Document No. 367870 Official Records of Pershing County, Nevada, and recorded September 23, 2010, in Book 614, Page 14, as Document No. 258584, and re-recorded February 9, 2011, in Book 619, Page 5 as Document No 259718 Official Records of Lander County, Nevada; as assigned to ORNI 15 LLC by Assignment dated effective March 1, 2009, recorded September 23, 2010, in Book 457, Page 535, as Document No. 367871, and re-recorded February 2, 2011, in Book 463, Page 291 as Document No 470867 Official Records of Pershing County, Nevada, and recorded September 23, 2010, in Book 614, Page 14, as Document No. 258584, and re-recorded February 9, 2011, in Book 619, Page 5 as Document No 259718 Official Records of Lander County, Nevada.

•

Right of Way Grant, Serial No. NVN-87409, granted June 4, 2010, executed by the United States of America, through the Bureau of Land Management, as grantor, and Ormat Nevada, Inc., as grantee, recorded November 4, 2010, in Book 459, Page 460, as Document No. 368627, Official Records of Pershing County, Nevada and recorded November 4, 2010, in Book 617, Page 62, as Document No. 258993, Official Records of Lander County, Nevada; as amended and assigned by Right-of-Way Grant N-87409 Amended, Right-of-Way Grant N-87409 Assigned (assigned to ORNI 15 LLC and ORNI 49 LLC) filed in the Office of the Bureau of Land Management by a document dated effective September 13, 2011 and recorded September 13, 2011, in Book 626, Page 0484, as Document No. 0262090, Official Records of Lander County, Nevada; and recorded September 13, 2011, in Book 471, Page 156 as Document No. 474651, Official Records of Pershing County, Nevada.

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Right of Way Grant, Serial No. NVN-82304, granted June 12, 2007 by the United States of America, through the Bureau of Land Management, as grantor, and Ormat Nevada, Inc., as grantee, recorded June 7, 2011 in Book 467, Page 566, as Document No. 472797, Official Records of Pershing County, Nevada; as assigned to ORNI 15 LLC by Assignment recorded June 7, 2011, in Book 467, Page 579, as Document No. 472798, Official Records of Pershing County, Nevada.

•

Easement Agreement by and between ORNI 45 LLC, as grantor, and ORNI 15 LLC, as grantee, dated as of March 11, 2011, recorded September 13, 2011, in Book 626, Page 0457 as Document No. 0262087, Official Records Lander County, Nevada.

•

Right of Way Grant, Serial No. N-88391, granted June 4, 2010, executed by the United States of America, through the Bureau of Land Management, as grantor, and Ormat Nevada, Inc., as grantee, recorded November 4, 2010, in Book 459, Page 450, as Document No. 368626, Official Records of Pershing County, Nevada and recorded November 4, 2010, in Book 617, Page 75, as Document No. 258994, Official Records of Lander County, Nevada; as amended and assigned by Right-of-Way Grant N-88391 Amended, Right-of-Way Grant N-88391 Assigned (assigned to ORNI 15 LLC and ORNI 49 LLC) filed in the Office of the Bureau of Land Management by a document dated effective September 13, 2011 and recorded September 13, 2011, in Book 626, Page 0490, as Document No. 0262091, Official Records of Lander County, Nevada; and recorded September 13, 2011, in Book 471, Page 163 as Document No. 474652, Official Records of Pershing County, Nevada.

•	Unit Agreement for the Development and Operation of the Jersey Valley Unit Area, dated effective June 1, 2007, executed by Ormat Nevada, Inc.

ORNI 39 LLC – McGinness Hills

•

Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, between ORNI 39 LLC and Nevada Power Company, dated as of November 4, 2009, as amended by Amendment No. 1 to the Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of July 30, 2010, as amended by Amendment No. 2 to Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of September 30, 2010.

•	Large Generator Interconnection Agreement (LGIA), Service Agreement # 11-00065 between ORNI 39 LLC and Sierra Pacific Power Company d/b/a NV Energy, dated June 20, 2011.

•	Operation and Maintenance Agreement, dated as of September 23, 2011, by and between Ormat Nevada Inc., and ORNI 39 LLC.

•	Shared Facilities and Shared Premises Agreement, dated as September 23, 2011, by and between Ormat Nevada Inc. ORNI 39 LLC and ORNI 49 LLC.

•	Engineering, Procurement and Construction Contract, dated as September 23, 2011, by and between Ormat Nevada Inc. and ORNI 39 LLC.

•	Guaranty, dated as September 23, 2011, by Ormat Technologies, Inc. for the benefit of ORNI 39 LLC.

•

License for Electric Power Plant Site Utilizing Geothermal Resources Serial No. N-88831, executed by United States of America through the Bureau of Land Management as licensor and ORNI 39 LLC, as licensee, a copy of which was recorded August 30, 2011, in Book 625, Page 732, as Document No. 261663 Official Records of Lander County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number NVN-83966 dated effective October 1, 2007, executed by United States of America through the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee, recorded September 23, 2010 in Book 614, Page 20 as Document No. 258585 Official Records of Lander County, Nevada; as assigned to ORNI 39 LLC by Assignment recorded November 4, 2010, in Book 617, Page 59, as Document No. 258992, Official Records of Lander County, Nevada.

•

Offer to Lease and Lease for Geothermal Resources, Lease Serial Number NVN-83967 dated effective October 1, 2007, executed by United States of America through the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee, recorded September 23, 2010 in Book 614, Page 27 as Document No. 258586 Official Records of

Lander County, Nevada; as assigned to ORNI 39 LLC by Assignment recorded November 4, 2010, in Book 617, Page 56, as Document No. 258991, Official Records of Lander County, Nevada.

•

Geothermal Lease Agreement dated April 20, 2009, executed by Tommie Gerald Lancaster, Janet Lancaster, and Luke G. Lancaster, collectively as lessor, and Ormat Nevada, Inc., as lessee, as evidenced by that certain Short Form of Geothermal Lease Agreement recorded April 20, 2009 in Book 596, Page 469 as Document No. 253900 Official Records of Lander County, Nevada; as assigned to ORNI 39 LLC by Assignment and Assumption Agreement recorded October 14, 2010, in Book 615, Page 847, as Document No. 258741, Official Records of Lander County, Nevada; as amended by First Amendment to Geothermal Lease Agreement dated June 17, 2011, as evidenced by that certain Short Form of First Amendment to Geothermal Lease Agreement recorded June 29, 2011 in Book 623, Page 824 as Document No. 261330 Official Records of Lander County. (“Lancaster Lease”)

•

Geothermal Lease Agreement dated May 13, 2009, executed by Silver Creek Ranch, Inc., as lessor, and Ormat Nevada, Inc., as lessee, as evidenced by that certain Short Form of Geothermal Lease Agreement recorded June 2, 2009 in Book 597, Page 634 as Document No. 254216 and re-recorded March 4, 2011 in Book 619, Page 664 as Document No. 260056 Official Records of Lander County, Nevada; as assigned to ORNI 39 LLC by Assignment and Assumption Agreement recorded November 29, 2010, in Book 617, Page 334 as Document No. 259085, and re-recorded April 18, 2011 in Book 621, Page 395 as Document No. 260587 Official Records of Lander County, Nevada; as amended by First Amendment to Geothermal Mineral Lease Agreement and Subordination of Right of First Refusal, dated June 17, 2011 as evidenced by that certain Short Form of First Amendment to Geothermal Mineral Lease Agreement and Subordination of Right of First Refusal recorded June 29, 2011, in Book 623, Page 806 as Document No. 261328, Official Records of Lander County, Nevada.

•

Right of Way Grant, Serial No. NVN-88978, granted July 19, 2011, executed by the United States of America through the Bureau of Land Management, as grantor, and ORNI 39 LLC and ORNI 49 LLC, collectively as grantee, recorded August 30, 2011, in Book 625, Page 714 as Document No. 261662, Official Records of Lander County, Nevada. Amended by Decision regarding Legal Description Review, dated September 13, 2011 executed by the United States of America through the Bureau of Land Management, recorded September 13, 2011 in Book 626, Page 0478, as Document No. 0262089, Official Records of Lander County, Nevada.

•

Special Use Permit, to be executed by the United States of America through the Forest Service, as grantor, and ORNI 39, LLC, as grantee, and to be recorded in Official Records of Lander County, Nevada.

•

Right of Way Grant, Serial No. NVN-88979, granted July 19, 2011, executed by the United States of America through the Bureau of Land Management, as grantor and ORNI 39 LLC and ORNI 49 LLC, collectively as grantee, recorded August 30, 2011, in Book 625, Page 696 as Document No. 261661, Official Records of Lander County, Nevada. Amended by Decision regarding Legal Description Review, dated September

13, 2011 executed by the United States of America through the Bureau of Land Management, recorded September 13, 2011 in Book 626, Page 0478, as Document No. 0262089, Official Records of Lander County, Nevada.

•	Unit Agreement for the Development and Operation of the McGinness Hills Unit Area, dated effective June 1, 2008, executed by Ormat Nevada, Inc.

•	Road Maintenance Agreement dated as of September 19, 2011 between Lander County, Nevada and ORNI 39 LLC.

Part 3 – Membership Interests

100% of the membership interests held by OFC 2 in each of the Facility Owners

Part 4 – Permits

Jersey Valley Project

Permit		Agency	Date	Permittee
Decision Record and Finding of No Significant Impact		U.S. Department of Energy	8/22/2011	N/A
Geothermal Drilling Permits	Well #	U.S. Department of the Interior -Bureau of Land Management (“BLM”)
	14-27 (Production)		Sundry Notices dated 7/11/2008* and 11/14/2008* 7/23/2008	Ormat Nevada Inc.
	14-34 (Injection)		9/2/2011	Ormat Nevada Inc.
	18A-27 (Production)		6/4/2007 Sundry Notices dated 3/3/2008, 2/26/2008, 2/26/2008, 3/7/2008, 5/15/2008 and 5/22/2008	Ormat Nevada Inc.
	18B-27 (Other)		Sundry Notice dated 6/2/2011	Ormat Nevada Inc.
	33-33 (Observation and Production)		Sundry Notices 9/14/2007*, 11/14/2007*, undated and 11/28/2007* 6/4/2007 7/26/2007	Ormat Nevada Inc.

44-28 (Observation)		6/4/2007 Sundry Notice dated 9/14/2007*	Ormat Nevada Inc.
44-28 (Production)		7/26/2007	Ormat Nevada Inc.
46(57)-28 (Production)		12/6/2010 Sundry Notice dated 1/3/2011	Ormat Nevada Inc.
77-28 (Production)		12/19/2008 Sundry Notice dated 3/18/2009	Ormat Nevada Inc.
77A-28 (Production)		9/8/2009	Ormat Nevada Inc.
78-28 (Other)		Sundry Notice dated 6/2/2011	Ormat Nevada Inc.
81-28 (Production)		6/4/2007	Ormat Nevada Inc.
81A-28 (Production)		11/24/2009 Sundry Notices dated 2/8/2010* and 2/19/2010*, 4/23/2010*	Ormat Nevada Inc.
86(87)-28 (Production)		1/11/2011	Ormat Nevada Inc.
87-28 (Production)		4/9/2009 Sundry Notices dated 7/24/2009* , 7/24/2009 and 11/20/2009	Ormat Nevada Inc.
Water Quality Monitoring Wells	BLM
NOI - MP-1		6/29/2011	Ormat Nevada Inc.
NOI - MP-2		6/29/2011	Ormat Nevada Inc.
Site License N-88118	BLM	12/15/2010	Ormat Nevada, Inc., but assigned to ORNI 15, LLC
Facility Construction Permit	BLM	5/2010	Ormat Nevada, Inc.
Commercial Use Permit	BLM	11/12/2010	Ormat Nevada, Inc.
Decision Record and Finding of No Significant Impact - Exploration	BLM	7/2008	N/A
Decision Record and Finding of No Significant Impact - Gathering System, Well Field, Plan and Transmission Lines	BLM	6/2010 (DR); 5/2010 (FONSI)	N/A

ROW NVN-88391 (Short Term)		BLM	6/4/2010	Ormat Nevada, Inc., but assigned to ORNI 15 LLC and ORNI 49 LLC, as tenants in common
ROW NVN-87409 (Long Term)		BLM	6/4/2010	Ormat Nevada, Inc., but assigned to ORNI 15 LLC and ORNI 49 LLC, as tenants in common
ROW NVN-82304 (Access Road)		BLM	4/18/2011	Ormat Nevada, Inc., but assigned to ORNI 15 LLC
Geothermal Resource Development Permits Permit #	Well #	Nevada Division of Minerals (“NDOM”)
701	14-27 (Industrial)		7/11/2007 Sundry Notices dated 1/7/2008**, 6/3/2008** and 12/10/2010**	Ormat Nevada Inc.
699	18A-27 (Industrial)		7/11/2007 Sundry Notices dated 1/10/2008, 2/4/2008, 2/17/2008, 2/25/2008, 2/29/2008, 3/17/2008, 3/26/2008, 5/30/2008** and 10/8/2010**	Ormat Nevada Inc.
700	33-33 (Industrial)		7/11/2007	Ormat Nevada Inc.
703	44-28 (Industrial)		7/11/2007
1160	46(57)-28 (Industrial)		8/27/2010 Sundry Notices dated 12/8/2010** and 12/28/2010	Ormat Nevada Inc.
876	77-28 (Industrial)		12/22/2008 Sundry Notice dated 3/13/2009	Ormat Nevada Inc.
979	77A-28 (Industrial)		8/14/2009 Sundry Notices dated 9/16/2010**, 12/10/2010**,	Ormat Nevada Inc.

4/1/2011** and 4/26/2011**
702	81-28 (Industrial)		7/11/2007 Sundry Notice dated 12/10/2010**	Ormat Nevada Inc.
1070	81A-28 (Industrial)		12/1/2009 Sundry Notice dated 12/10/2010**	Ormat Nevada
1192	86(87)-28 (Industrial)		1/12/2011 Sundry Notices dated 4/26/2011** and 5/31/2011**	Ormat Nevada Inc.
902	87-28 (Industrial)		4/9/2009 Sundry Notices dated 4/9/2009**, 7/15/2009, 11/20/2009, 9/16/2010** and 12/10/2010**	Ormat Nevada Inc.
1256	14-34 (Injection)		8/18/2011	ORNI 15 LLC
NOI #	Well #	Nevada Division of Water Resources
67180	MP1		7/26/2011	Ormat Nevada, Inc.
67180	MP2		7/26/2011	Ormat Nevada, Inc.
67180	18B-27		7/26/2011	Ormat Nevada, Inc.
67180	78-28		7/26/2011	Ormat Nevada, Inc.
Geothermal Project Area Permit 900		NDOM	4/8/2009	Ormat Nevada
Notice of Intent to Discharge Stormwater Associated with Construction Activities Under General Permit NVRI00000		Nevada Department of Environmental Protection (“NDEP”)	6/25/2010 8/6/2010	Notice of Termination Submitted 5/24/2011
Underground Injection Control Permit UNEV2011201		NDEP	1/6/2011	ORNI 15, LLC
CAPP Permit to Construct		NDEP	9/16/2010	Ormat Nevada, Inc.
Class II AQ Permit to Operate AP4911-2685 (includes Surface Area Disturbance Permit)		NDEP	6/14/2010	Ormat Nevada, Inc.
CAPP Permit to Operate		NDEP	12/17/2010	Ormat Nevada, Inc.
Sewage System Construction Permit GNEVSODS09S0022 ***		NDEP	7/12/2010	Black Eagle Consulting

Boiler/Pressure Construction Permits[1]	Nevada Department of Business & Industry (“NDBI”)
Boiler/Pressure Operating Permits	NDBI	2/3/2011	Ormat/Jersey Valley Geothermal Power Plant
9813553
9813363
9813362
9813361
9813360 9813359
9813358
9813357
9813356
9813355
9813354
9813353
9813352
Hazardous Material Permit 14018	Nevada State Fire Marshall	2/2011	Ormat Nevada, Inc.
Special Use Permit	Pershing County	1/6/2010	Ormat
Building Permit - Electrical	Pershing County	7/13/2010	Ormat Nevada, Inc.
Building Permit - Grading	Pershing County	1/6/2010	Ormat
Building Permit - Foundations	Pershing County	7/9/2010	Ormat Nevada, Inc.
Certificate of Occupancy	Pershing County	3/23/2011	Ormat Nevada, Inc.
Special Use Permit	Lander County	4/14/2010	Ormat Nevada, Inc.

*	Denotes instances where, after an inspection of Ormat’s internal records, no corresponding NDOM Sundry Notice could be located.
**	Denotes instances where, after an inspection of Ormat’s internal records, no corresponding BLM Sundry Notice could be located.
***	Denotes non-material permits.

[1]	These permits are superseded by the Boiler/Pressure Operating Permits listed below.

McGinness Hills Project

Part A

Permit		Agency	Date	Permittee
Decision Record and Finding of No Significant Impact		U.S. Department of Energy	8/22/2011	N/A
Site License (N-88831)		BLM	8/24/2011	ORNI 39, LLC
Facility Construction Permit		BLM	8/24/2011	ORNI 39, LLC
Geothermal Drilling Permits Permit #	Well #	BLM
	21-15 (Observation)		4/9/2009 Sundry Notice dated 5/11/2009	Ormat Nevada Inc.
	27-16 (Production)		11/16/2009 Sundry Notice dated 7/7/2010*	Ormat Nevada Inc.
	28-10 (Production)		7/23/2009 Sundry Notices dated 2/19/2010*, 11/18/2010, 3/18/2011*, 3/18/2011* and 3/18/2011	Ormat Nevada Inc.
	28A-10 (Production)		6/25/2010	Ormat Nevada Inc.
	31-15 (Production)		5/11/2009	Ormat Nevada Inc.
	38-10 (Observation)		5/11/2009	Ormat Nevada Inc.
	61-22 (Production)		4/12/2010	Ormat Nevada Inc.
	67-9 (Observation)		10/13/2010	Ormat Nevada Inc.
	67-15 (Production)		8/11/2010 Sundry Notice dated 10/5/2010*	Ormat Nevada Inc.
	86-16 (Production)		7/23/2009 Sundry Notices dated 2/19/2010 and 3/18/2011*	Ormat Nevada Inc.

	88-16 (Production)		9/23/2009	Ormat Nevada Inc.
	88-16 (Other)		10/13/2010	Ormat Nevada Inc.
FONSI / DR / ROW - Exploration		BLM	4/2009	N/A
FONSI / DR / ROW - Gathering System, Well Field, Plan and Transmission Lines		BLM	7/2011	N/A
ROW NVN-88979 (Construction - Short Term)		BLM	7/19/2011	ORNI 39 LLC and ORNI 49 LLC, as tenants in common
ROW NVN-88978 (Long Term)		BLM	7/19/2011	ORNI 39 LLC and ORNI 49 LLC, as tenants in common
Geothermal Resource Development Permits	Well #	NDOM
903	21-15 (Observation)		4/13/2009 Sundry Notice dated 5/8/2009	Ormat Nevada Inc.
1067	27-16 (Industrial)		11/9/2009	Ormat Nevada Inc.
943	28-10 (Industrial)		7/28/2009 Sundry Notices dated 11/22/2010 and 2/11/2011	Ormat Nevada Inc.
1145	28A-10 (Industrial)		6/25/2010	Ormat Nevada Inc.
910	38-10 (Observation)		5/8/2009	Ormat Nevada Inc.
1047	58B(P)-22 (Industrial)		10/1/2009	Ormat Nevada
1044	57A(P)-22 (Industrial)		10/1/2009	Ormat Nevada
1115	57C-22		2/18/2010	Ormat Nevada
1043	58A(P)-22 (Industrial)		10/1/2009	Ormat Nevada
1046	58B(O)-22 (Observation)		10/1/2009	Ormat Nevada
1073	61-22 (Industrial)		1/5/2010	Ormat Nevada Inc.
915	61-22 (Thermal Gradient)		5/22/2009	Ormat Nevada Inc.

1048	66A(O)-22 (Observation)		10/1/2009	Ormat Nevada
1049	66B(P)-22 (Industrial)		10/1/2009 Sundry dated 2/11/2011	Ormat Nevada
1157	67-15 (Industrial)		8/11/2010	Ormat Nevada Inc.
916	67-22 (Thermal Gradient)		5/22/2009	Ormat Nevada Inc.
917	73-22 (Thermal Gradient)		5/21/2009	Ormat Nevada Inc.
918	83-22 (Thermal Gradient)		5/22/2009	Ormat Nevada Inc.
919	85-22 (Thermal Gradient)		5/22/2009	Ormat Nevada Inc.
944	86-16 (Industrial)		7/28/2009 Sundry Notice 2/23/2010	Ormat Nevada Inc.
971	88-16 (Thermal Gradient)		8/14/2009	Ormat Nevada
Geothermal Project Area Permit 901		NDOM	4/10/2009	Ormat Nevada Inc.
Surface Area Disturbance Permit (AP4911-2860)		NDEP	8/3/2011	ORNI 39, LLC
Surface Area Disturbance Permit (AP4911-2861)		NDEP	8/3/2011	WWW Construction Inc.
Notice of Intent to Discharge Stormwater Associated with Construction Activities Under General Permit NVRI00000		NDEP	7/22/2011	WWW Construction Inc.
CAPP Permit to Construct		NDEP	6/27/2011	Ormat Nevada, Inc.
Temporary Permit to Appropriate Water 81081T		Nevada Division of Water Resources	8/18/2011	ORNI 39
Special Use Permit		Lander County	10/13/2010	Ormat Nevada, Inc.
Building Permit (Plant Site)		Lander County	8/24/2011	McGinness Hills/Ormat Inc.
Encroachment Permit		Lander County	8/25/2011	ORNI 39

Permit	Agency
Commercial Use Permit	BLM
Archaeological Resources Protection Act permit	BLM
Special Use Permit	United States Forest Service
Sewage System Construction Permit Authorization ***	NDEP
Underground Injection Control Permit	NDEP
Class II AQ Permit to Operate	NDEP
CAPP Permit to Operate	NDEP
Sewage System Notice of Inclusion under General Permit GNEVOSD09 (this will come after construction) ***	NDEP
Boiler/Pressure Construction Permits	NDBI
Boiler/Pressure Operating Permits	NDBI
Hazardous Material Permit	Nevada State Fire Marshall
UEPA Permit	Nevada PUC
Certificate of Occupancy	Lander County
Septic/ISDS Permit ***	Lander County

*	Denotes instances where, after an inspection of Ormat’s internal records, no corresponding NDOM Sundry Notice could be located.
**	Denotes instances where, after an inspection of Ormat’s internal records, no corresponding BLM Sundry Notice could be located.
***	Denotes non-material permits

Tuscarora Project

Part A

Permit		Agency	Date	Permittee
Decision Record and Finding of No Significant Impact		U.S. Department of Energy	8/22/2011	N/A
FONSI / DR / ROW (t-line and access road)		BLM	Issued 3/2008, supplemented 7/2011	N/A
ROW NVN-089982		BLM	7/29/2011	ORNI 42 LLC and ORNI 49 LLC
ROW NVN-089518		BLM	7/29/11	ORNI 42 LLC and ORNI 49 LLC
Clean Water Section 404 Permit		United States Army Corps of Engineers	8/26/2011	ORNI 42
Notice of Intent to Discharge Stormwater Associated with Construction Activities Under General Permit NVRI00000		Nevada Department of Environmental Protection (“NDEP”)	2/18/2011	ORNI 42 LLC
CAPP Permit to Construct		NDEP	4/28/2011	Ormat Nevada, Inc.
Class II AQ Surface Area Disturbance Permit to Operate AP4911-2791 (includes Surface Area Disturbance Permit)		NDEP	3/14/2011	ORNI 42 LLC
Class II AQ Permit to Operate (AP4911-2453)		NDEP	8/14/2008	HSS II
Section 401 Certification		NDEP	6/13/2011 8/26/2011	Tuscarora Project
Geothermal Resource Development Permits	Well #	Nevada Division of Minerals (“NDOM”)
945	18-5 (Industrial)		8/10/2009	HSS II, LLC
946	35-17 (Industrial)		8/10/2009	HSS II, LLC
947	43-17 (Industrial)		8/10/2009	HSS II, LLC
948	46-17 (Industrial)		8/10/2009	HSS II, LLC

716	53-8 (Industrial, hand noted Production)	9/24/2007 Sundry Notice dated 9/30/2007	T G Power LLC
689	57-8 (Industrial, hand noted Production)	3/20/2007 Sundry Notices dated 12/13/2007, 7/23/2009, 5/4/2010 and 6/22/2010	T G Power LLC
949	64-5 (Industrial)	8/10/2009	HSS II, LLC
675	65-8 (Industrial)	1/17/2007 Sundry Notices dated 7/9/2007, 7/30/2007 and 6/22/2010	T G Power, LLC
1144	65A-8 (Industrial)	6/22/2010	Ormat Nevada/HSS II
1174	65B(64)-8 (Industrial)	10/12/2010 Sundry Notice dated 11/3/2010	HSS II, a subsidiary of Ormat Nevada Inc.
923	66-5 (Re-entry)	6/26/2009 Sundry Notices dated 6/26/2009 and 4/9/2010	HSS II, LLC
1151	66A-5 (Industrial)	7/22/2010	HSS II, a subsidiary of Ormat Nevada Inc.
690	72-8 (Industrial, hand noted Production)	3/20/2007 Sundry Notices dated 6/29/2007, 7/30/2007, 8/30/2007 and 11/8/2008	T G Power LLC
1204	87A-5 (Industrial)	3/14/2011	HSS II, a subsidiary of Ormat Nevada Inc.
674	87-5 (Observation)	11/14/2006 Sundry Notice dated 1/18/2008	T G Power, LLC

Temporary Permit to Work in Waterways TNEV2011442	NDEP	6/1/2011	Ormat Nevada, Inc.
Underground Injection Control Permit (UNEV2005203)	NDEP	6/6/2008 Transfer Notice dated 2/23/2009	HSS II, LLC
Boiler/Pressure Construction Permits	Nevada Department of Business & Industry
9813857		6/10/2011	Ormat Nevada, Inc.
9813858 9813859 9813860 9813861 9813862 9813863 9813864 9813865 9813866 9813867 9813870 9813871 9813872 9813873 9813874 9813875 9813876 9813877 9813878 9813879 9813880 9813881		6/13/2011	Ormat Nevada, Inc.
9814014 9814015 9814016		8/1/2011	Ormat Nevada, Inc.
9814019 9814020 9814021		8/2/2011	Ormat Nevada, Inc.
9813882		8/11/2011	Ormat Nevada, LLC
9813868 9813869		8/23/2011	Ormat Nevada, LLC
Permit to Appropriate Water 80549	Nevada Division of Water Resources (“NDWR”)	7/11/2011	HSS II, LLC

Permit to Appropriate Water 80550	NDWR	7/11/2011	HSS II, LLC
Permit to Appropriate Water 70146	NDWR	7/20/2010	HSS II, LLC
Occupancy Permit # 200298	Nevada Department of Transportation (“NDOT”)	8/25/2011	ORNI 42 LLC
ROW for Gravel Approach to SR 226 (Permit #109985)	NDOT	6/4/2009	HSS II, LLC
Extension Letter, Re: Permit # 109985	NDOT	5/31/2011	Ormat
Conditional Use Permit	Elko County	3/29/2011	ORNI 42 LLC
Building Permit - Grading	Elko County	2/22/2011	Ellison Ranching Company
Zoning Change and Reduction of Required Road Width	Elko County Planning Commission	3/29/2011	ORNI 42 LLC

Part B

Permit	Agency
Archaeological Resources Protection Act Permit	BLM
CAPP Permit to Operate	NDEP
Underground Injection Control Permit	NDEP
Sewage System Construction Permit ***	NDEP
Boiler/Pressure Operating Permits	NDBI
Hazardous Material Permit	Nevada State Fire Marshall/Elko County
Certificate of Occupancy	Elko County

*** Denotes non-material permits.

EXHIBIT B

Filing Location for Deeds of Trust

ORNI 15/ Jersey Valley Facility - Pershing and Lander Counties, Nevada

ORNI 39/McGinness Hills Facility - Lander County, Nevada

HSS II/ORNI 42/Tuscarora Facility - Elko County, Nevada

EXHIBIT C

Form of Funding Date Flow of Funds Memo

To:	Wilmington Trust Company, as Trustee
1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration

Wilmington Trust Company, as Depository
1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration

[The Purchasers of the Tranche]

Loan Guarantee Program
U.S. Department of Energy
Attention: Director of Portfolio Management
1000 Independence Avenue, SW
Room 4B-150
Washington, DC 20585

John Hancock Life Insurance Company (U.S.A.)
as Administrative Agent
197 Clarendon Street
Boston, MA 02166
Attention: Bond and Corporate Finance, C-2

	Re:	OFC 2 LLC, ORNI 15 LLC, ORNI 39 LLC, HSS II, LLC and ORNI 42 LLC Flow of funds in connection with the Funding Date

Ladies and Gentlemen:

This Funding Date Flow of Funds Memo is delivered pursuant to Section 4.14 of the Indenture of Trust and Security Agreement (the “Security Agreement”) dated as of September 23, 2011 among OFC 2 LLC and the other Issuers named therein (collectively, the “Issuers”), Wilmington Trust Company, as trustee (the “Trustee”), and Wilmington Trust Company, as depository (the “Depository”), in connection with the transactions occurring on [            ] (the “Funding Date”). All capitalized terms used in this Funding Date Flow of Funds Memo shall have their respective meanings set forth in the Security Agreement, unless otherwise defined herein.

The undersigned hereby certify that, on the Funding Date, the Depository shall receive, in immediately available funds, wire transfers in the amounts and from the institutions listed below (the “Proceeds”):

Amount of Wire Transfer	Originating Institution
$[ ]
$[ ]
$[ ]

Upon receipt of the Proceeds, the Depository shall apply such funds as follows:

[only applicable provisions to be included]

1.	as required by Section 3.02(a) of the Security Agreement, $[ ] of the Proceeds shall be deposited by the Depository in the Construction Account established by the Depository pursuant to the Security Agreement;

2.	as required by Section 3.02(b) of the Security Agreement, $[ ] of the Proceeds (representing only Equity Contributions by the Sponsor) will be deposited in the following Construction Subaccount(s) established by the Depository pursuant to the Security Agreement:

[Facility Phase] Construction Subaccount - $[ ]

3.	as required by Section 3.02(d) of the Security Agreement, $[ ] of the Proceeds (representing only Equity Contributions by the Sponsor) will be deposited in Interest During Construction Subaccount established by the Depository pursuant to the Security Agreement;

4.	As required by Section 3.02(e) of the Security Agreement, $[ ] of the Proceeds shall be deposited by the Depository in the Revenue Account established by the Depository pursuant to the Security Agreement.

5.	as required by Section 3.02(g) of the Security Agreement, $[ ] of the Proceeds shall be deposited by the Depository in the Debt Service Reserve Account established by the Depository pursuant to the Security Agreement;

6.	as required by Section 3.02(i) of the Security Agreement, $[ ] of the Proceeds will be deposited in the Performance Level Reserve Account established by the Depository pursuant to the Security Agreement;

7.	as required by Section 8.8(c) of the Note Purchase Agreement, $[ ] of the Proceeds shall be paid to John Hancock Life Insurance Company (U.S.A.), as Administrative Agent, as the Structuring Fee, to be disbursed as follows:

[amount]	John Hancock Life Insurance Company (U.S.A.)	[wire instructions]

8.	as required by Section 14.1 of the Note Purchase Agreement and Section 4.04 of the Security Agreement, the following amounts shall be paid to the following Persons:

[amount]	Day Pitney LLP	[wire instructions]
[amount]	Lionel Sawyer & Collins	[wire instructions]
[amount]	Luminate	[wire instructions]
[amount]	Wilmington Trust Company	[wire instructions]
[amount]	Moore-McNeil	[wire instructions]
[amount]	GeothermEx Inc.	[wire instructions]
[amount]	EMA	[wire instructions]
[amount]	Morris James LLP	[wire instructions]
[amount]	Clifford Chance US LLP	[wire instructions]
[amount]	Chadbourne & Parke LLP	[wire instructions]
[amount]	Holland & Hart LLP	[wire instructions]

9.	$[ ] shall be transferred to the Issuers in immediately available funds to the following wire instructions:

[insert applicable wire instructions]

IN WITNESS WHEREOF, each of the undersigned has caused this Funding Date Flow of Funds Memo to be delivered by its duly authorized officer this          day of             ,             .

OFC 2 LLC

By:	Ormat Nevada Inc., its managing member

By:

Name:

Title:

ORNI 15 LLC

By:	OFC 2 LLC, its managing member

By:	Ormat Nevada Inc., its managing member

By:

Name:

Title:

ORNI 39 LLC

By:	OFC 2 LLC, its managing member

By:	Ormat Nevada Inc., its managing member

By:

Name:

Title:

ORNI 42 LLC

By:	OFC 2 LLC, its managing member

By:	Ormat Nevada Inc., its managing member

By:
Name:
Title:

HSS II, LLC

By:	OFC 2 LLC, its managing member

By:	Ormat Nevada Inc., its managing member

By:
Name:
Title:

ACKNOWLEDGED AND APPROVED

OFC 2 NOTEHOLDER TRUST

By:
Name:
Title:

UNITED STATES DEPARTMENT OF ENERGY

By:
Name:
Title:

RECEIPT ACKNOWLEDGED:

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Depository

By:
Name:
Title:

JOHN HANCOCK LIFE INSURANCE COMPANY, not in its individual capacity, but solely as Administrative Agent

By:
Name:
Title:

EXHIBIT D

Form of Construction Withdrawal Certificate

To:	Wilmington Trust Company, as Depository
1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration

John Hancock Life Insurance Company (U.S.A.)
as Administrative Agent
197 Clarendon Street
Boston, MA 02166
Attention: Bond and Corporate Finance, C-2

[Independent Engineer]

Re:	OFC 2 LLC, ORNI 15 LLC, ORNI 39 LLC, HSS II, LLC and ORNI 42 LLC – Requested Withdrawal from Construction Account

This Construction Withdrawal Certificate is delivered pursuant to Section 3.03(a)(iii) of the Indenture of Trust and Security Agreement (the “Security Agreement”) dated as of September 23, 2011 among OFC 2 LLC and the other Issuers named therein (collectively, the “Issuers), Wilmington Trust Company, as trustee (the “Trustee”), and Wilmington Trust Company, as depository (the “Depository”). All capitalized terms used in this Construction Withdrawal Certificate shall have their respective meanings set forth in the Security Agreement, unless otherwise defined herein.

1.        The following is the status of engineering, procurement and construction activities for the Facility Phases compared to the schedule therefor:

[Issuers to complete – attach a copies of progress reports provided by Sponsor or Replacement Obligor under EPC Agreement and change orders under Construction and Supply Contracts]

2.        (a)        The undersigned hereby request that the amounts indicated below (the “Requested Amounts”) for each Facility Phase be withdrawn from the Construction Account and transferred to the Construction Subaccount for such Facility Phase:

Applicable Facility Phase	Scheduled Transfer to Construction Subaccount (A)	Amount on Deposit in Construction Subaccount (B)	Requested Amount (A-B)
McGinness Hills Phase I
McGinness Hills Phase II
Tuscarora Phase I
Tuscarora Phase II

(b)        The following is a summary of the Actual Costs incurred since the last Construction Withdrawal Certificate for each Facility or to be incurred and to be paid with the transfers described in clause (a) above:

Applicable Facility	Amount of Actual Costs incurred or to be incurred since last Construction Withdrawal Certificate	Detailed Description of Actual Costs (including items purchased or services rendered)
McGinness Hills Phase I
McGinness Hills Phase II
Tuscarora Phase I
Tuscarora Phase II

(c)        Copies of bills or other written evidence of individual Project Costs owing to Persons who are not Affiliates of the Issuers in excess of $100,000 (or a lower Material amount for any Facility) and copies of bills or other written evidence of individual Project Costs owing to any Affiliate of the Issuers in any amount described in subparagraph (b) above are attached as Schedule 1 hereto (describing the Material items purchased and/or the Material services rendered), together with all other pertinent schedules, statements, invoices, change orders or other information related thereto.

(d)        The following Equity Contributions have been made under the Equity Contribution Agreement to each Construction Subaccount since the last Construction Withdrawal Certificate for each Facility:

Construction Subaccount	Amount of Base Equity Contributions deposited in Construction Subaccounts since last Construction Withdrawal Certificate	Amount of Contingent Equity Contributions (in addition to Base Equity Contributions) since last Construction Withdrawal Certificate
McGinness Hills Phase I
McGinness Hills Phase II
Tuscarora Phase I
Tuscarora Phase II

The certificate of a Responsible Officer of the Sponsor described in Section 1.1(a)(ii) of the Equity Contribution Agreement with respect to such Equity Contributions is attached hereto.

(e)        As indicated in the reconciliation2 set forth below, after giving effect to the withdrawal of the Requested Amounts from the Construction Account, Funds Available to Pay Project Costs will be sufficient to pay all Project Costs remaining to be paid or incurred with respect to the Facility(ies) (a statement describing the Actual Costs and Budgeted Costs by major expense category and explaining any significant variation between Actual Costs and Budgeted Costs is attached as Schedule 2 hereto):

Applicable Facility	Actual Costs for the quarter during which a withdrawal is sought	Budgeted Costs for the quarter during which a withdrawal is sought	Remaining Project Costs to be incurred to complete such Facility Phase
McGinness Hills Phase I

[2]	Applicable only for a Facility Phase that has not achieved Project Completion.

Applicable Facility	Actual Costs for the quarter during which a withdrawal is sought	Budgeted Costs for the quarter during which a withdrawal is sought	Remaining Project Costs to be incurred to complete such Facility Phase
McGinness Hills Phase II
Tuscarora Phase I
Tuscarora Phase II
Total Remaining Project Costs for all Facilities:

Funds Available to Pay Project Costs (after giving effect to the requested transfer of the Requested Amounts)	Total Remaining Project Costs for all Facilities (after giving effect to the payment of the Actual Costs described in subparagraph (b) above

Permitted Investments	Income/(Loss)

(f)        The following Material disputes between any Issuer and the Sponsor or any Replacement Obligor under any EPC Agreement or other Material contractor, materialman or supplier relating to any Facility Phase have occurred since the date of the last Construction Withdrawal Certificate:

[complete]

3.	The undersigned hereby certify, represent and warrant that, as of the date hereof:

(a)	the representations and warranties in Section 5 of the Note Purchase Agreement and in Section 2 of the Security Agreement are true and correct as of the date hereof (unless such representations and warranties relate to a specific date), (B)

no Default or Event of Default has occurred and is continuing, and (C) there has been no Material adverse change to the business, Property or condition (financial or otherwise) of any Issuer (other than the Jersey Valley PPA Default prior to the Funding Date for the Series B Notes) or OTEC that would impair its performance of its obligations with respect to any Facility;

(b)	all insurance policies required by Section 9.4 of the Note Purchase Agreement are in full force and effect;

(c)	all of the Operative Documents with respect to the Facilities for which funds are sought are in full force and effect;

(d)	all Material Applicable Permits required as of the date hereof in connection with the Facilities are in full force and effect without any Governmental Authority to the Knowledge of the Issuers having commenced, or threatened in writing to commence, any proceedings to withdraw, condition, modify, revoke or suspend any such Material Applicable Permit, and the following Material Applicable Permits have been issued since the date of the last Construction Withdrawal Certificate: [complete];

(e)	waivers of liens have been obtained from all contractors, subcontractors, suppliers and materialmen who have provided services, labor, materials or equipment in connection with the Facility Phases with a payment value in excess of $100,000 in the aggregate for which funds are sought and there are no written claims of mechanics’ or materialmen’s liens in excess of $100,000 in the aggregate for all Facility Phases (other than Permitted Liens), and copies of such lien waivers are attached hereto;

(f)	the Title Policies have been endorsed to date as required by Section 3.03(a)(iii) of the Security Agreement, and copies of such endorsements are attached hereto;

(g)	[with respect to any transfer to a Construction Subaccount that relates to a Facility Phase that is being funded with a Phase II Tranche for which the Issuers have elected the Phase II 100% Option, the Phase II Tranche Reserve Available Amount is at least equal to the Phase II Tranche Reserve Minimum Amount;]

(h)	the entire amount of the Requested Amounts will be used to fund each Construction Subaccount in order to pay, or to reimburse the Issuers for the Issuers’ prior payment of, Project Costs for the Facility Phase to which such Construction Subaccount relates;

(i)	the Facility Phase(s) for which the Requested Amounts are requested have not been subject to an Event of Loss unless such Event of Loss is fully covered by insurance and such Event of Loss is being addressed in accordance with Section 4.06 of the Security Agreement; and

(j)	the Issuers have not suspended or abandoned construction of the Project or any Phases thereof (which shall not include delays caused by any event of force majeure or action taken by a Governmental Authority or default by party under a Major Project Document), or, to the extent there has been a temporary suspension and there are outstanding invoices due and payable, the Independent Engineer has confirmed that taking into account the expected duration of such suspension, there shall be sufficient time for the Facility Phase(s) subject to such suspension to achieve the Commercial Operation Date (as required under such Facility’s Power Purchase Agreement.

[for Construction Withdrawal Certificate delivered on Project Completion for any Facility Phase] [As of the date hereof, Phase I of the [            ] Facility has achieved Project Completion. Without limiting the generality of the previous sentence, the undersigned hereby certify, represent and warrant that, as of the date hereof: (i) such Facility Phase has achieved the “Commercial Operation Date” under the Facility’s Power Purchase Agreement; (ii) such Facility Phase has achieved “Substantial Completion” and a successful “Performance Test” under the relevant EPC Agreement (which in the case of Project Completion for Phase II of the McGinness Hills Facility or Phase II of the Tuscarora Facility will only measure the net generation capacity of that Phase II that exceeds the net generation capacity of Phase I of that same Facility, as that Phase I net generation capacity for that Facility is reflected in the Updated Pro Forma prepared for the Buy Down Date for Phase I of that Facility); (iii) attached hereto are (A) evidence of the payment of all costs of the design, construction and equipping of such Facility Phase (other than punch list items and any such costs then being disputed by the Issuers, which dispute will not have a Material Adverse Effect if they remained unpaid), (B) releases of liens, duly executed by all contractors, vendors and suppliers of labor, equipment, materials or services related to the construction or equipping of such Facility Phase each valued in excess of $100,000 unless the Required Senior Creditors have made a determination as to such lien as provided in clause (iii)(A) above; (iv) all conditions precedent to the completion and commercial operation of such Facility Phase in all Major Project Documents and all Material Applicable Permits applicable to such Facility Phase have been satisfied and that such Facility Phase complies with each such Major Project Document and Material Applicable Permit in each case in all Material respects; (v) all relevant Major Project Documents (including amendments of the Power Purchase Agreement for such Facility where needed) not previously provided to the recipients of this Certificate are attached; (vi) no Default or Event of Default has occurred and is continuing; (vii) attached hereto is a Reservoir Consultant report based on nine months of actual operation of such Facility Phase commencing with the Commercial Operation Date under the relevant Power Purchase Agreement; (viii) all Material Applicable Permits required to commence and operate the Facility Phase are in full force and effect and the Issuers are in compliance in all Material respects thereunder, and copies of such Material Applicable Permits are attached (to the extent not previously provided); (ix) such Facility Phase is free and clear of all liens except Permitted Liens; and (x) all fees, expenses and other amounts due under the Loan Documents as of the date of this Construction Withdrawal Certificate have been paid in full; and (xi) the an itemized list of the remaining Project Costs to be paid with respect to such Facility Phase, including punch list

items, is attached hereto, and the total amount of such remaining Project Costs is $[            ] (the “Post Completion Date Costs”). The Depository is hereby directed to withdraw from the Construction Account for deposit in the Construction Subaccount for such Facility Phase an amount equal to 150% of the Post Completion Date Costs (less any amounts already in deposit in such Construction Subaccount). Also attached hereto are an as-built ALTA/ACSM survey of the Project Land for such Facility Phase, including the location of the interconnection, transmission and similar facilities, which surveys have been certified to the Trustee and the Administrative Agent.

By their approval of this Construction Withdrawal Certificate, the Administrative Agent and the Independent Engineer acknowledge that the conditions to the achievement of the Completion Date for Phase [    ] of the [            ] Facility have been satisfied to their satisfaction.

IN WITNESS WHEREOF, each of the undersigned has caused this Construction Withdrawal Certificate to be delivered by its duly authorized officer this              day of             ,             .

OFC 2 LLC

By:	Ormat Nevada Inc., its managing member

By:

Name:

Title:

ORNI 15 LLC

By:	OFC 2 LLC, its managing

By:	Ormat Nevada Inc., its managing member

By:

Name:

Title:

ORNI 39 LLC

By:	OFC 2 LLC, its managing

By:	Ormat Nevada Inc., its managing member

By:

Name:

Title:

ORNI 42 LLC

By:	OFC 2 LLC, its managing member

By:	Ormat Nevada Inc., its managing member

By:

Name:

Title:

HSS II, LLC

By:	OFC 2 LLC, its managing

By:	Ormat Nevada Inc., its managing member

By:

Name:

Title:

APPROVED:

[ADMINISTRATIVE AGENT]

By:
Name:
Title:

[INDEPENDENT ENGINEER]

By:
Name:
Title:

SCHEDULE 1

RELATED BILLS AND INVOICES

SCHEDULE 2

STATEMENT OF ACTUAL COSTS AND BUDGETED COSTS

EXHIBIT E

Form of Insurance Withdrawal Certificate

To:	Wilmington Trust Company, as Depository

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Administration

John Hancock Life Insurance Company (U.S.A.)

as Administrative Agent

197 Clarendon Street

Boston, MA 02166

Attention: Bond and Corporate Finance, C-2

Re:	OFC 2 LLC – Requested Withdrawal from Insurance and Condemnation Proceeds Account

This Insurance Withdrawal Certificate is delivered pursuant to Section 4.06(d) of the Indenture of Trust and Security Agreement (the “Security Agreement”) dated as of September 23, 2011 among OFC 2 LLC and the other Issuers named therein (collectively, the “Issuers”), Wilmington Trust Company, as trustee (the “Trustee”) and Wilmington Trust Company, as depository (the “Depository”). All capitalized terms used in this Insurance Withdrawal Certificate shall have their respective meanings set forth in the Security Agreement, unless otherwise defined herein.

1.    (a)    The undersigned hereby requests that the amounts indicated below be withdrawn from the Insurance and Condemnation Proceeds Account and applied by the Depository as indicated below:

Amount of Requested Withdrawal from Insurance and Condemnation Proceeds Account	Wire Transfer Instruction for such Withdrawal
$[ ]	[ ]

(b)    The amount[s] requested for withdrawal pursuant to subparagraph (a) above (the “Requested Amount”) shall be used for the payment of, or as reimbursement for the prior payment of, the following Restoration Costs:

Amount of Restoration Costs to be paid or for which reimbursement is sought	Detailed Description of Restoration Costs (including items purchased or services rendered)
$[ ]

(c)    Copies of bills or other written evidence of the Material items purchased and/or the Material services rendered included in the Restoration Costs described in subparagraph (b) above are attached as Schedule 1 hereto, together with all other pertinent schedules, statements, invoices, change orders or other information related thereto.

(d)    As indicated in the reconciliation set forth below, after giving effect to the withdrawal of the Requested Amount from the Insurance and Condemnation Proceeds Account, the amounts remaining on deposit in the Insurance and Condemnation Proceeds Account with respect to the Event of Loss affecting the Facility Phase, together with other amounts contributed to, or otherwise committed or available to the Issuers, shall be sufficient to pay the Projected Total Restoration Costs of such Facility Phase:

Requested Restoration Costs for which a withdrawal is sought	Amounts remaining on deposit after giving effect to such withdrawal (including any amounts deposited therein by the Issuers)	Other amounts contributed to or otherwise committed or available to the Issuers	Remaining Projected Total Restoration Costs to be incurred

2.    The undersigned hereby certifies, represents and warrants that, as of the date hereof:

(a)    all of the Restoration Costs set forth in paragraph 1(b) above have been paid, are presently due and payable, or shall be due and payable within one month;

(b)    none of the Restoration Costs set forth in paragraph 1(b) above has been the subject of any prior payment requests submitted to the Depository; and

(c)    the entire amount of the Requested Amount shall be used to pay, or to reimburse the Issuers for the Issuers’ prior payment of, the costs set forth in paragraph 1(b) above, and none of such amounts have been the subject of any prior payment request.

IN WITNESS WHEREOF, the undersigned has caused this Insurance Withdrawal Certificate to be delivered by its duly authorized officer this          day of                     .

OFC 2 LLC

By: Ormat Nevada Inc., its managing member

By: _________________________

Name: _______________________

Title: ________________________

ORNI 15 LLC

By: OFC 2 LLC, its managing member

By: Ormat Nevada Inc., its managing member

By: _________________________

Name: _______________________

Title: ________________________

ORNI 39 LLC

By: OFC 2 LLC, its managing member

By: Ormat Nevada Inc., its managing member

       By: _________________________

         Name: _______________________

       Title: ________________________

ORNI 42 LLC

By: OFC 2 LLC, its managing member

By: Ormat Nevada Inc., its managing member

       By: ___________________________

       Name: __________________________

       Title: ________________________

HSS II, LLC

By: OFC 2 LLC, its managing member

By: Ormat Nevada Inc., its managing member

       By: _________________________

       Name: _______________________

       Title: ________________________

APPROVED:

[ADMINISTRATIVE AGENT]

By:_____________________

Name:

Title:

[INDEPENDENT ENGINEER]

By:_____________________

Name:

Title:

Schedule 1 to Insurance Withdrawal Certificate

RELATED BILLS AND INVOICES

EXHIBIT F

Form of Operating Expense Certificate

To:	Wilmington Trust Company, as Depository

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Administration

Re:	OFC 2 LLC – Request of amounts in excess of the Budgeted Amount for deposit in the Operating Account

This Operating Expense Certificate is delivered pursuant to Section 3.03(e)(ii) of the Indenture of Trust and Security Agreement dated as of September 23, 2011 (the “Security Agreement”) amongst OFC 2 LLC and the other Issuers named therein (collectively, the “Issuers”), Wilmington Trust Company, as trustee (the “Trustee”), and Wilmington Trust Company, as depository (the “Depository”). All capitalized terms used in this Operating Expense Certificate shall have their respective meanings set forth in the Security Agreement, unless otherwise defined herein.

1.    The undersigned hereby request that the amount listed below be withdrawn from the Revenue Account and deposited in the Operating Account for application as payment of Operating Expenses:

Amount of Requested Withdrawal from Revenue Account	Budgeted Amount for current month	Amount on Deposit in Operating Account plus Requested Transfer	Amount by which prior transfers to Operating Account this year, together with this transfer to Operating Account, exceed amount budgeted for Operating Expenses Operating Budget for this year

2.    [The undersigned hereby certifies that (a) after making the transfer requested herein, the amount transferred to the Operating Account for this calendar year shall not exceed the Budgeted Amount for this calendar year by more than ten percent (10%)] OR [Attached hereto is the written consent of the Required Senior Creditors, consenting to the requested withdrawal from the Revenue Account.]

3.    The Issuer Revenues for the preceding month for the Jersey Valley Facility were $            , the Operating Expenses for the preceding month for the Jersey Valley Facility were $            , and the PPA Shortfall Payments for the preceding calendar month were $            .

IN WITNESS WHEREOF, each of the undersigned has caused this Operating Expense Certificate to be delivered by its duly authorized officer this              day of                     .

OFC 2 LLC

By: Ormat Nevada Inc., its managing member

By: _________________________

Name: _______________________

Title: ________________________

ORNI 15 LLC

By: OFC 2 LLC, its managing member

By: Ormat Nevada Inc., its managing member

By: _________________________

Name: _______________________

Title: ________________________

ORNI 39 LLC

By: OFC 2 LLC, its managing member

By: Ormat Nevada Inc., its managing member

       By: _________________________

       Name: _______________________

       Title: ________________________

ORNI 42 LLC

By: OFC 2 LLC, its managing member

By: Ormat Nevada Inc., its managing member

       By: ___________________________

       Name: __________________________

       Title: ________________________

HSS II, LLC

By: OFC 2 LLC, its managing member

By: Ormat Nevada Inc., its managing member

       By: _________________________

       Name: _______________________

       Title: ________________________